PROSPECTUS SUPPLEMENT
(To Prospectus dated April 26, 2004)

                                  $265,350,975
                                  (APPROXIMATE)

              BEAR STEARNS ASSET BACKED SECURITIES I TRUST 2004-AC2

                                     ISSUER

                   ASSET-BACKED CERTIFICATES, SERIES 2004-AC2

                            EMC MORTGAGE CORPORATION
                                     SELLER

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                 MASTER SERVICER

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR

                                ----------------

The issuer is offering the following classes of certificates pursuant to this prospectus supplement and the accompanying prospectus:

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CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-12 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 4 IN THE PROSPECTUS.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of Bear Stearns Asset Backed Securities I LLC, EMC Mortgage Corporation, Wells Fargo Bank, National Association, U.S. Bank National Association, or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
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                 ORIGINAL                                         ORIGINAL
                CERTIFICATE                                      CERTIFICATE
                 PRINCIPAL       PASS-THROUGH                     PRINCIPAL    PASS-THROUGH
    CLASS         BALANCE            RATE            CLASS         BALANCE         RATE
    -----         -------            ----            -----         -------         ----
Class I-A1     $ 114,500,000       5.250%       Class II-PO     $     256,831      (3)
Class I-A2     $   4,537,091       5.250%       Class B-1 (4)   $   7,040,000      (1)
Class I-A3     $  44,638,909         (1)        Class B-2 (4)   $   3,926,000      (1)
Class I-A4          (2)              (1)        Class B-3 (4)   $   2,572,000      (1)
Class I-X           (2)              (1)        Class R-1       $          50     5.000
Class I-PO     $   1,920,994         (3)        Class R-2       $          50     5.000%
Class II-A     $  85,959,000       5.000%       Class R-3       $          50     5.000%
Class II-X          (2)              (1)

(1) The pass-through rate on these classes is a variable rate described under "Summary--Description of the Certificates--Pass-Through Rates" herein.
(2) Notional amount. These classes pay only interest, calculated on a notional balance described herein.
(3) These classes pay only principal and are not entitled to distributions of interest.
(4)  These classes are subordinated certificates.

The certificates represent interests in a pool of fixed rate, conventional mortgage loans that are secured by first liens on one- to four-family residential properties, divided into two loan groups.

Credit enhancement will be provided by subordination of the Class B
Certificates.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates listed above at varying prices to be determined at the time of sale.

The underwriter will deliver to purchasers the Class R Certificates in physical form, and the remaining certificates set forth above in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case, on or about April 30, 2004.

                            BEAR, STEARNS & CO. INC.
             The date of the prospectus supplement is April 28, 2004

                                TABLE OF CONTENTS



                              PROSPECTUS SUPPLEMENT
                              ---------------------


SUMMARY.....................................................................S-4
RISK FACTORS...............................................................S-12
THE MORTGAGE POOL..........................................................S-24
SERVICING OF THE MORTGAGE LOANS............................................S-38
DESCRIPTION OF THE CERTIFICATES............................................S-52
YIELD, PREPAYMENT AND MATURITY
    CONSIDERATIONS.........................................................S-83
USE OF PROCEEDS...........................................................S-102
FEDERAL INCOME TAX CONSEQUENCES...........................................S-102
STATE TAXES...............................................................S-105
ERISA CONSIDERATIONS......................................................S-105
METHOD OF DISTRIBUTION....................................................S-107
LEGAL MATTERS.............................................................S-107
RATINGS...................................................................S-108
INDEX OF DEFINED TERMS....................................................S-109
SCHEDULE A..................................................................A-1
ANNEX I
    GLOBAL CLEARANCE, SETTLEMENT AND TAX
    DOCUMENTATION PROCEDURES................................................I-1


                                   PROSPECTUS
                                   ----------

RISK FACTORS..................................................................4
DESCRIPTION OF THE SECURITIES................................................14
THE TRUST FUNDS..............................................................19
CREDIT ENHANCEMENT...........................................................40
SERVICING OF LOANS...........................................................45
THE AGREEMENTS...............................................................53
MATERIAL LEGAL ASPECTS OF THE LOANS..........................................65
THE DEPOSITOR................................................................79
USE OF PROCEEDS..............................................................80
MATERIAL FEDERAL INCOME TAX
   CONSIDERATIONS............................................................80
REPORTABLE TRANSACTIONS.....................................................111
STATE TAX CONSIDERATIONS....................................................111
FASIT SECURITIES............................................................111
ERISA CONSIDERATIONS........................................................117
LEGAL MATTERS...............................................................123
FINANCIAL INFORMATION.......................................................124
AVAILABLE INFORMATION.......................................................124
INCORPORATION OF CERTAIN INFORMATION
   BY REFERENCE.............................................................124
RATINGS.....................................................................125
LEGAL INVESTMENT CONSIDERATIONS.............................................126
PLAN OF DISTRIBUTION........................................................126
GLOSSARY OF TERMS...........................................................127

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates. If there is conflicting information between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

      Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-2 above provides the pages on which these captions are located.

      You can find a listing of the pages where certain capitalized and other terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Glossary" beginning on page S-61 of this prospectus supplement, "Index of Defined Terms" beginning on page S-109 of this prospectus supplement or "Glossary of Terms" beginning on page 127 of the prospectus.

                                     SUMMARY

      o This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you should read this entire document and the accompanying prospectus carefully.

      o Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward- looking statements.


THE CERTIFICATES

Asset-Backed Certificates, Series 2004-AC2, represent beneficial ownership interests in a trust fund that consists primarily of a pool of fixed rate, conventional mortgage loans, divided into two loan groups, that are secured by first liens on one- to four-family residential properties and certain other assets described in this prospectus supplement.

ORIGINATORS

The principal originators of the mortgage loans are: Countrywide Home Loans, Inc., with respect to approximately 30.19% of the mortgage loans and Waterfield Mortgage Company, Inc., with respect to approximately 23.51% of the mortgage loans. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans.

DEPOSITOR

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

SELLER

EMC Mortgage Corporation, a Delaware corporation and an affiliate of the depositor and Bear, Stearns & Co. Inc., which will sell the mortgage loans to the depositor.

MASTER SERVICER

Wells Fargo Bank, National Association, a national banking association.

SECURITIES ADMINISTRATOR

Wells Fargo Bank, National Association, a national banking association.

TRUSTEE

U.S. Bank National Association.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the seller, the master servicer, the depositor, the securities administrator and the trustee, under which the trust will be formed and will issue the certificates.

CUT-OFF DATE

The close of business on April 1, 2004.

CLOSING DATE

On or about April 30, 2004.

THE MORTGAGE LOANS

The aggregate principal balance of the mortgage loans as of the cut-off date is approximately $270,767,153. The mortgage loans are fixed rate mortgage loans that are secured by first liens on one- to four-family residential properties. We will divide the mortgage loans into two separate groups. We refer to each group of mortgage loans as a loan group. The mortgage loans that we have allocated to loan group I have original terms to maturity which are greater than 15 years but not greater than 30 years and the mortgage loans that we have allocated to loan group II have original terms to maturity which are not greater than 15 years.

TOTAL POOL

The following table summarizes the approximate characteristics of all of the mortgage loans in the trust fund as of the cut- off date:

Number of mortgage loans....................................................989
Aggregate principal balance........................................$270,767,153
Average principal balance............................................. $273,779
Range of principal balances...............................$31,806 to $2,631,380
Range of mortgage rates........................................4.500% to 9.875%
Weighted average mortgage rate...........................................6.457%
Weighted average loan-to-value ratio.....................................72.47%
Weighted average scheduled
    remaining term to maturity.......................................295 months
Range of scheduled remaining
    terms to maturity..................................115 months to 360 months
Type of mortgaged properties
    Single-family dwellings..............................................69.26%
    2-4 family dwellings.................................................11.34%
    Planned unit developments............................................14.66%
    Condominiums..........................................................4.42%
    Manufactured housing..................................................0.11%
 Owner-occupied..........................................................83.21%
 State concentrations
    California...........................................................27.42%
    New York.............................................................10.29%
    Florida...............................................................8.45%
 Balloon loans............................................................0.02%

LOAN GROUP I

The following table summarizes the approximate characteristics of the mortgage loans in loan group I as of the cut-off date:

Number of mortgage loans....................................................760
Aggregate principal balance........................................$178,061,510
Average principal balance............................................. $234,291
Range of principal balances...............................$33,554 to $2,631,380
Range of mortgage rates........................................4.750% to 9.875%
Weighted average mortgage rate...........................................6.844%
Weighted average loan-to-value ratio.....................................77.44%
Weighted average scheduled
    remaining term to maturity.......................................357 months
Range of scheduled remaining
    terms to maturity..................................237 months to 360 months
Type of mortgaged properties
    Single-family dwellings..............................................63.25%
    2-4 family dwellings.................................................15.46%
    Planned unit developments............................................17.26%
    Condominiums..........................................................3.59%
    Manufactured housing..................................................0.13%
 Owner-occupied..........................................................80.56%
 State concentrations
    California...........................................................24.03%
    Florida..............................................................10.49%
    New York..............................................................9.76%
 Balloon loans............................................................0.00%

LOAN GROUP II

The following table summarizes the approximate characteristics of the mortgage loans in loan group II as of the cut-off date:

Number of mortgage loans....................................................229
Aggregate principal balance.........................................$92,705,643
Average principal balance............................................. $404,828
Range of principal balances...............................$31,806 to $1,842,479
Range of mortgage rates........................................4.500% to 8.625%
Weighted average mortgage rate...........................................5.715%
Weighted average loan-to-value ratio.....................................62.94%
Weighted average scheduled
    remaining term to maturity.......................................176 months
Range of scheduled remaining
    terms to maturity..................................115 months to 180 months
Type of mortgaged properties
    Single-family dwellings..............................................80.80%
    2-4 family dwellings..................................................3.44%
    Planned unit developments.............................................9.68%
    Condominiums..........................................................6.01%
    Manufactured housing..................................................0.07%
 Owner-occupied..........................................................88.28%
 State concentrations
    California...........................................................33.94%
    New Jersey...........................................................11.86%
    New York.............................................................11.30%
 Balloon loans............................................................0.06%

DESCRIPTION OF THE CERTIFICATES

GENERAL

The trust will issue the certificates in two certificate groups. The Class I-A1, Class I-A2, Class I-A3, Class I-A4, Class I-PO and Class I-X Certificates will represent interests principally in loan group I, and we sometimes refer to these certificates in this prospectus supplement as the group I certificates. The Class II-A, Class II-PO, Class II-X, Class R-1, Class R-2 and Class R-3 Certificates will represent interests principally in loan group II and we sometimes refer to these certificates in this prospectus supplement as the group II certificates. The Class B-1, Class B-2 and Class B-3 Certificates will each represent subordinated interests in both loan groups. In addition, the Class R-1, Class R-2 and Class R-3 Certificates (also referred to in this prospectus supplement as the Class R Certificates or the residual certificates) will each represent the residual interest in a real estate mortgage investment conduit established by the trust.

The trust will also issue Class P, Class B-4, Class B-5 and Class B-6 Certificates, which we are not offering by this prospectus supplement.

The last scheduled distribution date for the offered certificates is May 25, 2034.

RECORD DATE

For each class of offered certificates, other than the Class I-A3 Certificates and Class I- A4 Certificates, and for any distribution date, the last business day of the month preceding the month in which such distribution date occurs. For the Class I-A3 Certificates and Class I-A4 Certificates, the business day preceding the applicable distribution date so long as the Class I-A3 Certificates and Class I-A4 Certificates remain in book-entry form; and otherwise the record date shall be the same as for the other classes of offered certificates.

DENOMINATIONS

For each class of offered certificates, other than the Class R Certificates, $25,000 and multiples of $1,000 in excess thereof except that one certificate of each class will be issued in the remainder of the class. Each Class R Certificate will be issued as a single certificate of $50.

REGISTRATION OF OFFERED CERTIFICATES

The trust will issue the offered certificates, other than the Class R Certificates, initially in book-entry form. Persons acquiring interests in these offered certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe. The trust will issue the Class R Certificates in certificated fully- registered form.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES-- BOOK-ENTRY CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

PASS-THROUGH RATES

The pass-through rate for each class of offered certificates entitled to distributions of interest, other than the Class I-A3, Class I-A4, Class I- X, Class II-X, Class B-1, Class B-2 and Class B-3 Certificates, is the respective per annum fixed rate set forth on the cover of this prospectus supplement.

The pass-through rate for the Class I-A3, Class I-A4, Class I-X, Class II-X, Class B-1, Class B-2 and Class B-3 Certificates may change from distribution date to distribution date. On any distribution date, the pass- through rate per annum for each such class will be as follows:

o Class I-A3 Certificates: One-Month LIBOR plus 0.50% per annum, with a maximum rate of 8.00% per annum and a minimum rate of 0.50% per annum.

o Class I-A4 Certificates: 7.50% per annum minus One-Month LIBOR, with a maximum rate of 7.50% per annum and a minimum rate of 0.00% per annum.

o Class I-X Certificates: The weighted average of the excess of (a) the net mortgage rate on each Non-Discount Mortgage Loan in loan group I over (b) 6.00% per annum.

o Class II-X Certificates: The weighted average of the excess of (a) the net mortgage rate on each Non-Discount Mortgage Loan in loan group II over (b) 5.00% per annum.

o Class B-1, Class B-2 and Class B-3 Certificates: The weighted average of 6.00% per annum with respect to the mortgage loans in loan group I and 5.00% per annum with respect to the mortgage loans in loan group II, weighted in proportion to the results of subtracting from the aggregate stated principal balance of the mortgage loans in each loan group (other than any principal balance attributable to the Class I-PO Certificates or Class II-PO Certificates), the certificate principal balance of the related class or classes of senior certificates (other than the Class I-PO Certificates and Class II-PO Certificates).

The initial pass-through rates for the Class I- A3, Class I-A4, Class I-X, Class II-X, Class B-1, Class B-2 and Class B-3 Certificates will be approximately 1.590%, 6.410%, 0.644%, 0.463%, 5.658%, 5.658% and 5.658%, respectively.

DISTRIBUTION DATES

The trustee will make distributions on the certificates on the 25th day of each calendar month beginning in May 2004 to the appropriate holders of record. If the 25th day of the month is not a business day, then the trustee will make distributions on the following business day.

INTEREST PAYMENTS

On each distribution date holders of the offered certificates (other than the Class I-PO Certificates and Class II-PO Certificates) will be entitled to receive:

o the interest that has accrued on the certificate principal balance or notional balance, as applicable, of such certificates at the related pass-through rate during the related interest accrual period, and

o any interest due on a prior distribution date that was not paid, less

o     interest shortfalls allocated to such
      certificates.

The interest accrual period for the offered certificates, other than the Class I-A3 Certificates and Class I-A4 Certificates, will be the calendar month immediately preceding the calendar month in which a distribution date occurs. The interest accrual period for the Class I-A3 Certificates and Class I-A4 Certificates will be the period from and including the 25th day of the calendar month preceding the month in which a distribution date occurs to and including the 24th day of the calendar month in which that distribution date occurs. Calculations of interest on the offered certificates will be based on a 360-day year that consists of twelve 30-day months.

The notional balance of the Class I-A4 Certificates for purposes of calculating accrued interest is equal to the certificate principal balance of the Class I-A3 Certificates.

The notional balance of the Class I-X Certificates for purposes of calculating accrued interest is the aggregate outstanding principal balance of the Non-Discount Mortgage Loans in loan group I.

The notional balance of the Class II-X Certificates for purposes of calculating accrued interest is the aggregate outstanding principal balance of the Non-Discount Mortgage Loans in loan group II.

PRINCIPAL PAYMENTS

On each distribution date, holders of the offered certificates, other than the Class I-A4, Class I-X and Class II-X Certificates, will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions will generally include principal payments on the mortgage loans in the related loan group or, in the case of the Class B Certificates, both loan groups. The Class I-PO Certificates will receive only a portion of the principal received in respect of each mortgage loan in loan group I that has a net mortgage rate of less than 6.00% per annum. The Class II-PO Certificates will receive only a portion of the principal received in respect of each mortgage loan in loan group II that has a net mortgage rate of less than 5.00% per annum.

You should review the priority of payments described under "DESCRIPTION OF THE CERTIFICATES -- DISTRIBUTIONS" IN THIS PROSPECTUS SUPPLEMENT.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of specified certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

SUBORDINATION. By issuing senior certificates and subordinated certificates, the trust has increased the likelihood that senior certificateholders will receive regular payments of interest and principal. The Class I-A1, Class I-A2, Class I-A3, Class I-A4, Class I-PO, Class I-X, Class II-A, Class II-PO, Class II-X, Class P, Class R-1, Class R-2 and Class R-3 Certificates constitute the senior certificates, and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates constitute the subordinated certificates.

The certificates designated as senior certificates will have a payment priority over the certificates designated as subordinated certificates. Among the classes of subordinated certificates each class of subordinated certificates with a lower numerical class designation will have payment priority over each class of subordinated certificates with a higher numerical designation.

Subordination provides the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, we accomplish this loss protection by allocating any realized losses among the certificates, beginning with the subordinated certificates with the lowest payment priority, until the principal amount of that subordinated class has been reduced to zero. We then allocate realized losses to the next most junior class of subordinated certificates, until the principal balance of each class of subordinated certificates is reduced to zero. If no subordinated certificates remain outstanding, realized losses will be allocated among the related senior certificates in proportion to their remaining certificate principal balances, subject to the following paragraph.

A portion of realized losses on each mortgage loan in loan group I having a net mortgage rate of less than 6.00% per annum that are allocated to the related senior certificates will be allocated first, to the Class I-PO Certificates in an amount based on the percentage of each such mortgage loan represented by the Class I-PO Certificates. The remainder of such realized losses will be allocated as described above.

A portion of realized losses on each mortgage loan in loan group II having a net mortgage rate of less than 5.00% per annum that are allocated to the related senior certificates will be allocated first, to the Class II-PO Certificates in an amount based on the percentage of each such mortgage loan represented by the Class II-PO Certificates. The remainder of such realized losses will be allocated as described above.

In addition, to extend the period during which the subordinated certificates remain available as credit enhancement to the senior certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related loan group will be allocated to the senior certificates of the related certificate group to the extent described in this prospectus supplement during the first five years after the cut-off date (with such allocation to be subject to further reduction over an additional four year period thereafter as described in this prospectus supplement), unless certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior certificates relating to each loan group as a whole while, in the absence of realized losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans in such loan group the subordinated certificates evidence.

ADVANCES

Each servicer will make cash advances with respect to delinquent payments of scheduled interest and/or principal on the related mortgage loans for which it acts as servicer in general to the extent that such servicer reasonably believes that such cash advances can be repaid from future payments and recoveries on the related mortgage loans. If the related servicer fails to make any required advances, the master servicer may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

OPTIONAL TERMINATION

EMC Mortgage Corporation may purchase all of the remaining assets in the trust fund when the principal balance of the mortgage loans and any foreclosed real estate owned by the trust fund has declined to or below 10% of the principal balance of the mortgage loans as of the cut-off date. Such a purchase will result in the early retirement of all the certificates.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The certificates offered by this prospectus supplement, other than the Class R Certificates, and the Class B-4, Class B-5 and Class B-6 Certificates will represent beneficial ownership of "regular interests" in the related REMIC identified in the pooling and servicing agreement.

The Class R Certificates will represent the beneficial ownership of the sole class of "residual interests" in each REMIC. Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes.

WE REFER YOU TO "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION CONCERNING THE APPLICATION OF FEDERAL INCOME TAX LAWS.

LEGAL INVESTMENT

The senior certificates offered pursuant to this prospectus supplement and the Class B-1 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

WE REFER YOU TO "LEGAL INVESTMENT CONSIDERATIONS" IN THE PROSPECTUS.

ERISA CONSIDERATIONS

The offered certificates, other than the Class R Certificates, may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, so long as a number of conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus.

RATINGS

The classes of certificates listed below will not be offered unless they receive the respective ratings set forth below from Moody's Investors Service, Inc., which we refer to as "Moody's" and Standard & Poor's Rating Services, a division of The McGraw- Hill Companies, Inc., which we refer to as "Standard & Poor's".


                         Moody's          Standard &
      Class              Rating          Poor's Rating
       I-A1                Aaa                AAA
       I-A2                Aaa                AAA
       I-A3                Aaa                AAA
       I-A4                Aaa                AAA
       II-A                Aaa                AAA
       I-PO                Aaa                AAA
      II-PO                Aaa                AAA
       I-X                 Aaa                AAA
       II-X                Aaa                AAA
       B-1                 Aa2                AA
       B-2                 A2                  A
       B-3                Baa2                BBB
       R-1                 --                 AAA
       R-2                 --                 AAA
       R-3                 --                 AAA

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

                                  RISK FACTORS

IN ADDITION TO THE MATTERS DESCRIBED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO PURCHASE A CERTIFICATE.

THE SUBORDINATED
CERTIFICATES HAVE A GREATER
RISK OF LOSS THAN THE SENIOR
CERTIFICATES..............................       When certain classes of
                                                 certificates provide credit
                                                 enhancement for other classes
                                                 of certificates it is sometimes
                                                 referred to as "subordination."
                                                 For purposes of this prospectus
                                                 supplement, "related
                                                 subordinated classes" means:

                                                 o   with respect to the senior
                                                     certificates: the Class
                                                     B-1, Class B-2, Class B-3,
                                                     Class B-4, Class B-5 and
                                                     Class B-6 Certificates;

                                                 o   with respect to the Class
                                                     B-1 Certificates: the Class
                                                     B-2, Class B-3, Class B-4,
                                                     Class B-5 and Class B-6
                                                     Certificates;

                                                 o   with respect to the Class
                                                     B-2 Certificates: the Class
                                                     B-3, Class B-4, Class B-5
                                                     and Class B-6 Certificates;

                                                 o   with respect to the Class
                                                     B-3 Certificates: the Class
                                                     B-4, Class B-5 and Class
                                                     B-6 Certificates;

                                                 o   with respect to the Class
                                                     B-4 Certificates: the Class
                                                     B-5 Certificates and Class
                                                     B-6 Certificates; and

                                                 o   with respect to the Class
                                                     B-5 Certificates: the Class
                                                     B-6 Certificates.

                                                 We will provide credit
                                                 enhancement for the
                                                 certificates, first, by the
                                                 right of the holders of the
                                                 certificates to receive certain
                                                 payments of interest and
                                                 principal prior to the related
                                                 subordinated classes and,
                                                 second, by the allocation of
                                                 realized losses to the related
                                                 subordinated classes. This form
                                                 of credit enhancement uses
                                                 collections on the mortgage
                                                 loans otherwise payable to the
                                                 holders of the related
                                                 subordinated classes to pay
                                                 amounts due on the more senior
                                                 classes. Such collections are
                                                 the sole source of funds from
                                                 which such credit enhancement
                                                 is provided. Realized losses
                                                 are allocated first to the
                                                 subordinated certificates,
                                                 beginning with the subordinated
                                                 certificates with the lowest
                                                 payment priority, until the
                                                 certificate principal balance
                                                 of that class has been reduced
                                                 to zero. This means that
                                                 realized losses on the mortgage
                                                 loans would first be allocated
                                                 to the Class B-6 Certificates
                                                 until the certificate principal
                                                 balance of the Class B-6
                                                 Certificates is reduced to
                                                 zero. Subsequent realized
                                                 losses would be allocated to
                                                 the next most junior class of
                                                 subordinated certificates,
                                                 until the certificate principal
                                                 balance of that class of
                                                 subordinated certificates is
                                                 reduced to zero. Accordingly,
                                                 if the certificate principal
                                                 balance of a class of
                                                 subordinated certificates were
                                                 to be reduced to zero,
                                                 delinquencies and defaults on
                                                 the mortgage loans would reduce
                                                 the amount of funds available
                                                 for monthly distributions to
                                                 holders of the remaining class
                                                 or classes of subordinated
                                                 certificates and, if the
                                                 certificate principal balances
                                                 of all of the classes of
                                                 subordinated certificates were
                                                 to be reduced to zero,
                                                 delinquencies and defaults on
                                                 the mortgage loans in a
                                                 particular loan group would
                                                 reduce the amount of funds
                                                 available for monthly
                                                 distributions to holders of the
                                                 related senior certificates.

                                                 You should fully consider the
                                                 risks of investing in a
                                                 subordinated certificate,
                                                 including the risk that you may
                                                 not fully recover your initial
                                                 investment as a result of
                                                 realized losses.

                                                 See "Description of the
                                                 Certificates" in this
                                                 prospectus supplement.

ADDITIONAL RISKS ASSOCIATED
WITH THE SUBORDINATED
CERTIFICATES..............................       The weighted average lives of,
                                                 and the yields to maturity on,
                                                 the subordinated certificates
                                                 will be progressively more
                                                 sensitive, in numerical order,
                                                 to the rate and timing of
                                                 mortgagor defaults and the
                                                 severity of ensuing losses on
                                                 the mortgage loans. If the
                                                 actual rate and severity of
                                                 losses on the mortgage loans is
                                                 higher than those assumed by an
                                                 investor in such certificates,
                                                 the actual yield to maturity of
                                                 such certificates may be lower
                                                 than the yield anticipated by
                                                 such holder based on such
                                                 assumption. The timing of
                                                 losses on the mortgage loans
                                                 will also affect an investor's
                                                 actual yield to maturity, even
                                                 if the rate of defaults and
                                                 severity of losses over the
                                                 life of the mortgage loans are
                                                 consistent with an investor's
                                                 expectations. In general, the
                                                 earlier a loss occurs, the
                                                 greater the effect on an
                                                 investor's yield to maturity.
                                                 Realized losses on the mortgage
                                                 loans will reduce the
                                                 certificate principal balance
                                                 of the subordinated
                                                 certificates in reverse
                                                 numerical order. As a result of
                                                 such reductions, less interest
                                                 will accrue on such class of
                                                 subordinated certificates than
                                                 would otherwise be the case.
                                                 Once a realized loss is
                                                 allocated to a subordinated
                                                 certificate, no interest will
                                                 be distributable with respect
                                                 to such written down amount.

                                                 In addition, the multiple class
                                                 structure of the subordinated
                                                 certificates causes the yield
                                                 of such classes to be
                                                 particularly sensitive to
                                                 changes in the rates of
                                                 prepayment of the mortgage
                                                 loans. Because distributions of
                                                 principal will be made to the
                                                 holders of such certificates
                                                 according to the priorities
                                                 described in this prospectus
                                                 supplement, the yield to
                                                 maturity on such classes of
                                                 certificates will be sensitive
                                                 to the rates of prepayment on
                                                 the mortgage loans. The yield
                                                 to maturity on such classes of
                                                 certificates will also be
                                                 extremely sensitive to losses
                                                 due to defaults on the mortgage
                                                 loans and the timing thereof,
                                                 to the extent such losses are
                                                 not covered by a class of
                                                 subordinated certificates with
                                                 a lower payment priority.
                                                 Furthermore, the timing of
                                                 receipt of principal and
                                                 interest by the subordinated
                                                 certificates may be adversely
                                                 affected by losses even if such
                                                 classes of certificates do not
                                                 ultimately bear such loss.

PRINCIPAL ONLY AND INTEREST
ONLY CERTIFICATES INVOLVE
ADDITIONAL RISK...........................       The Class I-PO Certificates
                                                 will receive a portion of the
                                                 principal payments only on the
                                                 mortgage loans in loan group I
                                                 that have net mortgage rates
                                                 lower than 6.00% per annum. The
                                                 Class II-PO Certificates will
                                                 receive a portion of the
                                                 principal payments only on the
                                                 mortgage loans in loan group II
                                                 that have net mortgage rates
                                                 lower than 5.00% per annum.
                                                 Therefore, the yield on the
                                                 Class I-PO Certificates and
                                                 Class II-PO Certificates is
                                                 extremely sensitive to the rate
                                                 and timing of principal
                                                 prepayments and defaults on
                                                 such mortgage loans.

                                                 Investors in the Class I-PO
                                                 Certificates and Class II-PO
                                                 Certificates should be aware
                                                 that mortgage loans with lower
                                                 interest rates are less likely
                                                 to be prepaid than mortgage
                                                 loans with higher interest
                                                 rates. If payments of principal
                                                 on the mortgage loans in loan
                                                 group I that have net mortgage
                                                 rates lower than 6.00% per
                                                 annum or
                                                 mortgage loans in loan group II
                                                 that have net mortgage rates
                                                 lower than 5.00% per annum
                                                 occur at a rate slower than an
                                                 investor assumed at the time of
                                                 purchase, the related
                                                 investor's yield may be
                                                 adversely affected.

                                                 The Class I-X Certificates will
                                                 receive a portion of the
                                                 interest payments only on the
                                                 mortgage loans in loan group I
                                                 that have net mortgage rates
                                                 higher than 6.00% per annum.
                                                 The Class II-X Certificates
                                                 will receive a portion of the
                                                 interest payments only on the
                                                 mortgage loans in loan group II
                                                 that have net mortgage rates
                                                 higher than 5.00% per annum.
                                                 Therefore, the yield on the
                                                 Class I-X Certificates and
                                                 Class II-X Certificates is
                                                 extremely sensitive to the rate
                                                 and timing of principal
                                                 prepayments and defaults on
                                                 such mortgage loans.

                                                 Investors in the Class I-X
                                                 Certificates and Class II-X
                                                 Certificates should be aware
                                                 that mortgage loans with higher
                                                 interest rates are more likely
                                                 to be prepaid than mortgage
                                                 loans with lower interest
                                                 rates. If payments of principal
                                                 on the mortgage loans in loan
                                                 group I that have net mortgage
                                                 rates higher than 6.00% per
                                                 annum or mortgage loans in loan
                                                 group II that have net mortgage
                                                 rates higher than 5.00% per
                                                 annum occur at a rate faster
                                                 than an investor assumed at the
                                                 time of purchase, the related
                                                 investor's yield may be
                                                 adversely affected. Investors
                                                 in the Class I-X Certificates
                                                 and Class II-X Certificates
                                                 should fully consider the risk
                                                 that a rapid rate of
                                                 prepayments on the mortgage
                                                 loans in loan group I and loan
                                                 group II that have net mortgage
                                                 rates higher than 6.00% per
                                                 annum and 5.00% per annum,
                                                 respectively, could result in
                                                 the failure of such investors
                                                 to fully recover their
                                                 investments.

                                                 Investors in the Class I-A4
                                                 Certificates should be aware
                                                 that the yield to such
                                                 investors will be extremely
                                                 sensitive to defaults and the
                                                 rate and timing of principal
                                                 payments on the mortgage loans
                                                 in loan group I. Because the
                                                 notional balance of the Class
                                                 I-A4 Certificates is equal to
                                                 the certificate principal
                                                 balance of the Class I-A3
                                                 Certificates, any reduction in
                                                 the certificate principal
                                                 balance of the Class I-A3
                                                 Certificates as a result of
                                                 distributions in respect of
                                                 principal payments on the
                                                 mortgage loans in loan group I
                                                 will result in a reduction of
                                                 the notional balance of the
                                                 Class I-A4 Certificates and
                                                 thus, reduce the amount of
                                                 interest distributable to the
                                                 holders of the Class I-A4
                                                 Certificates following such
                                                 distributions in respect of
                                                 principal payments.

RESIDUAL CERTIFICATES ARE SUBJECT
TO SPECIAL RISKS..........................       Holders of the Class R
                                                 Certificates are entitled to
                                                 receive distributions of
                                                 principal and interest as
                                                 described herein, but the
                                                 holders of the Class R
                                                 Certificates are not expected
                                                 to receive any distributions
                                                 after the first distribution
                                                 date. In addition, holders of
                                                 the Class R Certificates will
                                                 have tax liabilities with
                                                 respect to their certificates
                                                 during the early years of the
                                                 REMIC that substantially exceed
                                                 the principal and interest
                                                 payable during or prior to that
                                                 time.

FLUCTUATIONS IN ONE-MONTH
LIBOR WILL DIRECTLY AFFECT THE
AMOUNT OF INTEREST HOLDERS OF THE
ADJUSTABLE RATE CERTIFICATES
ARE ENTITLED TO RECEIVE ON
A GIVEN DISTRIBUTION DATE.................       Interest payable to the Class
                                                 I-A3 Certificates and Class I-
                                                 A4 Certificates is dependent
                                                 upon the level of One-Month
                                                 LIBOR. Therefore, fluctuations
                                                 in the level of One-Month LIBOR
                                                 may increase or decrease the
                                                 amount of interest payable on a
                                                 given distribution date with
                                                 respect to each such class.

                                                 In general, since the Class
                                                 I-A3 Certificates accrue
                                                 interest at a rate equal to
                                                 One-Month LIBOR plus 0.50% per
                                                 annum an increase in the level
                                                 of One-Month LIBOR will
                                                 increase the amount of interest
                                                 payable to such certificates.
                                                 However, the Class I-A3
                                                 Certificates are subject to a
                                                 maximum rate of 8.00% per
                                                 annum. Therefore, if an
                                                 increase in One-Month LIBOR
                                                 causes the pass-through rate
                                                 otherwise applicable to the
                                                 Class I-A3 Certificates to
                                                 exceed 8.00% per annum, the
                                                 pass-through rate will be
                                                 reduced to the maximum rate.

                                                 Conversely, since the Class
                                                 I-A4 Certificates accrue
                                                 interest at a rate equal to
                                                 7.50% per annum minus One-
                                                 Month LIBOR, an increase in the
                                                 level of One-Month LIBOR will
                                                 decrease the amount of interest
                                                 payable to the Class I-A4
                                                 Certificates and a decrease in
                                                 the level of One- Month LIBOR
                                                 will increase the amount of
                                                 interest payable to the Class
                                                 I-A4 Certificates. However, the
                                                 Class I-A4 Certificates are
                                                 subject to a maximum rate of
                                                 7.50% per annum. Therefore, if
                                                 a decrease in the level of One-
                                                 Month LIBOR causes the
                                                 pass-through rate otherwise
                                                 applicable to the Class I-A4
                                                 Certificates to exceed the
                                                 maximum rate, the pass-through
                                                 rate for the Class I-A4
                                                 Certificates will be reduced to
                                                 the maximum rate.

CERTAIN MORTGAGE LOANS
WERE UNDERWRITTEN TO
NONCONFORMING UNDERWRITING
STANDARDS, WHICH MAY RESULT
IN LOSSES OR SHORTFALLS TO BE
INCURRED ON THE OFFERED
CERTIFICATES..............................       Certain mortgage loans were
                                                 underwritten generally in
                                                 accordance with underwriting
                                                 standards which are primarily
                                                 intended to provide for single
                                                 family "non- conforming"
                                                 mortgage loans. A
                                                 "non-conforming" mortgage loan
                                                 means a mortgage loan which is
                                                 ineligible for purchase by
                                                 Fannie Mae or Freddie Mac due
                                                 to either credit
                                                 characteristics of the related
                                                 mortgagor or documentation
                                                 standards in connection with
                                                 the underwriting of the related
                                                 mortgage loan that do not meet
                                                 the Fannie Mae or Freddie Mac
                                                 underwriting guidelines for "A"
                                                 credit mortgagors.

                                                 These documentation standards
                                                 may include mortgagors who
                                                 provide limited or no
                                                 documentation in connection
                                                 with the underwriting of the
                                                 related mortgage loan.
                                                 Accordingly, mortgage loans
                                                 underwritten under such
                                                 non-conforming credit
                                                 underwriting standards are
                                                 likely to experience rates of
                                                 delinquency, foreclosure and
                                                 loss that are higher, and may
                                                 be substantially higher, than
                                                 mortgage loans originated in
                                                 accordance with the Fannie Mae
                                                 or Freddie Mac underwriting
                                                 guidelines. Any resulting
                                                 losses, to the extent not
                                                 covered by credit enhancement,
                                                 may affect the yield to
                                                 maturity of the offered
                                                 certificates.

DEFAULTS COULD CAUSE PAYMENT
DELAYS AND LOSSES.........................       There could be substantial
                                                 delays in the liquidation of
                                                 defaulted mortgage loans and
                                                 corresponding delays in your
                                                 receiving your portion of the
                                                 proceeds of liquidation. These
                                                 delays could last up to several
                                                 years. Furthermore, an action
                                                 to obtain a deficiency judgment
                                                 is regulated by statutes and
                                                 rules, and the amount of a
                                                 deficiency judgment may be
                                                 limited by law. In the event of
                                                 a default by a borrower, these
                                                 restrictions may impede the
                                                 ability of the related servicer
                                                 to foreclose on or to sell the
                                                 mortgaged property or to obtain
                                                 a deficiency judgment. In
                                                 addition, liquidation expenses
                                                 such as legal and appraisal
                                                 fees, real estate taxes and
                                                 maintenance and preservation
                                                 expenses, will reduce the
                                                 amount of security for the
                                                 mortgage loans and, in turn,
                                                 reduce the proceeds payable to
                                                 certificateholders.

                                                 In the event that the mortgaged
                                                 properties fail to provide
                                                 adequate security for the
                                                 related mortgage loans, and the
                                                 protection provided by the
                                                 subordination of certain
                                                 classes is insufficient to
                                                 cover any shortfall, you could
                                                 lose all or a portion of the
                                                 money you paid for your
                                                 certificates.

YOUR YIELD COULD BE
ADVERSELY AFFECTED BY
THE UNPREDICTABILITY
OF PREPAYMENTS ...........................       No one can accurately predict
                                                 the level of prepayments that
                                                 the trust will experience. The
                                                 trust's prepayment experience
                                                 may be affected by many
                                                 factors, including:

                                                 o   general economic
                                                     conditions,

                                                 o   the level of prevailing
                                                     interest rates,

                                                 o   the availability of
                                                     alternative financing, and

                                                 o   homeowner mobility.

                                                 Substantially all of the
                                                 mortgage loans contain due-on-
                                                 sale provisions, and the
                                                 servicers are required to
                                                 enforce those provisions unless
                                                 doing so is not permitted by
                                                 applicable law or the related
                                                 servicer, in a manner
                                                 consistent with reasonable
                                                 commercial practice, permits
                                                 the purchaser of the mortgaged
                                                 property in question to assume
                                                 the related mortgage loan. In
                                                 addition, approximately 20.75%
                                                 and 3.34% of the mortgage loans
                                                 in loan group I and loan group
                                                 II, respectively, and
                                                 approximately 14.79% of the
                                                 mortgage loans in the
                                                 aggregate, in each case by
                                                 aggregate principal balance as
                                                 of the cut-off date, impose a
                                                 prepayment charge in connection
                                                 with voluntary prepayments made
                                                 within up to five years after
                                                 origination, which charges may
                                                 discourage prepayments during
                                                 the applicable period.

                                                 The weighted average lives of
                                                 the certificates will be
                                                 sensitive to the rate and
                                                 timing of principal payments,
                                                 including prepayments, on the
                                                 mortgage loans, which may
                                                 fluctuate significantly from
                                                 time to time.

                                                 You should note that:

                                                 o   if you purchase your
                                                     certificates at a discount
                                                     and principal is repaid on
                                                     the related mortgage loans
                                                     slower than you anticipate,
                                                     then your yield may be
                                                     lower than you anticipate;

                                                 o   if you purchase your
                                                     certificates at a premium
                                                     and principal is repaid on
                                                     the related mortgage loans
                                                     faster than you anticipate,
                                                     then your yield may be
                                                     lower than you anticipate;

                                                 o   since repurchases of
                                                     mortgage loans as a result
                                                     of breaches of
                                                     representations and
                                                     warranties and liquidations
                                                     of mortgage loans following
                                                     default have the same
                                                     effect as prepayments, your
                                                     yield may be lower than you
                                                     expect if the rate of such
                                                     repurchases and
                                                     liquidations is higher than
                                                     you expect; and

                                                 o   you bear the reinvestment
                                                     risks resulting from a
                                                     faster or slower rate of
                                                     principal payments than you
                                                     expected.

                                                 WE REFER YOU TO "THE MORTGAGE
                                                 POOL" AND "YIELD, PREPAYMENT
                                                 AND MATURITY CONSIDERATIONS" IN
                                                 THIS PROSPECTUS SUPPLEMENT AND
                                                 "MATERIAL LEGAL ASPECTS OF THE
                                                 LOANS -- DUE-ON-SALE CLAUSES IN
                                                 MORTGAGE LOANS" IN THE
                                                 PROSPECTUS FOR A DESCRIPTION OF
                                                 CERTAIN PROVISIONS OF THE
                                                 MORTGAGE LOANS THAT MAY AFFECT
                                                 THE PREPAYMENT EXPERIENCE ON
                                                 THE MORTGAGE LOANS.

A REDUCTION IN CERTIFICATE
RATING COULD HAVE AN
ADVERSE EFFECT ON THE
VALUE OF YOUR CERTIFICATES................       The ratings of each class of
                                                 offered certificates will
                                                 depend primarily on an
                                                 assessment by the rating
                                                 agencies of the related
                                                 mortgage loans and the
                                                 subordination afforded by
                                                 certain classes of
                                                 certificates. The ratings by
                                                 each of the rating agencies of
                                                 the offered certificates are
                                                 not recommendations to
                                                 purchase, hold or sell the
                                                 offered certificates because
                                                 such ratings do not address the
                                                 market prices of the
                                                 certificates or suitability for
                                                 a particular investor.

                                                 The rating agencies may
                                                 suspend, reduce or withdraw the
                                                 ratings on the offered
                                                 certificates at any time. Any
                                                 reduction in, or suspension or
                                                 withdrawal of, the rating
                                                 assigned to a class of offered
                                                 certificates would probably
                                                 reduce the market value of such
                                                 class of offered certificates
                                                 and may affect your ability to
                                                 sell them.

YOUR DISTRIBUTIONS COULD BE
ADVERSELY AFFECTED BY THE
BANKRUPTCY OR INSOLVENCY
OF CERTAIN PARTIES........................       The seller will treat its
                                                 transfer of the mortgage loans
                                                 to the depositor as a sale of
                                                 the mortgage loans. However, if
                                                 the seller becomes bankrupt,
                                                 the trustee in bankruptcy may
                                                 argue that the mortgage loans
                                                 were not sold but were only
                                                 pledged to secure a loan to the
                                                 seller. If that argument is
                                                 made, you could experience
                                                 delays or reductions in
                                                 payments on the certificates.
                                                 If that argument is successful,
                                                 the bankruptcy trustee could
                                                 elect to sell the mortgage
                                                 loans and pay down the
                                                 certificates early. Thus, you
                                                 could lose the right to future
                                                 payments of interest, and might
                                                 suffer reinvestment loss in a
                                                 lower interest rate
                                                 environment.

                                                 In addition, if the master
                                                 servicer becomes bankrupt, a
                                                 bankruptcy trustee or receiver
                                                 may have the power to prevent
                                                 the appointment of a successor
                                                 master servicer. Any related
                                                 delays in servicing could
                                                 result in increased
                                                 delinquencies or losses on the
                                                 mortgage loans.

DEVELOPMENTS IN SPECIFIED
STATES COULD HAVE A
DISPROPORTIONATE EFFECT
ON THE MORTGAGE LOANS DUE
TO GEOGRAPHIC CONCENTRATION
OF MORTGAGED PROPERTIES...................       Approximately 24.03%, 10.49%,
                                                 9.76%, 5.82%, 4.66% and 4.08%
                                                 of the loan group I mortgage
                                                 loans as of the cut-off date
                                                 are secured by mortgaged
                                                 properties that are located in
                                                 the states of California,
                                                 Florida, New York, New Jersey,
                                                 Arizona and Virginia,
                                                 respectively. Approximately
                                                 33.94%, 11.86%, 11.30%, 5.45%,
                                                 4.53% and 3.47% of the loan
                                                 group II mortgage loans as of
                                                 the cut-off date are secured by
                                                 mortgaged properties that are
                                                 located in the states of
                                                 California, New Jersey, New
                                                 York, Illinois, Florida and
                                                 Texas, respectively. Property
                                                 in certain of those states,
                                                 including California, may be
                                                 more susceptible than homes
                                                 located in other parts of the
                                                 country to certain types of
                                                 uninsurable hazards, such as
                                                 earthquakes, hurricanes,
                                                 floods, mudslides and other
                                                 natural disasters. In addition,

                                                 o   economic conditions in the
                                                     specified states, which may
                                                     or may not affect real
                                                     property values, may affect
                                                     the ability of borrowers to
                                                     repay their loans on time;

                                                 o   declines in the residential
                                                     real estate market in the
                                                     specified states may reduce
                                                     the values of properties
                                                     located in those states,
                                                     which would result in an
                                                     increase in the
                                                     loan-to-value ratios; and

                                                 o   any increase in the market
                                                     value of properties located
                                                     in the specified states
                                                     would reduce the
                                                     loan-to-value ratios and
                                                     could, therefore, make
                                                     alternative sources of
                                                     financing available to the
                                                     borrowers at lower interest
                                                     rates, which could result
                                                     in an increased rate of
                                                     prepayment of the mortgage
                                                     loans.

VIOLATION OF CONSUMER PROTECTION
LAWS MAY RESULT IN LOSSES ON THE
MORTGAGE LOANS AND THE
OFFERED CERTIFICATES......................       Applicable state laws generally
                                                 regulate interest rates and
                                                 other charges, require certain
                                                 disclosure, and require
                                                 licensing of the originators.
                                                 In addition, other state laws,
                                                 public policy and general
                                                 principles of equity relating
                                                 to the protection of consumers,
                                                 unfair and deceptive practices
                                                 and debt collection practices
                                                 may apply to the origination,
                                                 servicing and collection of the
                                                 mortgage loans.

                                                 The mortgage loans are also
                                                 subject to federal laws,
                                                 including:

                                                 o   the Federal
                                                     Truth-in-Lending Act and
                                                     Regulation Z promulgated
                                                     thereunder, which require
                                                     certain disclosures to the
                                                     mortgagors regarding the
                                                     terms of the mortgage
                                                     loans;

                                                 o   the Equal Credit
                                                     Opportunity Act and
                                                     Regulation B promulgated
                                                     thereunder, which prohibit
                                                     discrimination on the basis
                                                     of age, race, color, sex,
                                                     religion, marital status,
                                                     national origin, receipt of
                                                     public assistance or the
                                                     exercise of any right under
                                                     the Consumer Credit
                                                     Protection Act, in the
                                                     extension of credit; and

                                                 o   the Depository Institutions
                                                     Deregulation and Monetary
                                                     Control Act of 1980, which
                                                     preempts certain state
                                                     usury laws.

                                                 Violations of certain
                                                 provisions of these federal and
                                                 state laws may limit the
                                                 ability of the servicers to
                                                 collect all or part of the
                                                 principal of or interest on the
                                                 mortgage loans and in addition
                                                 could subject the trust to
                                                 damages and administrative
                                                 enforcement. In particular, the
                                                 failure of the originators to
                                                 comply with certain
                                                 requirements of the Federal
                                                 Truth-in-Lending Act, as
                                                 implemented by Regulation Z,
                                                 could subject the trust to
                                                 monetary penalties, and result
                                                 in the mortgagors' rescinding
                                                 the mortgage loans against the
                                                 trust. In addition to federal
                                                 law, some states have enacted,
                                                 or may enact, laws or
                                                 regulations that prohibit
                                                 inclusion of some provisions in
                                                 mortgage loans that have
                                                 interest rates or origination
                                                 costs in excess of prescribed
                                                 levels, and require that
                                                 mortgagors be given certain
                                                 disclosures prior to the
                                                 consummation of the mortgage
                                                 loans and restrict the ability
                                                 of the servicers to foreclose
                                                 in response to the mortgagor's
                                                 default. The failure of the
                                                 originators to comply with
                                                 these laws could subject the
                                                 trust to significant monetary
                                                 penalties, could result in the
                                                 mortgagors rescinding the
                                                 mortgage loans against the
                                                 trust and/or limit the related
                                                 servicer's ability to foreclose
                                                 upon the related mortgaged
                                                 property in the event of a
                                                 mortgagor's default.

                                                 The seller will represent that,
                                                 as of the closing date, each
                                                 mortgage loan is in compliance
                                                 with applicable federal and
                                                 state laws and regulations. In
                                                 the event of a breach of such
                                                 representation, the seller will
                                                 be obligated to cure such
                                                 breach or repurchase or replace
                                                 the affected mortgage loan in
                                                 the manner described in this
                                                 prospectus supplement. If the
                                                 seller is unable or otherwise
                                                 fails to satisfy such
                                                 obligations, the yield on the
                                                 offered certificates may be
                                                 materially and adversely
                                                 affected.

YOU MAY HAVE DIFFICULTY
SELLING YOUR CERTIFICATES.................       The underwriter intends to make
                                                 a secondary market in the
                                                 offered certificates, but the
                                                 underwriter has no obligation
                                                 to do so. We cannot assure you
                                                 that a secondary market will
                                                 develop or, if it develops,
                                                 that it will continue.
                                                 Consequently, you may not be
                                                 able to sell your certificates
                                                 readily or at prices that will
                                                 enable you to realize your
                                                 desired yield. The market
                                                 values of the certificates are
                                                 likely to fluctuate, and such
                                                 fluctuations may be significant
                                                 and could result in significant
                                                 losses to you.

                                                 The secondary markets for asset
                                                 backed securities have
                                                 experienced periods of
                                                 illiquidity and can be expected
                                                 to do so in the future.
                                                 Illiquidity can have a severely
                                                 adverse effect on the prices of
                                                 certificates that are
                                                 especially sensitive to
                                                 prepayment, credit or interest
                                                 rate risk, or that have been
                                                 structured to meet the
                                                 investment requirements of
                                                 limited categories of
                                                 investors.

THE RETURN ON YOUR CERTIFICATES
COULD BE REDUCED BY SHORTFALLS
DUE TO THE APPLICATION OF THE
SERVICEMEMBERS CIVIL
RELIEF ACT AND SIMILAR STATE
LAWS......................................       The Servicemembers Civil Relief
                                                 Act, formerly known as the
                                                 Soldiers' and Sailors' Civil
                                                 Relief Act of 1940, or Relief
                                                 Act and similar state laws
                                                 provide relief to mortgagors
                                                 who enter active military
                                                 service and to mortgagors in
                                                 reserve status who are called
                                                 to active military service
                                                 after the origination of their
                                                 mortgage loans. The ongoing
                                                 military operations of the
                                                 United States in Iraq and
                                                 Afghanistan have caused an
                                                 increase in the number of
                                                 citizens in active military
                                                 duty, including those citizens
                                                 previously in reserve status.
                                                 Under the Relief Act the
                                                 interest rate applicable to a
                                                 mortgage loan for which the
                                                 related mortgagor is called to
                                                 active military service will be
                                                 reduced from the percentage
                                                 stated in the related mortgage
                                                 note to 6.00%. This interest
                                                 rate reduction and any
                                                 reduction provided under
                                                 similar state laws will result
                                                 in an interest shortfall
                                                 because neither the master
                                                 servicer nor the related
                                                 servicer will be able to
                                                 collect the amount of interest
                                                 which otherwise would be
                                                 payable with respect to such
                                                 mortgage loan if the Relief Act
                                                 or similar state law was not
                                                 applicable thereto. This
                                                 shortfall will not be paid by
                                                 the mortgagor on future due
                                                 dates or advanced by the master
                                                 servicer or the related
                                                 servicer and, therefore, will
                                                 reduce the amount available to
                                                 pay interest to the
                                                 certificateholders on
                                                 subsequent distribution dates.
                                                 We do not know how many
                                                 mortgage loans in the mortgage
                                                 pool have been or may be
                                                 affected by the application of
                                                 the Relief Act or similar state
                                                 law.

                                THE MORTGAGE POOL

GENERAL

         We have provided below and in Schedule A to this prospectus supplement information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of April 30, 2004, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth herein with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans in the mortgage pool may vary. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date of April 1, 2004.

         Each mortgage loan in the trust fund will bear interest at a fixed rate, will be secured by a first lien on the related mortgaged property, and will be assigned to loan group I or loan group II, each of which constitutes a separate sub-trust, based on the original term to maturity of such mortgage loan. All of the mortgage loans in loan group I have original terms to maturity which are greater than 15 years but not greater than 30 years and all of the mortgage loans in loan group II have original terms to maturity which are not greater than 15 years. All of the mortgage loans we will include in the trust fund will be fully amortizing or have a balloon payment.

         EMC Mortgage Corporation purchased the mortgage loans directly in privately negotiated transactions. We refer you to "Servicing of the Mortgage Loans," "The Mortgage Pool -General Underwriting Guidelines" and "The Mortgage Pool -Countrywide Underwriting Guidelines" for further information regarding the mortgage loans.

         Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments. Any mortgage loan may be prepaid in full or in part at any time. However, approximately 20.75% and 3.34% of the mortgage loans in loan group I and loan group II, respectively, and approximately 14.79% of the mortgage loans in the aggregate, in each case by cut- off date principal balance, provided at origination for the payment by the borrower of a prepayment charge on voluntary prepayments typically made up to the first five years from the date of execution of the related mortgage note. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, other than prepayment charges received on the Countrywide Mortgage Loans which will be retained by Countrywide Servicing as part of their servicing compensation, and these amounts will not be available for distribution on the other classes of certificates. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the "Parity Act"), which regulates the ability of the originators to impose prepayment charges, was amended, and as a result, the originators will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges and the recent amendment of the Parity Act, may have on the prepayment performance of the mortgage loans. However, the recent amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. See "Material Legal Aspects of the Loans-Enforceability of Prepayment and Late Payment Fees" in the prospectus.

         The cut-off date pool principal balance is approximately $270,767,153, which is equal to the aggregate stated principal balance of the mortgage loans as of the cut-off date. The mortgage loans to be transferred by the depositor to the trust fund on the closing date will consist of 989 mortgage loans, of which 760 mortgage loans are in loan group I and 229 mortgage loans are in loan group
II. As of the Cut-off Date, no scheduled monthly payment on any mortgage loan is past due.

         Approximately 3.84% of the mortgage loans in loan group I, and approximately 2.52% of the mortgage loans in the aggregate, will receive interest only for the initial period set forth in the related mortgage note.

         LOAN-TO-VALUE RATIO. The loan-to-value ratio of a mortgage loan is equal to the principal balance of such mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property.

         The "collateral value" of a mortgaged property is the lesser of

         o the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan, and

         o the sales price of that mortgaged property at the time of origination.

         With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

         CREDIT SCORES. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower's creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

MORTGAGE LOAN STATISTICAL DATA

         Schedule A to this prospectus supplement sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans in the aggregate and about the mortgage loans in each loan group. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of all of the mortgage loans, or of mortgage loans in the related loan group, as applicable. The sum of the respective columns may not equal the total indicated due to rounding.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASE

         At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans in each of the loan groups will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement with each loan group separately identified. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the borrower's monthly payment and the maturity date of each mortgage note.

         In addition, the depositor will deposit with Wells Fargo Bank, National Association, as custodian and agent for the trustee, the following documents with respect to each mortgage loan:

                  (a) the original mortgage note, endorsed without recourse in the following form: "Pay to the order of U.S. Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2004-AC2, without recourse," with all intervening endorsements that show a complete chain of endorsement from the originator to the seller or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

                  (b) the original recorded mortgage or a photocopy thereof;

                  (c) a duly executed assignment of the mortgage to "U.S. Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2004-AC2, without recourse"; in recordable form or, for each mortgage loan subject to the Mortgage Electronic Registration Systems, Inc. (the "MERS(R) System"), evidence that the mortgage is held for the trustee as described in the Pooling and Servicing Agreement;

                  (d) all interim recorded assignments of such mortgage, if any and if available to the depositor; and

                  (e) the original or duplicate original lender's title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy shall be delivered within one year of the closing date or, in the event such original lender's title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property.

         With respect to each mortgage loan subject to the MERS(R) System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. ("MERS"), the assignment of the mortgage related to each such mortgage loan shall be registered electronically through the MERS(R) System and MERS shall serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the trustee and shall not have any interest in such mortgage loans.

         Assignments of the mortgage loans provided to the custodian on behalf of the trustee will be recorded in the appropriate public office for real property records, except (i) in states as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller, or
(ii) with respect to any mortgage loan electronically registered through the MERS(R) System. The seller shall be responsible for the recordation of such assignments and the costs incurred in connection therewith.

         The custodian on behalf of the trustee will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian's receipt of such documents and will hold such documents in trust for the benefit of the holders of the certificates.

         In addition, the seller will make representations and warranties in the mortgage loan purchase agreement as of the cut-off date in respect of the mortgage loans. The depositor will file the mortgage loan purchase agreement, as an exhibit to the Pooling and Servicing Agreement, containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K within 15 days of the closing date.

         After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan, the trustee is required to notify the seller in writing. If the seller cannot or does not cure such omission, defect or breach within 60 days of its receipt of notice from the custodian, the seller is required to repurchase the related mortgage loan from the trust fund at a price equal to 100% of the stated principal balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the Mortgage Rate to the first day of the month following the month of repurchase. Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date.

         With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the seller with respect to a mortgage loan.

THE ORIGINATORS

         The principal originators of the mortgage loans are: Countrywide Home Loans, Inc., with respect to approximately 30.19% of the mortgage loans and Waterfield Mortgage Company, Inc., with respect to approximately 23.51% of the mortgage loans. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans.

COUNTRYWIDE HOME LOANS, INC.

         Countrywide Home Loans, Inc. ("Countrywide Home Loans") is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services (either directly or through subsidiaries) mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated, purchased, sold or serviced by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. References in the remainder of this prospectus supplement to Countrywide Home Loans should be read to include Countrywide Home Loans, and its consolidated subsidiaries, including Countrywide Home Loans Servicing LP.

         The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302.

         Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of March 31, 2004, Countrywide Home Loans provided servicing for approximately $682.848 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

WATERFIELD MORTGAGE COMPANY, INC.

         Waterfield Mortgage Company, Inc. ("Waterfield") was founded in 1928 and is the holding company of the Waterfield Group, which is based in Fort Wayne, Indiana. Waterfield Financial Corp. is a wholly owned subsidiary of Union Federal Bank of Indianapolis ("Union Federal Bank"), which is a wholly owned subsidiary of Waterfield.

         Waterfield Financial Corp. is a one-to-four family residential mortgage loan origination company with retail and wholesale operations throughout the United States. Waterfield Financial Corp.'s retail operation comprises more than 30 branch offices and 225 loan officers located throughout Arizona, California, Colorado, Indiana, Maine, Maryland, Michigan, Nevada, New

Hampshire, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania, Texas and Virginia.

         Union Federal Wholesale is a division of Waterfield Financial Corp. and is located in Fort Wayne, Indiana. Union Federal Wholesale was formed in 1996 to participate in a rapidly expanding wholesale market, specializing in Government insured, Conforming, and Alt-A mortgage products.

         All of Union Federal Wholesale's and Waterfield Financial Corp.'s loan production is funded in the name of Union Federal Bank. Combined retail and wholesale originations in 2003 totaled $11.1 billion, with the Union Federal Wholesale division accounting for 44% of that total, or $4.88 billion.

         Waterfield is a licensed seller/servicer approved by Fannie Mae, Freddie Mac, and Ginnie Mae. Waterfield's servicing portfolio at the end of 2003 totaled $19.3 billion, ranking it among the top 50 mortgage companies nationwide.

GENERAL UNDERWRITING GUIDELINES

         All of the mortgage loans are "conventional non-conforming mortgage loans" (i.e., loans that are not insured by the Federal Housing Authority ("FHA") or partially guaranteed by the Veterans Administration ("VA") or which do not qualify for sale to Fannie Mae or Freddie Mac) and are secured by first liens on one-to four-family residential properties. These loans typically differ from those underwritten to the guidelines established by Fannie Mae and Freddie Mac primarily with respect to the original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property, property types and/or mortgage loans with loan-to-value ratios over 80% that do not have primary mortgage insurance. The mortgage loans have either been originated or purchased by an originator and were generally underwritten in accordance with the standards described herein.

         Such underwriting standards are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present.

         Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor's credit history. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes.

         With respect to purchase money or rate/term refinance loans secured by single family residences, loan-to-value ratios at origination of up to 97% for mortgage loans with original principal balances of up to $400,000, up to 95% for mortgage loans secured by one-to-two family, primary residences with original principal balances of up to $400,000, up to 90% for mortgage loans secured by one-to-four family, primary residences with original principal balances of up to $650,000 are generally allowed. Mortgage loans with principal balances up to $1,000,000 ("super jumbos") are allowed if the loan is secured by the borrower's primary residence. The loan-to-value ratio for super jumbos generally may not exceed 80%. For cash out refinance loans, the maximum loan-to-value ratio generally is 90% and the maximum "cash out" amount permitted is based in part on the original amount of the related mortgage loan.

         With respect to mortgage loans secured by investment properties, loan-to-value ratios at origination of up to 90% for mortgage loans with original principal balances up to $300,000 are permitted. Mortgage loans secured by investment properties may have higher original principal balances if they have lower loan-to-value ratios at origination. For cash out refinance loans, the maximum loan-to-value ratio generally is 85% and the maximum "cash out" amount permitted is based in part on the original amount of the related mortgage loan.

         With respect to the mortgage loans included in the mortgage pool which have a loan-to-value ratio at origination which exceeds 80%, approximately 16.00% and 2.53% of such mortgage loans in loan group I and loan group II, respectively, and approximately 15.21% of such mortgage loans in the aggregate, are not covered by a primary mortgage insurance policy. All other mortgage loans included in the mortgage pool with a loan-to-value ratio at origination exceeding 80% have a primary mortgage insurance policy insuring a portion of the balance of such mortgage loan at least equal to the product of the original principal balance of such mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of such mortgage loan plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standard or are acceptable to the Rating Agencies.

         In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, each lender generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

         Each lender also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the originator applies the middle score of the primary wage earner. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two- year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

         The mortgage loans have been underwritten under one of the following documentation programs: full/alternative documentation, stated income documentation, no ratio documentation, and no income/no asset documentation.

         Under full/alternative documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications. Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower's employment without reference to income. Borrower's assets are verified.

         Under the no ratio documentation program the borrower's income is not stated and no ratios are calculated. Although the income is not stated nor verified, lenders obtain a telephonic verification of the borrower's employment without reference to income. Borrower's assets are verified.

         Under the no income/no asset documentation program, the borrower's income and assets are stated but not verified. The underwriting of such mortgage loans may be based entirely on the adequacy of the mortgaged property as collateral and on the credit history of the borrower.

         Each mortgaged property has been appraised by a qualified independent appraiser who is approved by each lender. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property was in good condition and verify that construction, if new, had been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties, determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

COUNTRYWIDE UNDERWRITING GUIDELINES

GENERAL

         Approximately 30.19% of the mortgage loans have been originated generally in accordance with credit, appraisal and underwriting standards acceptable to Countrywide Home Loans. Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations.

         As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

         In assessing a prospective borrower's creditworthiness, Countrywide Home Loans may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history, and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years may be eligible for Countrywide Home Loans' processing program (the "Preferred Processing Program"). Countrywide Home Loans may waive some documentation requirements for mortgage loans originated under the Preferred Processing Program.

         Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

         Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower.

         Countrywide Home Loans may provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

         The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "Full Documentation Program"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets or mortgages.

         A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "Alternative Documentation Program"), a Reduced Documentation Loan Program (the "Reduced Documentation Program"), a CLUES Plus Documentation Loan Program (the "CLUES Plus Documentation Program"), a No Income/No Asset Documentation Loan Program (the "No Income/No Asset Documentation Program"), a Stated Income/Stated Asset Documentation Loan Program (the "Stated Income/Stated Asset Documentation Program") and a Streamlined Documentation Loan Program (the "Streamlined Documentation Program").

         For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

         Except with respect to mortgage loans originated pursuant to its Streamlined Documentation Program, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

         Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

         In addition to Countrywide Home Loans' standard underwriting guidelines (the "Standard Underwriting Guidelines"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "Expanded Underwriting Guidelines"). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

STANDARD UNDERWRITING GUIDELINES

         Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

         For cash-out refinance mortgage loans, Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum "cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than or equal to the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

         Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $333,700 ($500,550 in Alaska and Hawaii) and 2 unit properties with principal balances up to $427,150 ($640,725 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $516,300 ($774,450 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $641,650 ($962,475 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $333,700 ($500,550 in

Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $333,700 ($500,550 in Alaska and Hawaii) and 2 unit properties with principal balances up to $427,150 ($640,725 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $516,300 ($774,450 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $641,650 ($962,475 in Alaska and Hawaii).

         Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

         In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

         The Alternative Documentation Program permits a borrower to provide W 2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

         Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 75%.

         The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

         The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

EXPANDED UNDERWRITING GUIDELINES

         Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

         Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

         For cash-out refinance mortgage loans, Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

         Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $333,700 ($500,550 in Alaska and Hawaii) and 2 unit properties with principal balances up to $427,150 ($640,725 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $516,300 ($774,450 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $641,650 ($962,475 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $333,700 ($500,550 in Alaska and Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $333,700 ($500,550 in Alaska and Hawaii) and 2 unit properties with principal balances up to $427,150 ($640,725 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $516,300 ($774,450 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $641,650 ($962,475 in Alaska and Hawaii).

         Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

         In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

         The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

         Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

         Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

         Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W 8). The borrower's income and assets must be verified under the Full Documentation Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.


                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         Wells Fargo Bank, National Association ("Wells Fargo") will act as the master servicer of the mortgage loans pursuant to the pooling and servicing agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among the depositor, the seller, the master servicer, the securities administrator and the trustee. Wells Fargo is a national banking association, with its master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Wells Fargo is in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

         EMC Mortgage Corporation ("EMC"), a Delaware corporation having its principal executive office at 909 Hidden Ridge Drive, Irving, Texas 75038, will act as servicer with respect to approximately 63.09% of the mortgage loans pursuant to the Pooling and Servicing Agreement. Countrywide Home Loans Servicing, LP ("Countrywide Servicing") will act as servicer with respect to approximately 30.19% of the mortgage loans (the "Countrywide Mortgage Loans") pursuant to the Seller's Warranties and Servicing Agreement, as modified by the Countrywide Assignment Agreement (as modified, the "Countrywide Servicing Agreement"), dated as of September 1, 2002, as amended by Amendment No. 1 dated as of January 1, 2003, between EMC and Countrywide Home Loans. The Countrywide Servicing Agreement will be assigned to the trust pursuant to an Assignment, Assumption and Recognition Agreement (the "Countrywide Assignment Agreement"), dated as of April 30, 2004, among EMC, the depositor, Countrywide Servicing, Countrywide Home Loans and the trustee on behalf of the certificateholders, except for the rights to enforce the representations and warranties with respect to the Countrywide Mortgage Loans, which will be retained by EMC in its capacity as seller of the Countrywide Mortgage Loans to the trust. National City Mortgage Company ("National City") will act as servicer with respect to approximately 0.53% of the mortgage loans (the "National City Mortgage Loans") pursuant to the Purchase, Warranties and Servicing Agreement, as modified by the National City Assignment Agreement (as modified, the "National City Servicing Agreement"), dated as of October 1, 2001, between EMC and National City. The National City Servicing Agreement will be assigned to the trust pursuant to an Assignment, Assumption and Recognition Agreement (the "National City Assignment Agreement"), dated as of April 30, 2004, among National City, EMC and the trustee on behalf of the certificateholders, except for the rights to enforce the representations and warranties with respect to the National City Mortgage Loans, which will be retained by EMC in its capacity as seller of the National City Mortgage Loans to the trust. Union Federal Bank of Indianapolis ("Union Federal") will act as servicer with respect to approximately 2.20% of the mortgage loans (the "Union Federal Mortgage Loans") pursuant to the Amended and Restated Forward Commitment Flow Mortgage Loan Purchase and Servicing Agreement, as modified by the Union Federal Assignment Agreement

(as modified, the "Union Federal Servicing Agreement"), dated as of March 4, 2003 between EMC and Union Federal. The Union Federal Servicing Agreement will be assigned to the trust pursuant to an Assignment, Assumption and Recognition Agreement (the "Union Federal Assignment Agreement"), dated as of April 30, 2004, among Union Federal, EMC and the trustee on behalf of the certificateholders, except for the rights to enforce the representations and warranties with respect to the Union Federal Mortgage Loans, which will be retained by EMC in its capacity as seller of the Union Federal Mortgage Loans to the trust. Cendant Mortgage Corporation ("Cendant") will act as servicer with respect to approximately 2.82% of the mortgage loans (the "Cendant Mortgage Loans") pursuant to the Purchase, Warranties and Servicing Agreement, as modified by the Cendant Assignment Agreement (as modified, the "Cendant Servicing Agreement"), dated as of October 23, 2001 among EMC, Cendant and Bishop's Gate Residential Mortgage Trust ("Bishop's Gate") which will be assigned to the trust pursuant to an Assignment, Assumption and Recognition Agreement (the "Cendant Assignment Agreement"), dated as of April 30, 2004, among Cendant, Bishop's Gate, EMC and the trustee on behalf of the certificateholders, except for the rights to enforce the representations and warranties with respect to the Cendant Mortgage Loans, which will be retained by EMC in its capacity as seller of the Cendant Mortgage Loans to the trust. HSBC Mortgage Corporation (USA) ("HSBC") will act as servicer with respect to approximately 0.45% of the mortgage loans (the "HSBC Mortgage Loans") pursuant to the Purchase, Warranties and Servicing Agreement, as modified by the HSBC Assignment Agreement (as modified, the "HSBC Servicing Agreement"), dated as of May 1, 2002 between EMC and HSBC which will be assigned to the trust pursuant to an Assignment, Assumption and Recognition Agreement (the "HSBC Assignment Agreement"), dated as of April 30, 2004, among HSBC, EMC and the trustee on behalf of the certificateholders, except for the rights to enforce the representations and warranties with respect to the HSBC Mortgage Loans, which will be retained by EMC in its capacity as seller of the HSBC Mortgage Loans to the trust. GMAC Mortgage Corporation ("GMACM") will act as servicer with respect to approximately 0.24% of the mortgage loans (the "GMACM Mortgage Loans") pursuant to the Servicing Agreement, as modified by the GMACM Assignment Agreement (as modified, the "GMACM Servicing Agreement"), dated as of May 1, 2001, as amended by Amendment No. 1, dated as of October 1, 2001 and Amendment No. 2, dated as of July 31, 2002, between EMC and GMACM. The GMACM Servicing Agreement will be assigned to the trust pursuant to an Assignment, Assumption and Recognition Agreement (the "GMACM Assignment Agreement"), dated as of April 30, 2004, among GMACM, EMC and the trustee on behalf of the certificateholders, except for the rights to enforce the representations and warranties with respect to the GMAC Mortgage Loans, which will be retained by EMC in its capacity as seller of the GMACM Mortgage Loans to the trust. Nexstar Financial Corporation ("Nexstar") will act as servicer with respect to approximately 0.46% of the mortgage loans (the "Nexstar Mortgage Loans") pursuant to the Master Sale and Servicing Agreement, as modified by the Nexstar Assignment Agreement (as modified, the "Nexstar Servicing Agreement"), dated as of March 18, 2002, between EMC and Nexstar. The Nexstar Servicing Agreement will be assigned to the trust pursuant to an Assignment, Assumption and Recognition Agreement (the "Nexstar Assignment Agreement"), dated as of April 30, 2004, among Nexstar, EMC and the trustee on behalf of the certificateholders, except for the rights to enforce the representations and warranties with respect to the Nexstar Mortgage Loans, which will be retained by EMC in its capacity as seller of the Nexstar Mortgage Loans to the trust.

         Pursuant to the Pooling and Servicing Agreement the master servicer will be required to monitor the related servicer's performance. In the event of a default by EMC under the Pooling and Servicing Agreement, Countrywide Servicing under the Countrywide Servicing Agreement, National

City under the National City Servicing Agreement, Union Federal under the Union Federal Servicing Agreement, Cendant under the Cendant Servicing Agreement, HSBC under the HSBC Servicing Agreement, GMACM under the GMACM Servicing Agreement or Nexstar under the Nexstar Servicing Agreement, the master servicer will be required to enforce any remedies against the related servicer and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

         The delinquency and foreclosure experience of EMC and Countrywide Servicing has been included in this prospectus supplement because EMC and Countrywide Servicing are servicing over 10% of the mortgage loans included in the mortgage pool.

EMC

         EMC, a wholly-owned subsidiary of The Bear Stearns Companies Inc., was established as a full-line mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment grade" to varying degrees of "non-investment grade" up to and including mortgaged properties acquired through foreclosure or deed-in-lieu of foreclosure. EMC was incorporated in the State of Delaware on September 26, 1990 and commenced operation in Texas on October 9, 1990.

         The principal business of EMC has been the resolution of non-performing residential mortgage loan portfolios acquired from Resolution Trust Corporation, from private investors and from the Department of Housing and Urban Development through its auctions of defaulted Federal Housing Authority mortgage loans. EMC's servicing portfolio consists primarily of two categories:

         o performing investment-quality loans serviced for EMC's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and

         o non-investment grade, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC's operations resemble those of most mortgage banking companies, except that significant emphasis is placed on the collection and due diligence areas, due to the nature of the mortgage portfolios purchased. As of February 29, 2004, EMC was servicing approximately $15.6 billion of mortgage loans and REO property.

DELINQUENCY AND FORECLOSURE EXPERIENCE OF EMC

         The following table sets forth the delinquency and foreclosure experience of mortgage loans serviced by EMC as of the dates indicated. EMC's portfolio of mortgage loans may differ significantly from the mortgage loans backing the certificates in terms of underwriting standards, interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans backing the certificates will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual delinquency experience on the mortgage loans will depend, among other things, upon the value of the real estate securing such mortgage loans and the ability of borrowers to make required payments.


                                     DELINQUENCY AND FORECLOSURE EXPERIENCE(1)


                                          As of November 30, 2001                           As of November 30, 2002
                                          -----------------------                           -----------------------
                                                                    % of                                              % of
                                                                Portfolio by                                      Portfolio by
                                 No. of         Principal        Principal        No. of                           Principal
                                  Loans         Balance(2)        Balance         Loans     Principal Balance(2)    Balance
                                  -----         ----------        -------         -----     --------------------    -------
Current Loans................    76,892     $ 4,291,550,897       58.30%         107,444       $ 6,863,380,896       62.44%
Period of Delinquency(3).....
  30-59 Days.................    14,425         795,817,499       10.81           17,455         1,044,663,778        9.50
  60-89 Days.................     4,935         279,727,400        3.80            6,524           401,534,696        3.65
  90 Days or more............    10,257         530,744,768        7.21           13,797           686,521,557        6.25
Foreclosure/bankruptcies(4)..    19,054       1,213,468,377       16.48           24,299         1,663,845,463       15.14
Real Estate Owned............     4,234         249,853,497        3.39            5,014           331,882,863        3.02
                                -------     ---------------      ------          -------       ---------------      ------
Total Portfolio..............   129,795     $ 7,361,162,438      100.00%         174,533       $10,991,829,253      100.00%
                                =======     ===============      ======          =======       ===============      ======


                                          As of November 30, 2003                           As of February 29, 2004
                                          -----------------------                           -----------------------
                                                                     % of                                             % of
                                                                 Portfolio by                                     Portfolio by
                                No. of          Principal         Principal       No. of         Principal         Principal
                                Loans           Balance(2)         Balance         Loans        Balance(2)          Balance
                                -----           ----------         -------         -----        ----------          -------
Current Loans...............   116,121       $ 8,638,124,015       68.08%        120,768     $11,373,524,198         72.75%
Period of Delinquency.......    17,011         1,092,638,661        8.61          15,841       1,163,579,382          7.44
  30-59 Days................     6,194           405,096,220        3.19           5,975         436,200,210          2.79
  60-89 Days................    15,417           760,682,618        5.99          15,471         811,382,765          5.19
  90 Days or more...........    20,652         1,497,106,926       11.80          20,874       1,560,163,616          9.98
Foreclosure/bankruptcies(4).     3,553           295,106,372        2.33           3,331         288,536,679          1.85
                               -------       ---------------      ------         -------     ---------------        ------
Real Estate Owned...........   168,948       $12,688,754,812      100.00%        182,260     $15,633,386,850        100.00%
                               =======       ===============      ======         =======     ===============        ======
Total Portfolio.............

----------------
(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.
(2) For the REO properties, the principal balance is at the time of foreclosure.
(3) No mortgage loan is included in this table as delinquent until it is 30 days past due.
(4) Exclusive of the number of loans and principal balance shown in the period of delinquency.

         Since the mortgage loans were originated by various originators at different times, it is unlikely that the delinquency and foreclosure experience set forth above will be representative of the actual delinquency and foreclosure experience on the mortgage loans in the trust fund or even representative of the mortgage loans in the trust fund being serviced by EMC. There can be no assurance that factors beyond EMC's control, such as national or local economic conditions or downturn in the real estate markets in which the mortgaged properties are located, will not result in increased rates of delinquencies and foreclosure losses in the future.

COUNTRYWIDE SERVICING

         The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), a Delaware corporation (referred to herein as Countrywide Financial). Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

         Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations to the bulk of its non-agency loan servicing portfolio, including with respect to those mortgage loans formerly serviced by Countrywide Home Loans. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans product will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

         In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

         Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans. As of March 31, 2004, Countrywide Servicing had a net worth of approximately $9.8 billion.

         FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE

         Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans.

There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

         A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of the mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized in alternative loan trusts by certain affiliates of Countrywide Home Loans. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio which increased from approximately $1.730 billion at February 29, 2000, to approximately $2.247 billion at February 28, 2001, to approximately $5.083 billion at December 31, 2001, to approximately $9.862 billion at December 31, 2002, to approximately $14.733 billion at December 31, 2003 and to approximately $17.209 billion at March 31, 2004. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding).



                                       AT FEBRUARY 28(29),                    AT DECEMBER 31,                  AT MARCH 31,
                                       -------------------                    ---------------                  ------------
                                        2000           2001           2001           2002          2003            2004
                                        ----           ----           ----           ----          ----            ----
Delinquent Mortgage Loans and
Pending Foreclosures at
Period End:
    30-59 days...................       1.60%          2.28%            2.92%         3.08%         2.63%           1.83%
    60-89 days...................       0.26           0.51             0.65          0.86          0.72            0.55
    90 days or more (excluding
    pending foreclosures)........       0.13           0.19             0.21          0.45          0.53            0.41
        Total of delinquencies...       1.99%          2.97%            3.77%         4.39%         3.87%           2.80%
Foreclosures pending.............       0.18%          0.47%            0.43%         0.45%         0.91%           0.35%

Total delinquencies and
    foreclosures pending.........       2.17%          3.44%            4.21%         4.84%         4.78%           3.15%
Net Gains/(Losses) on liquidated
    loans(1).....................   $(27,760)     $(374,332)     $(1,057,748)  $(5,372,415)  $(9,334,817)    $(1,691,871)
Percentage of Net Gains/(Losses)                                                                                         %
    on liquidated loans(1)(2)....     (0.002)%       (0.017)%         (0.021)%      (0.054)%      (0.063)%        (0.010)
Percentage of Net Gains/(Losses)      (0.002)%       (0.018)%         (0.021)%      (0.057)%      (0.063)%        (0.011)%
    on liquidated loans (based on
    average outstanding principal
    balance)(1)..................

(1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

COLLECTION AND OTHER SERVICING PROCEDURES

         The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the Pooling and Servicing Agreement or the related servicing agreement, as applicable. Consistent with the foregoing, the servicers may in their discretion waive, modify or vary or permit to be waived, modified or varied, any term of any mortgage loan including, in certain instances, changing the mortgage rate or extending the final maturity.

         If a mortgaged property has been or is about to be conveyed by the mortgagor and the related servicer has knowledge thereof, the related servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the related servicer in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The related servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the related servicer may be unable to enforce due-on-sale clauses, we refer you to "Material Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in the prospectus.

In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

         The servicers will establish and maintain, in addition to the protected accounts described below under "--Protected Accounts," one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the related servicing agreement or the Pooling and Servicing Agreement, as applicable. Each servicing account and the investment of deposits therein shall comply with the requirements of the related servicing agreement or the Pooling and Servicing Agreement, as applicable and shall meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related servicer or the master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the master servicer or the related servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the related servicing agreement or the Pooling and Servicing Agreement, as applicable.

         The servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the related servicing agreement or the Pooling and Servicing Agreement, as applicable.

HAZARD INSURANCE

         The servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the related servicing agreement or the Pooling and Servicing Agreement, as applicable, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the related servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, shall be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan may so permit. Such costs shall be recoverable by the related servicer out of related late payments by the mortgagor or out of insurance proceeds or liquidation proceeds or any other amounts in the related protected account. The right of the related servicer to reimbursement for such costs incurred will be prior to the right of the master servicer to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related protected account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the related servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the least of (i) the outstanding principal balance of the related mortgage loan, (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

         The servicers, on behalf of the trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in a protected account. The servicers are required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         Each servicer will take such action either as such servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by such servicer with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related servicing agreement and the Pooling and Servicing Agreement, the related servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that such servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and Fannie Mae guidelines. The related servicer will not be required to expend its own moneys with respect to the restoration of, or to make servicing advances with respect to, such mortgaged properties unless such entity has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property's eventual liquidation.

         Since insurance proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the related servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable Net Mortgage Rate.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicer will be entitled to receive a fee as compensation for its activities under the Pooling and Servicing Agreement equal to 0.0150% multiplied by the Stated Principal Balance of each mortgage loan as of the due date in the month preceding the month in which such distribution date occurs. In addition, the master servicer shall be entitled to any amounts earned on permitted investments in the Master Servicer Collection Account and the Distribution Account. Each servicer will be entitled to receive a fee as compensation for its activities under the related servicing agreement equal to the servicing fee rate multiplied by the Stated Principal Balance of each mortgage loan serviced by such entity as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.25% per annum. Interest shortfalls on the mortgage loans resulting from prepayments in full or prepayments in part during any calendar month will be offset by the related servicer on the distribution date in the following calendar month, but only to the extent that such amount does not exceed the aggregate of the servicing fees on the mortgage loans serviced by it for the related Due Period, provided, however, that only interest shortfalls resulting from a prepayment in full will be covered by Cendant. The master servicer will be obligated to make such compensating interest payments in the event that the related servicer fails to do so, but only to the extent that such amount does not exceed the aggregate master servicing compensation for the applicable distribution date.

         In addition to the primary compensation described above, the related servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors. Additionally, Countrywide Servicing will retain all prepayment charges collected on the Countrywide Mortgage Loans.

         The related servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

PROTECTED ACCOUNTS

         Each servicer will establish and maintain one or more custodial accounts (each, a "Protected Account") into which they will deposit daily or at such other time specified in the applicable servicing agreement or the Pooling and Servicing Agreement, as applicable, all collections of principal and interest on any mortgage loans, including principal prepayments, insurance proceeds, liquidation proceeds and advances made from the servicer's own funds, less the applicable servicing fee. All Protected Accounts and amounts at any time credited thereto shall comply with the requirements of the Pooling and Servicing Agreement and the related servicing agreement and shall meet the requirements of the rating agencies.

         On the date specified in the Pooling and Servicing Agreement or the applicable servicing agreement, as the case may be, the related servicer will withdraw from its Protected Account amounts on deposit therein and will remit them to the master servicer for deposit in the Master Servicer Collection Account.

THE MASTER SERVICER COLLECTION ACCOUNT

         The master servicer shall establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account (the "Master Servicer Collection Account") into which it will deposit amounts received from each servicer and advances (to the extent required to make advances) made from the master servicer's own funds (less the master servicing fee and the master servicer's expenses, as provided in the Pooling and Servicing Agreement). The Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the Pooling and Servicing Agreement and shall meet the requirements of the rating agencies. The amount at any time credited to the Master Servicer Collection Account may be invested in the name of the trustee in such permitted investments selected by the master servicer as set forth in the Pooling and Servicing Agreement. The master servicer shall be entitled to any amounts earned and will be liable for any losses on permitted investments in the Master Servicer Collection Account. The master servicer will deposit in the Master Servicer Collection Account, as received, the following amounts:

                  (i) Any amounts withdrawn from a Protected Account or other permitted account;

                  (ii) Any advance and compensating interest payments;

                  (iii) Any Insurance Proceeds or Liquidation Proceeds received by the master servicer which were not deposited in a protected account or other permitted account;

                  (iv) The repurchase price with respect to any mortgage loans repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the trust;

                  (v) Any amounts required to be deposited with respect to losses on permitted investments; and

                  (vi) Any other amounts received by or on behalf of the master servicer or the trustee and required to be deposited in the Master Servicer Collection Account pursuant to the Pooling and Servicing Agreement.

DISTRIBUTION ACCOUNT

         The trustee shall establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account (the "Distribution Account"), into which on the day prior to each distribution date it will deposit all amounts transferred to it by the master servicer from the Master Servicer Collection Account. All amounts deposited to the Distribution Account shall be held in the name of the trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Pooling and Servicing Agreement. The amount at any time credited to the Distribution Account may be held as cash or invested in the name of the trustee, in such permitted investments selected by the master servicer as set forth in the Pooling and Servicing Agreement. The master servicer will be entitled to any amounts earned and will be liable for any losses on permitted investments in the Distribution Account.

         On each distribution date, the trustee will withdraw available funds from the Distribution Account and make payments to the certificateholders in accordance with the provisions set forth under "Description of the Certificates-- Distributions" in this prospectus supplement. Each of the trustee, the securities administrator and the custodian will be entitled to compensation for its services under the Pooling and Servicing Agreement and the custodial agreement which shall be paid by the master servicer. The trustee, the securities administrator and the custodian will also be entitled to be reimbursed for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the Pooling and Servicing Agreement prior to the distribution of the available funds.

PREPAYMENT INTEREST SHORTFALLS AND COMPENSATING INTEREST

         When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a "Prepayment Interest Shortfall." In order to mitigate the effect of any such shortfall in interest distributions to holders of the offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the servicer for such month shall, to the extent of such shortfall, be remitted by the related servicer to the master servicer for deposit in the Master Servicer Collection Account, provided, however, that only Prepayment Interest Shortfalls resulting from a prepayment in full will be covered by Cendant. We refer to such deposited amounts as "Compensating Interest." In the event the related servicer fails to remit such compensating interest payments, the master servicer will be required to do so to the extent described in the Pooling and Servicing Agreement. Any such deposit or remittance by the master servicer or the related servicer will be reflected in the distributions to holders of the offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

ADVANCES

         If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than for certain reasons as set forth in the applicable servicing agreement or the Pooling and Servicing Agreement, for example as a result of application of the Relief Act, the related servicer will remit to the master servicer for deposit in the Master Servicer Collection Account within the number of days prior to the related distribution date set forth in the related servicing agreement or the Pooling and Servicing Agreement, as applicable, an amount equal to such delinquency, net of the related servicing fee rate except to the extent the related servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the related servicer until the liquidation of the related mortgaged property. Failure by the related servicer to remit any required advance, which failure goes unremedied for the number of days specified in the Pooling and Servicing Agreement or the related servicing agreement, as applicable, would constitute an event of default under such agreements. Such event of default by the related servicer shall then obligate the master servicer to advance such amounts, net of the master servicing fee rate, to the Distribution Account to the extent provided in the Pooling and Servicing Agreement. Any failure of the master servicer to make such advances would constitute an event of default as discussed under "Description of the Certificates--Events of Default" in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

         The Pooling and Servicing Agreement will provide that, in the event that during the course of any fiscal year the master servicer has directly serviced any of the mortgage loans, on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by the master servicer of such mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other, including the Pooling and Servicing Agreement, was conducted in compliance with such agreements, the Audit Program for Mortgages serviced for Freddie Mac, or the Uniform Single Attestation Program for Mortgage Bankers, except for any significant exceptions or errors in records that, in the opinion of the firm it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by the related servicer, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac (rendered within one year of such statement) of firms of independent public accountants with respect to the related servicer.

         The Pooling and Servicing Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The Pooling and Servicing Agreement will provide that the master servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except upon a determination, evidenced by an opinion of counsel to such effect, that its duties thereunder are no longer permissible under applicable law. No such resignation shall become effective unless:

         o the trustee or a successor master servicer has assumed the obligations and duties of the master servicer and the securities administrator (including the master servicer's obligation to pay the compensation of the trustee and the custodian) to the extent required in the Pooling and Servicing Agreement;

         o the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

         o the trustee has received written confirmation from each rating agency substantially to the effect that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of offered certificates.

         Notwithstanding the foregoing, the master servicer, however, has the right, with the written consent of the trustee (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the Pooling and Servicing Agreement with respect to the qualifications of such purchaser or transferee.

         The Pooling and Servicing Agreement will further provide that neither the master servicer, the depositor, the seller nor any director, officer, employee, or agent of the master servicer, the depositor or the seller will be under any liability to the trust fund or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor, the seller nor any such person will be protected against any breach of its representations and warranties in the Pooling and Servicing Agreement or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

         In addition, the Pooling and Servicing Agreement will provide that neither the master servicer, the depositor nor the seller will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. The master servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the master servicer will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

         Any person into which either the master servicer or the seller may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the seller is a party, or any person succeeding to the business of the master servicer or the seller, will be the successor of the master servicer or the seller, as applicable under the Pooling and Servicing Agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then- current ratings of any class of offered certificates.

         EMC will have certain rights with respect to the Pooling and Servicing Agreement in respect of the master servicer, including the selection of a new master servicer in the event of a default by Wells Fargo. EMC may also terminate the master servicer without cause, upon payment of a termination fee from EMC's own funds, provided that a successor master servicer has been appointed pursuant to the Pooling and Servicing Agreement.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The trust will issue the certificates pursuant to the Pooling and Servicing Agreement. The certificates consist of the classes of certificates reflected on the cover of this prospectus supplement, which we refer to as the offered certificates, and the Class P, Class B-4, the Class B-5 and the Class B-6 Certificates, which we are not offering by this prospectus supplement. We refer to the Class I-A1, Class I-A2, Class I-A3, Class I-A4, Class I-PO, Class I-X, Class II-A, Class II-PO, Class II-X, Class P, Class R-1, Class R-2 and Class R-3 Certificates, collectively, as the senior certificates, and we refer to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, collectively, as the subordinated certificates. In addition, we sometimes refer to the Class I-A1, Class I-A2, Class I-A3, Class I-A4, Class I-PO and Class I-X Certificates, collectively, as the group I certificates and the Class II-A, Class II-PO, Class II-X, Class R-1, Class R-2 and Class R-3 Certificates, collectively, as the group II certificates. We refer to the Class R-1, Class R-2 and Class R-3 Certificates, collectively, as the residual certificates.

         The Class I-A4, Class I-X and Class II-X Certificates are interest-only certificates issued with notional balances. The Class I-PO and Class II-PO Certificates are principal-only certificates and are not entitled to any distributions in respect of interest. The Class P Certificates will have an initial Certificate Principal Balance of $100 and will be entitled to all prepayment charges received in respect of the mortgage loans, other than the Countrywide Mortgage Loans for which such prepayment charges will be retained by Countrywide Servicing as part of its servicing compensation. Distributions on the group I certificates will be based primarily on amounts available for distribution in respect of loan group I. Distributions on the group II certificates will be based primarily on amounts available for distribution in respect of loan group II. In certain instances, as described under " --Distributions-- Allocation of Payments on the Mortgage Loans" below, amounts available for distribution with respect to a loan group will be distributed to the senior certificates related to the other loan group. Distributions on the subordinated certificates will be made on a subordinated basis from amounts available for distribution in respect of loan group I and loan group II after distributions to the senior certificates.

         The trust will issue the offered certificates (other than the Class R Certificates) in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof, except that one certificate of each class may be issued in the remainder of the class. Each of the Class R Certificates will be issued as a single certificate of $50.00 in fully-registered definitive form.

BOOK-ENTRY REGISTRATION

         The offered certificates (other than the Class R Certificates) will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC". Clearstream, Luxembourg is referred to as "Clearstream". The Euroclear System is referred to as "Euroclear". The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         An Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream, has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

         Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         Monthly and annual reports of the trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Pooling and Servicing Agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Pooling and Servicing Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the Pooling and Servicing Agreement. Such events may include the following:

         o we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we or the trustee is unable to locate a qualified successor, or

         o at our option, we elect to terminate the book-entry system through DTC.

         Additionally, after the occurrence of an event of default under the Pooling and Servicing Agreement, any certificate owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Pooling and Servicing Agreement, receive a definitive certificate evidencing such certificate owner's percentage interest in the related class of certificates. Upon the occurrence of any of the events specified in the Pooling and Servicing Agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the book-entry securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this prospectus supplement and in the Pooling and Servicing Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the trust, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISTRIBUTIONS

         GENERAL. On each distribution date, the trustee will make distributions on the certificates to the persons in whose names such certificates are registered as of the related record date.

         The trustee will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the Pooling and Servicing agreement. If no such instructions are given to the trustee, then the trustee will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the trustee designated for such purposes. As of the closing date, the trustee designates its offices located at US Bank Corporate Trust Services, One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services/BSABS I 2004-AC2 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder's percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the related class.

         ALLOCATION OF PAYMENTS ON THE MORTGAGE LOANS. On each distribution date, the Group I Available Funds and Group II Available Funds for such distribution date will be distributed as follows:

         (A) on each distribution date, the Group I Available Funds will be distributed to the Group I Certificates as follows:

                  FIRST, to the Class I-A1, Class I-A2, Class I-A3, Class I-A4 and Class I-X Certificates, on a pro rata basis, the Accrued Certificate Interest on such classes for such distribution date. As described below, Accrued Certificate Interest on the Class I-A1, Class I-A2, Class I-A3, Class I- A4 and Class I-X Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto. Any Net Interest Shortfalls shall be allocated among such classes as described below;

                  SECOND, to the Class I-A1, Class I-A2, Class I-A3, Class I-A4 and Class I-X Certificates, on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Group I Available Funds;

                  THIRD, concurrently (i) sequentially, in the following order, to the Class I-A1 Certificates and Class I-A2 Certificates, in reduction of the Certificate Principal Balances thereof, 72.72727278281% of the Group I Senior Optimal Principal Amount for such distribution date, (ii) to the Class I-A3 Certificates, in reduction of the Certificate Principal Balance thereof, 27.27272721719% of the Group I Senior Optimal Principal Amount for such distribution date and (iii) to the Class I-PO Certificates, the Class I-PO Certificate Principal Distribution Amount for such distribution date, in each case, to the extent of remaining Group I Available Funds, until the Certificate Principal Balance of each such class has been reduced to zero; and

                  FOURTH, the related Class PO Certificate Deferred Amount to the Class I-PO Certificates, provided, that (i) such distributions shall not reduce the Certificate Principal Balance of the Class I-PO Certificates and (iii) no distribution will be made in respect of the related Class PO Certificate Deferred Amount on or after the Cross-over Date.

         (B) On each distribution date, the Group II Available Funds will be distributed to the Group II Certificates as follows:

                   FIRST, to the Class II-A, Class II-X, Class R-1, Class R-2 and Class R-3 Certificates, on a pro rata basis, the Accrued Certificate Interest on such classes for such distribution date. As described below, Accrued Certificate Interest on the Class II-A, Class II-X, Class R-1, Class R- 2 and Class R-3 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

                  SECOND, to the Class II-A, Class II-X, Class R-1, Class R-2 and Class R-3 Certificates, on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Group II Available Funds;

                  THIRD, to the Class R-1, Class R-2 and Class R-3 Certificates, on a pro rata basis, in reduction of the Certificate Principal Balances thereof, the Group II Senior Optimal Principal

         Amount for such distribution date, in each case, to the extent of remaining Group II Available Funds, until the Certificate Principal Balance of each such class has been reduced to zero;

                  FOURTH, concurrently, (i) to the Class II-A Certificates, in reduction of the Certificate Principal Balance thereof, the remaining Group II Senior Optimal Principal Amount for such distribution date and
         (ii) to the Class II-PO Certificates, the Class II-PO Certificate Principal Distribution Amount for such distribution date, in each case, to the extent of remaining Group II Available Funds, until the Certificate Principal Balance of each such class has been reduced to zero; and

                  FIFTH, the related Class PO Certificate Deferred Amount to the Class II-PO Certificates, provided, that (i) such distributions shall not reduce the Certificate Principal Balance of the Class II-PO Certificates and (iii) no distribution will be made in respect of the related Class PO Certificate Deferred Amount on or after the Cross-over Date.

         (C) Except as provided in paragraphs (D) and (E) below, on each distribution date on or prior to the Cross-Over Date, an amount equal to the sum of the remaining Group I Available Funds and Group II Available Funds after the distributions in (A) and (B) above will be distributed sequentially, in the following order, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (c) such Class's Allocable Share, if any, for such distribution date, in each case, to the extent of the sum of the remaining Group I Available Funds and Group II Available Funds.

         (D) On each distribution date prior to the distribution date on which the Certificate Principal Balances of the subordinated certificates are reduced to zero (the "Cross-Over Date") but after the reduction of the Certificate Principal Balance of all of the Group I Certificates (other than any Interest Only Certificates and Class PO Certificates) or all of the Group II Certificates (other than any Interest Only Certificates and Class PO Certificates) to zero, the class or classes of senior certificates in the remaining Certificate Group (other than any Interest Only Certificates and Class PO Certificates) will be entitled to receive in reduction of their Certificate Principal Balances, pro rata based upon their Certificate Principal Balances immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining senior certificates' respective loan group allocated to such senior certificates, 100% of the applicable Non-PO Percentage of the Principal Prepayments on any mortgage loan in the loan group relating to the class or classes of senior certificates of the fully repaid Certificate Group; provided, however, that if (a) the weighted average of the Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of the Subordinate Percentages and (b) the aggregate Stated Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the sum of the aggregate Certificate Principal Balance of the subordinated certificates does not exceed 50%, then the additional allocation of Principal Prepayments to the senior certificates in accordance with this clause (D) will not be made and 100% of the applicable Non-PO Percentage of the Principal Prepayments on any mortgage loan in the loan group relating to the class or classes of senior certificates in the fully repaid Certificate Group will be allocated to the subordinated certificates.

         (E) If on any distribution date on which the aggregate Certificate Principal Balance of the Group I Certificates or Group II Certificates (other than the Interest Only and Class PO Certificates) would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related loan group (other than the applicable PO Percentage of the related Discount Mortgage Loans) and any subordinated certificates are still outstanding in each case after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to the subordinated certificates in respect of principal will be distributed to the Group I Certificates or Group II Certificates (other than the Interest Only and Class PO Certificates), as applicable, in reduction of the Certificate Principal Balance thereof, until the aggregate Certificate Principal Balance of such class or classes of senior certificates is an amount equal to the aggregate Stated Principal Balance of the mortgage loans in its related loan group (other than the applicable PO Percentage of the related Discount Mortgage Loans), and (ii) the Accrued Certificate Interest otherwise allocable to the subordinated certificates on such distribution date will be reduced, if necessary, and distributed to such class or classes of senior certificates in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Certificate Principal Balance of such class or classes of senior certificates over (y) the aggregate Stated Principal Balance of the mortgage loans in the related loan group (other than the applicable PO Percentage of the related Discount Mortgage Loans). Any such reduction in the Accrued Certificate Interest on the subordinated certificates will be allocated in reverse order of the subordinated certificates numerical designations, commencing with the Class B-6 Certificates.

         (F) If, after distributions have been made pursuant to priorities FIRST and SECOND of clauses (A) and (B) above on any distribution date, the remaining Group I Available Funds or Group II Available Funds are less than the sum of the Group I Senior Optimal Principal Amount and the Class I- PO Certificate Principal Distribution Amount or the sum of the Group II Senior Optimal Principal Amount and the Class II-PO Certificate Principal Distribution Amount, respectively, such amounts shall be proportionately reduced, and such remaining Group Available Funds will be distributed to the Class I-A1, Class I-A2, Class I-A3 and Class I-PO Certificates, or the Class II-A, Class R-1, Class R-2, Class R-3 and Class II-PO Certificates, as applicable, on the basis of such reduced amount. Notwithstanding any reduction in principal distributable to the Class I-PO Certificates or Class II-PO Certificates pursuant to this paragraph, the Certificate Principal Balance of the Class I-PO Certificates or Class II-PO Certificates, as applicable, shall be reduced not only by principal so distributed but also by the difference between (i) principal distributable to the Class I-PO Certificates in accordance with priority THIRD under clause (A) above or the principal distributable to the Class II-PO Certificates in accordance with priority FOURTH under clause (B) above, as the case may be, and
(ii) principal actually distributed to the Class I-PO Certificates or Class II-PO Certificates, as applicable, after giving effect to this paragraph (such difference, the related "Class PO Certificate Cash Shortfall"). The Class PO Certificate Cash Shortfall for each such class with respect to any distribution date will be added to the related Class PO Certificate Deferred Amount.

         On each distribution date, any Group Available Funds remaining after payment of interest and principal to the classes of certificates entitled thereto, as described above, will be distributed to the Class R-3 Certificates; provided that if on any distribution date there are any Group I Available Funds or Group II Available Funds remaining after payment of interest and principal to a class or classes of certificates entitled thereto, such amounts will be distributed to the other classes of senior certificates, pro rata, based upon their Certificate Principal Balances, until all amounts due to all classes of senior certificates have been paid in full, before any amounts are distributed to the Class R-3 Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

         On each distribution date, all amounts representing prepayment charges in respect of the mortgage loans, other than the Countrywide Mortgage Loans, received during the related prepayment period will be withdrawn from the Distribution Account and distributed to the Class P Certificates and shall not be available for distribution to the holders of any other class of certificates. The payment of such prepayment charges shall not reduce the Certificate Principal Balance of the Class P Certificates.

GLOSSARY

         "Accrued Certificate Interest" for any certificate (other than the Class PO Certificates) for any distribution date, means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance (or Notional Balance) of such certificate immediately prior to such distribution date less (i) in the case of a senior certificate (other than the Class PO Certificates), such certificate's share of any Net Interest Shortfalls from the related mortgage loans and, after the Cross-Over Date, the interest portion of any Realized Losses on the related mortgage loans and (ii) in the case of a subordinated certificate, such certificate's share of any Net Interest Shortfalls and the interest portion of any Realized Losses on the related mortgage loans. Such Net Interest Shortfalls will be allocated among the certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any class of certificates after the distribution date on which the outstanding Certificate Principal Balance of such certificate has been reduced to zero.

         "Allocable Share" with respect to any class of subordinated certificates on any distribution date will generally equal such class's pro rata share (based on the Certificate Principal Balance of each class entitled thereto) of the sum of each of the components of the definition of Group I Subordinate Optimal Principal Amount and Group II Subordinate Optimal Principal Amount; provided, that, except as described in the second succeeding sentence, no class of subordinated certificates (other than the class of subordinated certificates outstanding with the lowest numerical designation) shall be entitled on any distribution date to receive distributions pursuant to clauses
(ii), (iii) and (v) of the definitions of Group I Subordinate Optimal Principal Amount and Group II Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date. The "Class Prepayment Distribution Trigger" for a class of subordinated certificates for any distribution date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such class and each class subordinated thereto, if any, and the denominator of which is the Stated Principal Balances of all of the mortgage loans as of the related due date, equals or exceeds such percentage calculated as of the closing date. If on any distribution date the Certificate Principal Balance of any class of subordinated certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses
(ii), (iii) and (v) of the definitions of Group I Subordinate Optimal Principal Amount and Group II Subordinate Optimal Principal Amount, to the extent of such class's remaining Allocable Share, shall be distributed to the remaining classes of subordinated certificates in reduction of their respective Certificate Principal Balances, sequentially, in the order of their numerical class designations. If the Class Prepayment Distribution Trigger is not satisfied for any class of subordinated certificates on any distribution date, this may have the effect of accelerating the amortization of more senior classes of subordinated certificates.

         "Applied Realized Loss Amount" with respect to (i) any class of senior certificates (other than the Interest Only Certificates) and as to any distribution date, means the Realized Losses with respect to the mortgage loans which have been applied in reduction of the Certificate Principal Balance of such class and (ii) any class of subordinated certificates and as to any distribution date, means the sum of the Realized Losses with respect to the mortgage loans and Class PO Certificate Deferred Payment Writedown Amounts, which have been applied in reduction of the Certificate Principal Balance of such class.

         "Certificate Group" the Group I Certificates or the Group II Certificates, as applicable.

         "Certificate Principal Balance" with respect to any class of certificates (other than the Interest Only Certificates) and any distribution date, is the original certificate principal balance of such class as set forth on the cover page of this prospectus supplement or with respect to the Class B-4, Class B-5 and Class B-6 Certificates, is approximately $2,031,000, $812,000 and $2,573,178, respectively, plus, in the case of a subordinated certificate, any Subsequent Recoveries added to the Certificate Principal Balance of such certificate, as described under "Description of the Certificates -- Allocation of Realized Losses" in this prospectus supplement and less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Applied Realized Loss Amounts allocated to such class on previous distribution dates.

         "Class B Certificates" means, collectively, the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

         "Class PO Certificates" means, collectively, the Class I-PO Certificates and Class II-PO Certificates.

          "Class PO Certificate Deferred Payment Writedown Amount" means, with respect to any distribution date and (a) the Class I-PO Certificates, the amount distributed to the Class I-PO Certificates on such distribution date pursuant to priority FOURTH under clause (A) under "-- Distributions -- Allocations of Payments on the Mortgage Loans" and (b) the Class II-PO Certificates, the amount distributed to the Class II-PO Certificates on such distribution date pursuant to priority FIFTH under clause (B) under "-- Distributions -- Allocations of Payments on the Mortgage Loans." The Class PO Certificate Deferred Payment Writedown Amount will be allocated to the classes of subordinated certificates in inverse order of their numerical class designations, until the Certificate Principal Balance of each such class has been reduced to zero.

         "Class I-PO Certificate Principal Distribution Amount" with respect to each distribution date and the Class I-PO Certificates, means an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Class I-PO Certificates immediately prior to such distribution date):

                  (i) the applicable PO Percentage of the principal portion of all monthly payments due on the Discount Mortgage Loans in loan group I on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the applicable PO Percentage of the Stated Principal Balance of each Discount Mortgage Loan in loan group I which was the subject of a prepayment in full received by the related servicer during the applicable Prepayment Period (as defined below);

                  (iii) the applicable PO Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period with respect to any Discount Mortgage Loan in loan group I;

                  (iv) the lesser of (a) the applicable PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Discount Mortgage Loan in loan group I which became a defaulted mortgage loan during the related Prepayment Period (other than a Discount Mortgage Loan described in the immediately following clause (B)) and all Subsequent Recoveries received in respect of each defaulted Discount Mortgage Loan in loan group I during the related Due Period and (B) the Stated Principal Balance of each such Discount Mortgage Loan in loan group I purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable PO Percentage of the sum of (A) the Stated Principal Balance of each Discount Mortgage Loan in loan group I which became a defaulted mortgage loan during the related Prepayment Period (other than a Discount Mortgage Loan described in the immediately following clause
         (B)) and (B) the Stated Principal Balance of each such Discount Mortgage Loan in loan group I that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

                  (v) the applicable PO Percentage of the sum of (a) the Stated Principal Balance of each Discount Mortgage Loan in loan group I which was repurchased by the seller in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of each Discount Mortgage Loan in loan group I that has been replaced by the seller with a substitute mortgage loan pursuant to the Pooling and Servicing Agreement in connection with such distribution date over the Stated Principal Balance of each such substitute Discount Mortgage Loan.

         "Class II-PO Certificate Principal Distribution Amount" with respect to each distribution date and the Class II-PO Certificates, means an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Class II-PO Certificates immediately prior to such distribution date):

                  (i) the applicable PO Percentage of the principal portion of all monthly payments due on the Discount Mortgage Loans in loan group II on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the applicable PO Percentage of the Stated Principal Balance of each Discount Mortgage Loan in loan group II which was the subject of a prepayment in full received by the related servicer during the applicable Prepayment Period (as defined below);

                  (iii) the applicable PO Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period with respect to any Discount Mortgage Loan in loan group II;

                  (iv) the lesser of (a) the applicable PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Discount Mortgage Loan in loan group II which became a defaulted mortgage loan during the related Prepayment Period (other than a Discount Mortgage Loan described in the immediately following clause (B)) and all Subsequent Recoveries received in respect of each defaulted Discount Mortgage Loan in loan group II during the related Due Period and (B) the Stated Principal Balance of each such Discount Mortgage Loan in loan group II purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable PO Percentage of the sum of (A) the Stated Principal Balance of each Discount Mortgage Loan in loan group II which became a defaulted mortgage loan during the related Prepayment Period (other than a Discount Mortgage Loan described in the immediately following clause
         (B)) and (B) the Stated Principal Balance of each such Discount Mortgage Loan in loan group II that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

                  (v) the applicable PO Percentage of the sum of (a) the Stated Principal Balance of each Discount Mortgage Loan in loan group II which was repurchased by the seller in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of each Discount Mortgage Loan in loan group II that has been replaced by the seller with a substitute mortgage loan pursuant to the Pooling and Servicing Agreement in connection with such distribution date over the Stated Principal Balance of each such substitute Discount Mortgage Loan.

         "Cross-Over Date" means the distribution date on which the Certificate Principal Balances of the subordinated certificates are reduced to zero.

         "Discount Mortgage Loan" means (a) with respect to loan group I, any mortgage loan with a Net Mortgage Rate less than 6.00% per annum and (b) with respect to loan group II, any mortgage loan with a Net Mortgage Rate less than 5.00% per annum.

         "Due Period" with respect to any distribution date, is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

         "Group I Available Funds" shall mean the sum of Interest Funds and Principal Funds relating to loan group I less amounts reimbursable to the related servicer, the master servicer, the securities administrator and the trustee as provided in the Pooling and Servicing Agreement.

         "Group I Certificates" consist of the Class I-A1, Class I-A2, Class I-A3, Class I-A4, Class I-PO and Class I-X Certificates.

         "Group I Senior Optimal Principal Amount" with respect to each distribution date and the Group I Certificates (other than the Interest Only and Class I-PO Certificates), means an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Group I Certificates (other than the Interest Only Certificates and Class I-PO Certificates) immediately prior to such distribution date):

                  (i) the applicable Senior Percentage of the applicable Non-PO Percentage of the principal portion of all monthly payments due on the mortgage loans in loan group I on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in loan group I which was the subject of a prepayment in full received by the related servicer during the applicable Prepayment Period (as defined below);

                  (iii) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period with respect to any mortgage loan in loan group I;

                  (iv) the lesser of (a) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in loan group I which became a defaulted mortgage loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (B)) and all Subsequent Recoveries received in respect of each defaulted mortgage loan in loan group I during the related Due Period and (B) the Stated Principal Balance of each such mortgage loan in loan group I purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the applicable Non-PO Percentage of the sum of (A) the Stated Principal Balance of each mortgage loan in loan group I which became a defaulted mortgage loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (B)) and (B) the Stated Principal Balance of each such mortgage loan in loan group I that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

                  (v) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in loan group I which was repurchased by the seller in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of each mortgage loan in loan group I that has been replaced by the seller with a substitute mortgage loan pursuant to the Pooling and Servicing Agreement in connection with such distribution date over the Stated Principal Balance of each such substitute mortgage loan.

         "Group I Subordinate Optimal Principal Amount" for the subordinated certificates with respect to each distribution date means an amount equal to the sum of the following for loan group I (but in no event greater than the aggregate Certificate Principal Balances of the subordinated certificates immediately prior to such distribution date):

                  (i) the applicable Subordinate Percentage of the applicable Non-PO Percentage of the principal portion of all monthly payments due on each mortgage loan in loan group I on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the applicable Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in loan group I which was the subject of a prepayment in full received by the related servicer during the applicable Prepayment Period;

                  (iii) the applicable Subordinate Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received during the applicable Prepayment Period for each mortgage loan in loan group I;

                  (iv) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each defaulted mortgage loan in loan group I and all Subsequent Recoveries received in respect of each defaulted mortgage loan in loan group I during the related Due Period over (b) the sum of the amounts distributable to the related senior certificateholders pursuant to clause (iv) of the definitions of "Group I Senior Optimal Principal Amount" and "Class I-PO Certificate Principal Distribution Amount" on such distribution date;

                  (v) the applicable Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in loan group I which was repurchased by the seller in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of each mortgage loan in loan group I that has been replaced by the seller with a substitute mortgage loan pursuant to the Pooling and Servicing Agreement in connection with such distribution date and the Stated Principal Balance of each such substitute mortgage loan; and

                  (vi) on the distribution date on which the Certificate Principal Balances of the related senior certificates (other than the Interest Only and Class I-PO Certificates) have all been reduced to zero, 100% of any applicable Senior Optimal Principal Amount.

         "Group II Available Funds" shall mean the sum of Interest Funds and Principal Funds relating to loan group II less amounts reimbursable to the related servicer, the master servicer, the securities administrator and the trustee as provided in the Pooling and Servicing Agreement.

         "Group II Certificates" consist of the Class II-A1, Class II-PO, Class II-X, Class R-1, Class R-2 and Class R-3 Certificates.

         "Group II Senior Optimal Principal Amount" with respect to each distribution date and the Group II Certificates (other than the Interest Only and Class II-PO Certificates), means an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Group II Certificates (other than the Interest Only and Class II-PO Certificates) immediately prior to such distribution date):

                  (i) the applicable Senior Percentage of the applicable Non-PO Percentage of the principal portion of all monthly payments due on the mortgage loans in loan group II on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in loan group II which was the subject of a prepayment in full received by the related servicer during the applicable Prepayment Period (as defined below);

                  (iii) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period with respect to any mortgage loan in loan group II;

                  (iv) the lesser of (a) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in loan group II which became a defaulted mortgage loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (B)) and all Subsequent Recoveries received in respect of each defaulted mortgage loan in loan group II during the related Due Period and (B) the Stated Principal Balance of each such mortgage loan in loan group II purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the applicable Non-PO Percentage of the sum of (A) the Stated Principal Balance of each mortgage loan in loan group II which became a defaulted mortgage loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (B)) and (B) the Stated Principal Balance of each such mortgage loan in loan group II that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

                  (v) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in loan group II which was repurchased by the seller in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of each mortgage loan in loan group II that has been replaced by the seller with a substitute mortgage loan pursuant to the Pooling and Servicing Agreement in connection with such distribution date over the Stated Principal Balance of each such substitute mortgage loan.

         "Group II Subordinate Optimal Principal Amount" for the subordinated certificates with respect to each distribution date means an amount equal to the sum of the following for loan group II (but in no event greater than the aggregate Certificate Principal Balance of the subordinated certificates immediately prior to such distribution date):

                  (i) the applicable Subordinate Percentage of the applicable Non-PO Percentage of the principal portion of all monthly payments due on each mortgage loan in loan group II on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the applicable Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in loan group II which was the subject of a prepayment in full received by the related servicer during the applicable Prepayment Period;

                  (iii) the applicable Subordinate Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received during the applicable Prepayment Period for each mortgage loan in loan group II;

                  (iv) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each defaulted mortgage loan in loan group II and all Subsequent Recoveries received in respect of each defaulted mortgage loan in loan group II during the related Due Period over (b) the sum of the amounts distributable to the related senior certificateholders pursuant to clause (iv) of the definitions of "Group II Senior Optimal Principal Amount" and "Class II-PO Certificate Principal Distribution Amount" on such distribution date;

                  (v) the applicable Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in loan group II which was repurchased by the seller in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of each mortgage loan in loan group II that has been replaced by the seller with a substitute mortgage loan pursuant to the Pooling and Servicing Agreement in connection with such distribution date and the Stated Principal Balance of each such substitute mortgage loan; and

                  (vi) on the distribution date on which the Certificate Principal Balances of the related senior certificates (other than the Interest Only and Class II-PO Certificates) have all been reduced to zero, 100% of any applicable Senior Optimal Principal Amount.

         "Insurance Proceeds" are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the related servicer's normal servicing procedures, other than proceeds that represent reimbursement of the related servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

         "Interest Accrual Period" for the offered certificates, other than the Class I-A3 Certificates and Class I-A4 Certificates, will be the calendar month immediately preceding the calendar month in which a distribution date occurs. The Interest Accrual Period for the Class I-A3 Certificates and Class I-A4 Certificates will be the period from and including the 25th day of the calendar month preceding the calendar month in which a distribution date occurs to and including the 24th day of the calendar month in which that distribution date occurs. The Class PO Certificates are not entitled to distributions of interest and do not have an Interest Accrual Period.

         "Interest Only Certificates" the Class I-A-4, Class I-X and Class II-X Certificates.

         "Interest Shortfall" with respect to any distribution date, means the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on mortgage loans in the related loan group resulting from
(a) prepayments in full received during the related Prepayment Period, (b) the partial prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the distribution date and (c) interest payments on certain of the Mortgage loans being limited pursuant to the provisions of the Relief Act.

         "Interest Funds" with respect to a distribution date and each loan group generally are equal to the sum, without duplication, of:

         o all scheduled interest, less the master servicing fee, the related servicing fee and the lender paid mortgage insurance fee, if any, on the mortgage loans in such loan group,

         o all advances relating to interest, on the mortgage loans in such loan group,

         o all Compensating Interest with respect to the mortgage loans in such loan group,

         o Liquidation Proceeds, to the extent such Liquidation Proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Prepayment Period, with respect to the mortgage loans in such loan group,

         o the interest portion of proceeds of the repurchase of any mortgage loans in such loan group, and

         o the interest portion of the purchase price of the mortgage loans and any REO property in such loan group upon exercise by EMC of its optional termination right.

         "Liquidation Proceeds" are all net proceeds, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a mortgage loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged property acquired by the related servicer by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan, other than the amount of such net proceeds representing any profit realized by the related servicer in connection with the disposition of such mortgaged property, and any Subsequent Recoveries.

         "Net Interest Shortfalls" means Interest Shortfalls net of payments by the related servicer or the master servicer in respect of Compensating Interest.

         "Net Liquidation Proceeds" with respect to a mortgage loan are Liquidation Proceeds net of unreimbursed advances by the related servicer or the master servicer, advances and expenses incurred by the related servicer or the master servicer in connection with the liquidation of such mortgage loan and the related mortgaged property.

         "Net Mortgage Rate" with respect to any mortgage loan is a rate equal to the applicable interest rate borne by the mortgage loan less the sum of the respective rates used to calculate the master servicing fee, the servicing fee and the lender paid mortgage insurance fee, if any.

         "Non-Discount Mortgage Loan" means (a) with respect to loan group I, any mortgage loan with a Net Mortgage Rate greater than or equal to 6.00% per annum and (b) with respect to loan group II, any mortgage loan with a Net Mortgage Rate greater than or equal to 5.00% per annum.

         "Non-PO Percentage" means, (a) with respect to loan group I and (i) any related Discount Mortgage Loan, the Net Mortgage Rate thereof divided by 6.00% per annum and (ii) any related Non- Discount Mortgage Loan, 100% and (b) with respect to loan group II and (i) any related Discount Mortgage Loan, the Net Mortgage Rate thereof divided by 5.00% per annum and (ii) any related Non-Discount Mortgage Loan, 100%.

         "Notional Balance" means, (i) with respect to the Class I-A4 Certificates, the Certificate Principal Balance of the Class I-A3 Certificates,
(ii) with respect to the Class I-X Certificates, the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans in loan group I and (iii) with respect to the Class II-X Certificates, the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans in loan group II.

         "Pass-Through Rate" means, with respect to all of the offered certificates (other than the Class I-A3, Class I-A4, Class I-PO, Class II-PO, Class I-X, Class II-X, Class B-1, Class B-2 and Class B-3 Certificates) the fixed rates set forth on the cover of this prospectus supplement. The Class I-PO Certificates and Class II-PO Certificates are not entitled to distributions in respect of interest and do not have Pass-Through Rates. The Pass-Through Rate applicable to the Class I-A3 Certificates is equal to the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described in this prospectus supplement under " -- Calculation of One-Month LIBOR" plus 0.50% per annum, subject to a maximum rate of 8.00% per annum and a minimum rate of 0.50% per annum. The Pass-Through Rate applicable to the Class I-A4 Certificates is equal to 7.50% per annum minus One-Month LIBOR, subject to a maximum rate of 7.50% per annum and a minimum rate of 0.00% per annum. The Pass-Through Rate applicable to the Class I-X Certificates is equal to the weighted average of the excess of (a) the Net Mortgage Rate on each Non- Discount Mortgage Loan in loan group I over (b) 6.00% per annum. The Pass-Through Rate applicable to the Class II-X Certificates is equal to the weighted average of the excess of (a) the Net Mortgage Rate on each Non-Discount Mortgage Loan in loan group II over (b) 5.00% per annum. The Pass-Through Rate applicable to the Class B-1, Class B-2 and Class B-3 Certificates is equal to the weighted average of 6.00% per annum with respect to the mortgage loans in loan group I and 5.00% per annum with respect to the mortgage loans in loan group II, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the mortgage loans in each loan group (other than any principal balance attributable to the Class I-PO Certificates or Class II-PO Certificates), the Certificate Principal Balance of the related class or classes of senior certificates (other than the Class I-PO Certificates and Class II-PO Certificates). The initial Pass-Through Rates for the Class I-A3, Class I- A4, Class I-X, Class II-X, Class B-1, Class B-2 and Class B-3 Certificates are approximately 1.590%, 6.410%, 0.644%, 0.463%, 5.658%, 5.658% and 5.658%,
respectively.

         "PO Percentage" means (a) with respect to loan group I and any related Discount Mortgage Loan a fraction, expressed as a percentage, equal to 6.00% per annum minus the Net Mortgage Rate thereof divided by 6.00% per annum and (b) with respect to loan group II and any related Discount Mortgage Loan a fraction, expressed as a percentage, equal to 5.00% per annum minus the Net Mortgage Rate thereof divided by 5.00% per annum.

         "Prepayment Period" with respect to a distribution date is the period commencing on the 16th day of the month prior to the month in which the related distribution date occurs and ending on the 15th day of the month in which such distribution date occurs in the case of the mortgage loans for which EMC is the servicer and such period as is provided in the related servicing agreement with respect to the other servicers.

         "Principal Funds" with respect to a distribution date and each loan group generally are equal to the sum, without duplication, of:

         o the scheduled principal collected during the related Due Period or advanced on or before the related servicer advance date, on the mortgage loans in such loan group,

         o prepayments, exclusive of any prepayment charges, collected in the related Prepayment Period, on the mortgage loans in such loan group,

         o the Stated Principal Balance of each mortgage loan in such loan group that was repurchased by the seller,

         o the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loan in such loan group is less than the aggregate unpaid principal balance of any deleted mortgage loan in such loan group delivered by the seller in connection with a substitution of a mortgage loan,

         o all Liquidation Proceeds collected during the related Prepayment Period, to the extent such Liquidation Proceeds relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period, with respect to the mortgage loans in such loan group, and

         o the principal portion of the purchase price of the mortgage loans and any REO property in such loan group upon exercise by EMC of its optional termination right.

         "Realized Loss" is the excess of the Stated Principal Balance of a defaulted mortgage loan over the Net Liquidation Proceeds with respect thereto that are allocated to principal. To the extent that the master servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the

Realized Loss with respect to that mortgage loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of any class of certificates on any distribution date.

         "Relief Act" means the Servicemembers Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, as amended or any similar state law.

         "Senior Percentage" for the Group I Certificates and Group II Certificates (other than the Interest Only and Class PO Certificates) on any distribution date will equal the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Certificate Principal Balance of the Group I Certificates or Group II Certificates (other than the Interest Only and Class PO Certificates) immediately preceding such distribution date by the aggregate Stated Principal Balance of the mortgage loans in the related loan group (other than the applicable PO Percentage thereof, with respect to the related Discount Mortgage Loans) as of the beginning of the related Due Period. The initial Senior Percentages for the Group I Certificates and Group II Certificates will be equal to approximately 92.92% and 92.98%, respectively.

         "Senior Prepayment Percentage" for the Group I Certificates and Group II Certificates (other than the Interest Only and Class PO Certificates) on any distribution date occurring during the periods set forth below will be as follows:


         PERIOD (DATES INCLUSIVE)                             SENIOR PREPAYMENT PERCENTAGE
         May 25, 2004 - April 25, 2009                        100%

         May 25, 2009 - April 25, 2010                        Senior Percentage for the related senior
                                                              certificates plus 70% of the related Subordinate
                                                              Percentage.

         May 25, 2010 - April 25, 2011                        Senior Percentage for the related senior
                                                              certificates plus 60% of the related Subordinate
                                                              Percentage.

         May 25, 2011 - April 25, 2012                        Senior Percentage for the related senior
                                                              certificates plus 40% of the related Subordinate
                                                              Percentage.

         May 25, 2012 - April 25, 2013                        Senior Percentage for the related senior
                                                              certificates plus 20% of the related Subordinate
                                                              Percentage.

         May 25, 2013 and thereafter                          Senior Percentage for the related senior
                                                              certificates.

         In addition, no reduction of the Senior Prepayment Percentage for the Group I Certificates or Group II Certificates shall occur on any distribution date unless, as of the last day of the month preceding such distribution date,
(A) the aggregate Stated Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the sum of the aggregate Certificate Principal Balance of the subordinated certificates does not exceed 50%; and (B) cumulative Realized Losses on the Mortgage loans do not exceed (a) 30% of the aggregate Certificate Principal Balances of the subordinated certificates as of the cut-off date (the "Original Subordinate Principal Balance") if such distribution date occurs between and including May 2009 and April 2010, (b) 35% of the Original Subordinate Principal Balance if such distribution date occurs between and including May 2010 and April 2011, (c) 40% of the Original Subordinate Principal Balance if such distribution date occurs between and including May 2011 and April 2012, (d) 45% of the Original Subordinate Principal Balance if such distribution date occurs between and including May 2012 and April 2013, and (e) 50% of the Original Subordinate Principal Balance if such distribution date occurs during or after May 2013.

         Notwithstanding the foregoing, if on any distribution date, the percentage, the numerator of which is the aggregate Certificate Principal Balance of the senior certificates of a loan group (other than the Interest Only and Class PO Certificates) immediately preceding such distribution date, and the denominator of which is the Stated Principal Balance of the mortgage loans in such loan group (other than the PO Percentage thereof, with respect to the related Discount Mortgage Loans) as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Senior Prepayment Percentage for all of the senior certificates (other than the Interest Only and Class PO Certificates) for such distribution date will equal 100%.

         "Stated Principal Balance" of any mortgage loan means, with respect to any distribution date, the cut-off date principal balance thereof minus the sum of

         (i) the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during the Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment);

         (ii) all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the Pooling and Servicing Agreement or the related servicing agreement that were received by the related servicer as of the close of business on the last day of the Prepayment Period related to such distribution date, and

         (iii) any Realized Loss thereon incurred during the related Prepayment Period.

         The Stated Principal Balance of any liquidated mortgage loan is zero.

         "Subordinate Optimal Principal Amount" for the subordinated certificates with respect to each distribution date means an amount equal to the sum of the Group I Subordinate Optimal Principal Amount and the Group II Subordinate Optimal Principal Amount.

         "Subordinate Percentage" for the subordinated certificates and with respect to each loan group on any distribution date, means 100% minus the related Senior Percentage for the senior certificates related to such loan group. The initial Subordinate Percentages for the loan group I and loan group II will be equal to approximately 7.08% and 7.02%, respectively.

         "Subordinate Prepayment Percentage" for the subordinated certificates and with respect to each loan group on any distribution date will equal 100% minus the related Senior Prepayment Percentage for the senior certificates related to such loan group, except that on any distribution date after the Certificate Principal Balance of each class of senior certificates related to a loan group have each been reduced to zero, if (A) the weighted average of the Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of the Subordinate Percentages and (B) the aggregate Stated Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the sum of the aggregate Certificate Principal Balance of the subordinated certificates does not exceed 100%, the Subordinate Prepayment Percentage for the subordinated certificates with respect to such loan group will equal 100%. If the above test is not satisfied on any distribution date after the Certificate Principal Balance of each class of senior certificates related to such loan group have each been reduced to zero, then the Subordinate Prepayment Percentage with respect to such loan group shall equal zero for such distribution date.

         "Subsequent Recoveries" means any amount recovered by a servicer or the master servicer (net of reimbursable expenses) with respect to a defaulted mortgage loan with respect to which a Realized Loss was incurred, after the liquidation or disposition of such mortgage loan.

ALLOCATION OF REALIZED LOSSES

         Realized Losses with respect to a mortgage loan will be allocated on a pro rata basis between the applicable PO Percentage of the Stated Principal Balance of such mortgage loan and the applicable Non-PO Percentage of such Stated Principal Balance.

         On each distribution date, the applicable PO Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan and any Class PO Certificate Cash Shortfall will be allocated to the related Class PO Certificates until the Certificate Principal Balance thereof is reduced to zero. With respect to any distribution date through the Cross-Over Date, the aggregate of all amounts so allocable to the related Class PO Certificates on such date in respect of any Realized Losses and Class PO Certificate Cash Shortfalls and all amounts previously allocated in respect of such Realized Losses or Class PO Certificate Cash Shortfalls and not distributed on prior distribution dates will be the "Class PO Certificate Deferred Amount" with respect to the related Class PO Certificate. To the extent funds are available therefor on any distribution date through the Cross-Over Date, distributions in respect of the Class PO Certificate Deferred Amount will be made in accordance with priority FOURTH of clause (A) or priority FIFTH of clause (B), as applicable, under "-- Distributions -- Allocations of Payments on the Mortgage Loans" above. No interest will accrue on any Class PO Certificate Deferred Amount. On each distribution date through the Cross-Over Date, the Certificate Principal Balance of the lowest ranking class of subordinated certificates then outstanding will be reduced by the amount of any distributions in respect of any Class PO Certificate Deferred Amount on such distribution date in accordance with the priorities set forth above, through the operation of the Class PO Certificate Deferred Payment Writedown Amount. After the Cross-Over Date, no more distributions will be made in respect of, and applicable Realized Losses and Class PO Certificate Cash Shortfalls allocable to the related Class PO Certificates will not be added to the Class PO Certificate Deferred Amount.

         On any distribution date, the applicable Non-PO Percentage of the principal portion of Realized Losses on the mortgage loans during the related Prepayment Period will not be allocated to any senior certificates until the Cross-Over Date. Prior to the Cross-Over Date (or on such date under certain circumstances) the applicable Non-PO Percentage of the principal portion of Realized Losses on the mortgage loans will be allocated as follows: first to the Class B-6 Certificates, second to the Class B-5 Certificates, third, to the Class B-4 Certificates, fourth, to the Class B-3 Certificates, fifth, to the Class B-2 Certificates, and sixth, to the Class B-1 Certificates, in each case until the Certificate Principal Balance of each such class has been reduced to zero. Commencing on the Cross-Over Date, the applicable Non-PO Percentage of the principal portion of Realized Losses on the mortgage loans in the related loan group will be allocated among the outstanding classes of related senior certificates (other than the Interest Only and Class PO Certificates), pro rata based upon their respective Certificate Principal Balances.

         No reduction of the Certificate Principal Balance of any class of certificates shall be made on any distribution date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the classes of certificates as of such distribution date to an amount less than the Stated Principal Balances of the mortgage loans as of the related Due Date (such limitation being the applicable "Loss Allocation Limitation").

         Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred and, accordingly, will be taken into account in determining the distributions of principal and interest on the certificate, except that the aggregate amount of the principal portion of any Realized Losses on the mortgage loans to be allocated to the related Class PO Certificates on any distribution date through the Cross-Over Date will also be taken into account in determining distributions in respect of the Class PO Certificate Deferred Amount for such distribution date.

         The interest portion of Realized Losses for the mortgage loans will be allocated sequentially, in the following order, to the Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 Certificates, and following the Cross-Over Date, to the senior certificates (other than the Class PO Certificates) related to the mortgage loans on which such Realized Losses occurred on a pro rata basis.

         In the event that the related servicer or the master servicer recovers any amount with respect to a defaulted mortgage loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such mortgage loan (a "Subsequent Recovery"), such Subsequent Recovery will be distributed in accordance with the priorities described under "Description of the Certificates-- Distributions--Allocation of Payments on the Mortgage Loans," in this prospectus supplement and the Certificate Principal Balance of each class of subordinated certificates that has been reduced by the allocation of a Realized Loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery. Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the distribution date on which such increase occurs. Any Subsequent Recovery that is received during a Prepayment Period will be included as a part of the related Group Available Funds for the related distribution date.

CALCULATION OF ONE-MONTH LIBOR

         On the second LIBOR business day preceding the commencement of each Interest Accrual Period for the offered certificates bearing interest at an adjustable rate, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period.

         The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of offered certificates bearing interest at an adjustable rate for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balance of all classes of offered certificates bearing interest at an adjustable rate for such Interest Accrual Period. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market

         o        with an established place of business in London,

         o        which have been designated as such by the trustee and

         o which are not controlling, controlled by, or under common control with, the depositor, the seller or the master servicer.

         The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator's calculation of the rate of interest applicable to the classes of offered certificates bearing interest at an adjustable rate for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the securities administrator will make available to each certificateholder, the trustee, the master servicer and the depositor a statement generally setting forth, among other information:

                  1. the amount of the related distribution to holders of the certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein;

                  2. the amount of such distribution to holders of the certificates allocable to interest;

                  3. the Certificate Principal Balance or Notional Balance of the certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such distribution date;

                  4. the Stated Principal Balance of all the mortgage loans in the related loan group and in the total pool for the following distribution date;

                  5. the amount of the master servicing fee paid to or retained by the master servicer for the related due period and the servicing fee for the related servicer paid to or retained by the related servicer, for the related due period;

                  6. the pass-through rate for each class of certificates for such distribution date;

                  7. the amount of advances included in the distribution on such distribution date;

                  8. the number and aggregate principal amounts of the mortgage loans in each loan group and in the total pool (A) delinquent, exclusive of related mortgage loans in foreclosure, (1) 31-60 days, (2) 61-90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31-60 days, (2) 61-90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such distribution date;

                  9. with respect to any mortgage loan in each loan group that was liquidated during the preceding calendar month, the loan number and stated principal balance of, and Realized Loss on, such mortgage loan as of the end of the related prepayment period;

                  10. the total number and principal balance of any real estate owned, or REO properties in each loan group and in the total pool as of the end of the related prepayment period;

                  11. the cumulative Realized Losses for each loan group and in the total pool during the related prepayment period and through the end of the preceding month and the cumulative amount of Applied Realized Loss Amounts to date;

                  12. the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans; and

                  13. the amount of the distribution made on such distribution date to the holders of the Class P Certificates allocable to prepayment charges.

         The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the securities administrator's internet website. Assistance in using the securities administrator's website service can be obtained by calling the securities administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator's customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         To the extent timely received from the securities administrator, the trustee will also make monthly statements available each month to certificateholders via the trustee's internet website. Assistance in using the trustee's internet website can be obtained by calling the trustee's customer service desk at (866) 252-4360.

         In addition, within a reasonable period of time after the end of each calendar year, the trustee will prepare and deliver to the master servicer and to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

AMENDMENT

         The Pooling and Servicing Agreement may be amended by the depositor, the master servicer, the seller, the securities administrator and the trustee, without the consent of certificateholders,

         o        to cure any ambiguity,

         o        to correct or supplement any provision therein, or

         o to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates.

         In addition, the Pooling and Servicing Agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund's REMIC elections, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the Pooling and Servicing Agreement may be amended by the depositor, the master servicer, the seller, the securities administrator and the trustee with the consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

         o reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

         o cause any trust fund REMIC to fail to qualify as a REMIC for federal tax purposes; or

         o reduce the aforesaid percentage of aggregate outstanding Certificate Principal Balances of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

         The trustee will not be entitled to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the Pooling and Servicing Agreement and will not cause the trust fund's REMIC elections to fail to qualify as a REMIC for federal tax purposes.

VOTING RIGHTS

         As of any date of determination,

         o holders of each class of certificates other than the Interest Only Certificates, Class P Certificates and Class R Certificates will be allocated 94.50% of all voting rights, allocated among such certificates in proportion to their respective outstanding Certificate Principal Balances,

         o holders of each class of Interest Only Certificates and the Class P Certificates will each be allocated 1% of all voting rights, and

         o holders of each class of Class R Certificates will be allocated 0.50% of all voting rights.

         Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

OPTIONAL TERMINATION

         EMC will have the right to purchase all remaining mortgage loans and REO properties and thereby effect early retirement of all the certificates, subject to the Stated Principal Balance of the mortgage loans and REO properties at the time of repurchase being less than or equal to 10% of cut-off date principal balance of the mortgage loans. We refer to such date as the optional termination date. In the event that EMC, exercises such option, it will effect such repurchase at a price equal to the sum of

         o 100% of the stated principal balance of each mortgage loan, other than in respect of REO Property, plus accrued interest thereon at the applicable mortgage rate,

         o the appraised value of any REO property, up to the Stated Principal Balance of the related mortgage loan, and

         o any unreimbursed out-of-pocket costs and expenses of the trustee, the related servicer or the master servicer and the principal portion of any unreimbursed advances previously incurred by the related servicer or the master servicer, as the case may be, in the performance of their respective servicing obligations.

Proceeds from such purchase will be distributed to the certificateholders in the priority described above in "Description of the Certificates -- Distributions." In the event that the purchase price to be paid by EMC is based in part on the appraised value of any REO property and such appraised value is less than the Stated Principal Balance of the related mortgage loan, the proceeds may not be sufficient to distribute the full amount to which each class of certificates is entitled. In such event, the amount of the difference between the appraised value of such REO property and the Stated Principal Balance of the related mortgage loan will constitute a Realized Loss which will be allocated to the offered certificates as described under "Description of the Certificates - Allocation of Losses". Any purchase of the mortgage loans and REO properties will result in an early retirement of the certificates.

OPTIONAL PURCHASE OF CERTAIN LOANS

         As to any mortgage loan which as of the first day of a calendar quarter is delinquent in payment by 91 days or more, EMC may, at its option, purchase such mortgage loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed; provided that such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such calendar quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 91 days or more. In that event, the option shall again become exercisable on the first date of the subsequent calendar quarter.

         In addition, during the 90 day period following the closing date, EMC may, in its sole discretion, purchase any mortgage loan for which the related originator or prior owner has breached a representation or warranty made to EMC regarding the characteristics of such mortgage loan.

EVENTS OF DEFAULT

         Events of default under the Pooling and Servicing Agreement include:

         o any failure by the master servicer to remit to the trustee any amount received or collected by it with respect to the mortgage loans, and any advance required to be made by the master servicer under the terms of the Pooling and Servicing Agreement, which continues unremedied for one business day after written notice of such failure shall have been given to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

         o any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer, in the Pooling and Servicing Agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

         o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, terminate all of the rights and obligations of the master servicer under the Pooling and Servicing Agreement and in and to the mortgage loans, whereupon the trustee shall automatically succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the Pooling and Servicing Agreement; provided, however that the trustee in its capacity of successor master servicer shall be responsible for making any advances required to be made by the master servicer immediately upon termination of the predecessor master servicer and any such advance shall be made on the distribution date on which such advance was required to be made by the predecessor master servicer; provided, further that the trustee shall have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by the master servicer of such notice of termination. As compensation therefor, the trustee shall be entitled to all compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the master servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the master servicer under the Pooling and Servicing Agreement, the trustee shall act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the master servicer as provided above. No assurance can be given that termination of the rights and obligations of the master servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated master servicer, will be paid by the trust fund.

         No certificateholder, solely by virtue of such holder's status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

         U.S. Bank National Association will be the trustee under the Pooling and Servicing Agreement. The depositor and the master servicer and their affiliates may maintain other banking relationships in the ordinary course of business with the trustee. The trustee's corporate trust office is located at US Bank Corporate Trust Services, One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services/BSABS I 2004-AC2 or at such other address as the trustee may designate from time to time.

THE SECURITIES ADMINISTRATOR

         Wells Fargo Bank, National Association will be the securities administrator under the Pooling and Servicing Agreement so long as it also is the master servicer. The securities administrator's corporate trust office is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Bear Stearns Asset Backed Securities I LLC, Series 2004-AC2 or at such other address as the securities administrator may designate from time to time.

         The securities administrator may resign or be removed at any time, including upon the resignation or removal of the master servicer. The trustee may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the trustee will be entitled to appoint a successor securities administrator. The securities administrator may also be removed at any time by the holders of certificates evidencing not less than 51% of the voting rights of the certificates. In the event that the certificateholders remove the securities administrator, the compensation of any successor securities administrator shall be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the depositor and the securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.


                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The weighted average life of, and the yield to maturity on, each class of offered certificates (other than the Interest Only Certificates) generally will be directly related to the rate of payment of principal, including prepayments, of the mortgage loans in the related loan group. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. Approximately 20.75% and 3.34% of the mortgage loans in loan group I and loan group II, respectively, and approximately 14.79% of the mortgage loans in the aggregate, in each case by cut-off date principal balance, at origination provided for the payment by the borrower of a prepayment charge on voluntary prepayments typically made within up to five years from the date of the execution of the related mortgage note. These penalties, if still applicable and if enforced by the related servicer would typically discourage prepayments on the mortgage loans. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, other than the Countrywide Mortgage Loans, for which such prepayment charges will be retained by Countrywide Servicing as part of its servicing compensation. However, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors should conduct their own analysis of the effect, if any, that the prepayment charges may have on the prepayment performance of the mortgage loans.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

         The mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "nonconforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the seller's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

         WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES -- DISTRIBUTIONS" IN THIS PROSPECTUS SUPPLEMENT.

         The yields to maturity of the offered certificates and, in particular the subordinated certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the mortgage loans. If an Applied Realized Loss Amount is allocated to a class of certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance.

YIELD CONSIDERATIONS FOR SPECIFIC CLASSES

         CLASS I-A3 CERTIFICATES AND CLASS I-A4 CERTIFICATES. Interest payable to the Class I-A3 Certificates and Class I-A4 Certificates are dependent upon the level of One-Month LIBOR. Therefore, fluctuations in the level of One-Month LIBOR may increase or decrease the amount of interest payable on a given distribution date with respect to each such class. Investors should fully consider the risk that fluctuations in the level of One-Month LIBOR could result in the failure of investors in the Class I-A3 Certificates and Class I-A4 Certificates to recover fully their initial investments. In addition, distributions on the Class I-A4 Certificates are dependent upon the Notional Balance thereof. The Notional Balance of the Class I-A4 Certificates is equal to the Certificate Principal Balance of the Class I-A3 Certificates. Therefore, the rate and timing of principal payments (including prepayments) on the mortgage loans in loan group I may adversely affect the yield to maturity of an investor in the Class I- A4 Certificates to the extent applied to the Class 1-A3 Certificates in reduction of the Certificate Principal Balance thereof. Investors in the Class I-A4 Certificates should be aware that a faster than expected rate of principal payments (including prepayments) on the mortgage loans could result in their failure to fully recover their initial investment.

         CLASS I-X CERTIFICATES AND CLASS II-X CERTIFICATES. Because the Notional Balances of the Class I- X Certificates and Class II-X Certificates will be based upon Stated Principal Balances of the Non- Discount Mortgage Loans in the related loan group, the yields on the Class I-X Certificates and Class II-X Certificates will be sensitive to the rate and timing of principal payments of the Non-Discount Mortgage Loans in the related loan group. A rapid rate of principal payments on the Non-Discount Mortgage Loans in the related loan group will have a materially negative effect on the yield to investors in such certificates. Moreover, as a result of the method of calculation of the Pass-Through Rate of the Class I-X Certificates and Class II-X Certificates, to the extent the related Non-Discount Mortgage Loans prepay faster than the related Discount Mortgage Loans, the yield on the Class I-X Certificates and Class II-X Certificates will be reduced. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments could result in the failure of investors in such Classes of Certificates to recover fully their initial investments.

         CLASS I-PO CERTIFICATES AND CLASS II-PO CERTIFICATES. The amounts payable with respect to the Class I-PO Certificates and Class II-PO Certificates derive only from principal payments on the related

Discount Mortgage Loans. As a result, the yield on the Class I-PO Certificates and Class II-PO Certificates will be adversely affected by slower than expected payments of principal (including prepayments, defaults and liquidations) on the related Discount Mortgage Loans. Because the Discount Mortgage Loans have lower Net Mortgage Rates than the Non-Discount Mortgage Loans, the Discount Mortgage Loans are generally likely to prepay at a slower rate than the Non-Discount Mortgage Loans.

         CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES. If the Certificate Principal Balance of the Class B-6, Class B-5, Class B-4, Class B-3 and Class B-2 Certificates have been reduced to zero, the yield to maturity on the Class B-1 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-1 Certificates. If the Certificate Principal Balances of the Class B-6, Class B-5, Class B-4 and Class B-3 Certificates have been reduced to zero, the yield to maturity on the Class B-2 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-2 Certificates. If the Certificate Principal Balances of the Class B-6, Class B-5 and Class B-4 Certificates have been reduced to zero, the yield to maturity on the Class B-3 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-3 Certificates. The initial undivided interest in each loan group evidenced by the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in the aggregate, is approximately 7.00%. The initial undivided interest in each loan group evidenced by the Class B-4, Class B-5 and Class B-6 Certificates, in the aggregate, is approximately 2.00%. Investors in the Subordinated certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments.

         RESIDUAL CERTIFICATES. Holders of the Residual Certificates are entitled to receive distributions of principal and interest as described herein. However, holders of such Certificates may have tax liabilities with respect to their certificates during the early years of the REMIC that substantially exceed the principal and interest payable thereon during such periods.

PREPAYMENTS AND YIELDS OF OFFERED CERTIFICATES

         The extent to which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans in the related loan group. In particular, in the case of an offered certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans in the related loan group could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans in the related loan group could result in an actual yield to such investor that is lower than the anticipated yield.

         The effective yield to the holders of the offered certificates which bear interest (other than the Class I-A3 Certificates and the Class I-A4 Certificates) will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such certificates because monthly distributions will not be payable to such holders until the 25th day or, if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

         All of the mortgage loans bear fixed rates. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

         The "last scheduled distribution date" for each class of the offered certificates is May 25, 2034, which is the distribution date in the month following the latest maturing mortgage loan. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

         o prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof and

         o EMC may purchase all the mortgage loans when the outstanding Stated Principal Balances thereof has declined to 10% or less of the cut-off date principal balance of the mortgage loans and may purchase mortgage loans in certain other circumstances as described herein.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, which we refer to as the prepayment model, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in each loan group for the life of such mortgage loans. A 100% prepayment assumption assumes that the outstanding principal balance of a pool of mortgage loans prepays at a constant prepayment rate ("CPR") of 6% in the first month of the life of such pool, such rate increasing by an additional approximate 1.09% CPR (precisely 12/11 percent) each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining constant at 18% CPR for the remainder of the life of such pool.

         There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

         The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

         o the mortgage loans in the respective loan groups prepay at the indicated percentages of the prepayment assumption;

         o distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in May 2004, in accordance with the payment priorities defined herein;

         o no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

         o scheduled payments are assumed to be received on the first day of each month commencing in May 2004, there are no shortfalls in the payment of interest to certificateholders and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of the Prepayment Period, commencing in April 2004, and include 30 days, interest thereon;

         o        the level of One-Month LIBOR remains constant at 1.090%;

         o        the closing date for the certificates is April 30, 2004;

         o EMC does not exercise its right to purchase the assets of the trust fund on the optional termination date (except in the case of determining the weighted average life in years to optional termination); and

         o each loan group consists of mortgage loans having the approximate characteristics described below:



                                                                                 Weighted         Weighted
                                                                                  Average          Average
                                                                                  Stated           Stated
                                                Gross                            Original         Remaining         Remaining
   Loan        Loan         Current         Mortgage Rate     Net Mortgage         Term             Term          Interest Only
  Number       Group      Balance ($)            (%)            Rate (%)        (in months)      (in months)         Months
  ------       -----      -----------            ---            --------        -----------      -----------         ------
     1           1       127,380,847.07    7.1529309088       6.8879309088          360              357               N/A
     2           1         3,200,293.20    6.7457887378       6.4807887378          360              358               118
     3           2        79,329,726.17    5.8066230807       5.5416230807          179              176               N/A
     4           1        43,849,134.25    6.0202721163       5.7552721163          360              358               N/A
     5           2        13,375,916.99    5.1689950778       4.9039950778          177              174               N/A
     6           1         3,631,235.33    6.0461049487       5.7811049487          360              357               117


                                   PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
                                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                                                    CLASS I-A1 CERTIFICATES
                                                                    -----------------------
DISTRIBUTION DATE                           0%               50%             100%              150%             200%
-----------------                          ---               ---             ---               ---              ---
Initial Percentage.................        100               100             100               100              100
April 25, 2005.....................         99                91              83                75               66
April 25, 2006.....................         98                81              65                51               38
April 25, 2007.....................         97                71              51                33               20
April 25, 2008.....................         95                63              39                21                8
April 25, 2009.....................         94                56              29                12                1
April 25, 2010.....................         92                49              22                 6                0
April 25, 2011.....................         91                43              16                 2                0
April 25, 2012.....................         89                38              12                 0                0
April 25, 2013.....................         87                33               9                 0                0
April 25, 2014.....................         85                29               6                 0                0
April 25, 2015.....................         83                25               4                 0                0
April 25, 2016.....................         81                22               2                 0                0
April 25, 2017.....................         78                19               1                 0                0
April 25, 2018.....................         75                16               *                 0                0
April 25, 2019.....................         73                14               0                 0                0
April 25, 2020.....................         69                11               0                 0                0
April 25, 2021.....................         66                 9               0                 0                0
April 25, 2022.....................         63                 8               0                 0                0
April 25, 2023.....................         59                 6               0                 0                0
April 25, 2024.....................         55                 4               0                 0                0
April 25, 2025.....................         50                 3               0                 0                0
April 25, 2026.....................         46                 2               0                 0                0
April 25, 2027.....................         41                 1               0                 0                0
April 25, 2028.....................         35                 0               0                 0                0
April 25, 2029.....................         30                 0               0                 0                0
April 25, 2030.....................         23                 0               0                 0                0
April 25, 2031.....................         17                 0               0                 0                0
April 25, 2032.....................         10                 0               0                 0                0
April 25, 2033.....................          2                 0               0                 0                0
April 25, 2034.....................          0                 0               0                 0                0

Weighted Average Life (in years)(1)      19.35              7.47            3.91              2.52             1.85
Weighted Average Life (in years)(1)(2)   19.25              7.11            3.81              2.51             1.85

---------------
*        Indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the optional termination date.


                                   PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
                                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                                                    CLASS I-A2 CERTIFICATES
                                                                    -----------------------
DISTRIBUTION DATE                           0%               50%             100%              150%             200%
-----------------                          ---               ---             ---               ---              ---
Initial Percentage.................          100               100             100               100             100
April 25, 2005.....................          100               100             100               100             100
April 25, 2006.....................          100               100             100               100             100
April 25, 2007.....................          100               100             100               100             100
April 25, 2008.....................          100               100             100               100             100
April 25, 2009.....................          100               100             100               100             100
April 25, 2010.....................          100               100             100               100              36
April 25, 2011.....................          100               100             100               100               0
April 25, 2012.....................          100               100             100                99               0
April 25, 2013.....................          100               100             100                65               0
April 25, 2014.....................          100               100             100                47               0
April 25, 2015.....................          100               100             100                33               0
April 25, 2016.....................          100               100             100                24               0
April 25, 2017.....................          100               100             100                17               0
April 25, 2018.....................          100               100             100                12               0
April 25, 2019.....................          100               100              81                 8               0
April 25, 2020.....................          100               100              64                 6               0
April 25, 2021.....................          100               100              50                 4               0
April 25, 2022.....................          100               100              39                 3               0
April 25, 2023.....................          100               100              30                 2               0
April 25, 2024.....................          100               100              23                 1               0
April 25, 2025.....................          100               100              17                 1               0
April 25, 2026.....................          100               100              13                 1               0
April 25, 2027.....................          100               100              10                 *               0
April 25, 2028.....................          100                98               7                 *               0
April 25, 2029.....................          100                76               5                 *               0
April 25, 2030.....................          100                56               3                 *               0
April 25, 2031.....................          100                39               2                 *               0
April 25, 2032.....................          100                23               1                 *               0
April 25, 2033.....................          100                10               *                 *               0
April 25, 2034.....................            0                 0               0                 0               0

Weighted Average Life (in years)(1)        29.55             26.54           17.96             10.73            5.90
Weighted Average Life (in years)(1)(2)     27.74             16.32           10.07              6.90            5.07

---------------
*        Indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the optional termination date.



                                   PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
                                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                                                    CLASS I-A3 CERTIFICATES
                                                                    -----------------------
DISTRIBUTION DATE                                   0%             50%              100%              150%             200%
-----------------                                  ---             ---              ----              ----             ----
Initial Percentage.................                100             100              100               100              100
April 25, 2005.....................                 99              91               83                76               68
April 25, 2006.....................                 98              81               66                53               40
April 25, 2007.....................                 97              73               52                36               23
April 25, 2008.....................                 95              65               41                24               12
April 25, 2009.....................                 94              57               32                15                5
April 25, 2010.....................                 93              51               25                10                1
April 25, 2011.....................                 91              45               19                 6                0
April 25, 2012.....................                 89              40               15                 4                0
April 25, 2013.....................                 88              36               12                 2                0
April 25, 2014.....................                 86              32               10                 2                0
April 25, 2015.....................                 84              28                8                 1                0
April 25, 2016.....................                 81              25                6                 1                0
April 25, 2017.....................                 79              22                5                 1                0
April 25, 2018.....................                 76              19                4                 *                0
April 25, 2019.....................                 74              17                3                 *                0
April 25, 2020.....................                 71              15                2                 *                0
April 25, 2021.....................                 67              13                2                 *                0
April 25, 2022.....................                 64              11                1                 *                0
April 25, 2023.....................                 60              10                1                 *                0
April 25, 2024.....................                 56               8                1                 *                0
April 25, 2025.....................                 52               7                1                 *                0
April 25, 2026.....................                 48               6                *                 *                0
April 25, 2027.....................                 43               5                *                 *                0
April 25, 2028.....................                 38               4                *                 *                0
April 25, 2029.....................                 32               3                *                 *                0
April 25, 2030.....................                 26               2                *                 *                0
April 25, 2031.....................                 20               1                *                 *                0
April 25, 2032.....................                 13               1                *                 *                0
April 25, 2033.....................                  6               *                *                 *                0
April 25, 2034.....................                  0               0                0                 0                0

Weighted Average Life (in years)(1)              19.73            8.20             4.45              2.83             2.00
Weighted Average Life (in years)(1)(2)           19.57            7.46             4.04              2.67             1.97

---------------
*        Indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the optional termination date.


                                   PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
                                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                                                    CLASS II-A CERTIFICATES
                                                                    -----------------------
DISTRIBUTION DATE                                   0%             50%              100%              150%             200%
-----------------                                  ---             ---              ----              ----             ----
Initial Percentage.................                100             100              100               100              100
April 25, 2005.....................                 96              88               80                73               65
April 25, 2006.....................                 91              75               61                49               37
April 25, 2007.....................                 86              64               46                32               20
April 25, 2008.....................                 80              54               35                20               10
April 25, 2009.....................                 75              45               25                12                4
April 25, 2010.....................                 69              38               18                 7                1
April 25, 2011.....................                 62              31               13                 4                0
April 25, 2012.....................                 56              25                9                 2                0
April 25, 2013.....................                 49              20                7                 1                0
April 25, 2014.....................                 41              15                5                 1                0
April 25, 2015.....................                 33              11                3                 1                0
April 25, 2016.....................                 25               8                2                 *                0
April 25, 2017.....................                 16               4                1                 *                0
April 25, 2018.....................                  6               2                *                 *                0
April 25, 2019.....................                  0               0                0                 0                0
April 25, 2020.....................                  0               0                0                 0                0
April 25, 2021.....................                  0               0                0                 0                0
April 25, 2022.....................                  0               0                0                 0                0
April 25, 2023.....................                  0               0                0                 0                0
April 25, 2024.....................                  0               0                0                 0                0
April 25, 2025.....................                  0               0                0                 0                0
April 25, 2026.....................                  0               0                0                 0                0
April 25, 2027.....................                  0               0                0                 0                0
April 25, 2028.....................                  0               0                0                 0                0
April 25, 2029.....................                  0               0                0                 0                0
April 25, 2030.....................                  0               0                0                 0                0
April 25, 2031.....................                  0               0                0                 0                0
April 25, 2032.....................                  0               0                0                 0                0
April 25, 2033.....................                  0               0                0                 0                0
April 25, 2034.....................                  0               0                0                 0                0

Weighted Average Life (in years)(1)               8.36            5.32             3.58              2.53             1.88
Weighted Average Life (in years)(1)(2)            8.36            5.32             3.50              2.45             1.85

---------------
*        Indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the optional termination date.


                                   PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
                                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                                                    CLASS I-PO CERTIFICATES
                                                                    -----------------------
DISTRIBUTION DATE                                   0%             50%              100%              150%             200%
-----------------                                  ---             ---              ----              ----             ----
Initial Percentage.................                100             100              100               100              100
April 25, 2005.....................                 99              92               85                78               71
April 25, 2006.....................                 98              83               69                56               45
April 25, 2007.....................                 96              74               56                40               28
April 25, 2008.....................                 95              67               45                29               18
April 25, 2009.....................                 93              60               36                21               11
April 25, 2010.....................                 92              53               29                15                7
April 25, 2011.....................                 90              48               24                11                4
April 25, 2012.....................                 89              43               19                 8                3
April 25, 2013.....................                 87              38               15                 6                2
April 25, 2014.....................                 85              34               12                 4                1
April 25, 2015.....................                 82              30               10                 3                1
April 25, 2016.....................                 80              26                8                 2                *
April 25, 2017.....................                 77              23                6                 1                *
April 25, 2018.....................                 75              20                5                 1                *
April 25, 2019.....................                 72              18                4                 1                *
April 25, 2020.....................                 69              16                3                 *                *
April 25, 2021.....................                 65              13                2                 *                *
April 25, 2022.....................                 62              12                2                 *                *
April 25, 2023.....................                 58              10                1                 *                *
April 25, 2024.....................                 54               8                1                 *                *
April 25, 2025.....................                 50               7                1                 *                *
April 25, 2026.....................                 46               6                1                 *                *
April 25, 2027.....................                 41               5                *                 *                *
April 25, 2028.....................                 36               4                *                 *                *
April 25, 2029.....................                 31               3                *                 *                *
April 25, 2030.....................                 25               2                *                 *                *
April 25, 2031.....................                 19               2                *                 *                *
April 25, 2032.....................                 13               1                *                 *                *
April 25, 2033.....................                  6               *                *                 *                *
April 25, 2034.....................                  0               0                0                 0                0

Weighted Average Life (in years)(1)              19.35            8.48             4.87              3.29             2.44
Weighted Average Life (in years)(1)(2)           19.20            7.72             4.37              2.96             2.20

---------------
*        Indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the optional termination date.


                                   PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
                                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                                                   CLASS II-PO CERTIFICATES
                                                                   ------------------------
DISTRIBUTION DATE                                   0%             50%              100%              150%             200%
-----------------                                  ---             ---              ----              ----             ----
Initial Percentage.................                100             100              100               100              100
April 25, 2005.....................                 95              88               81                74               67
April 25, 2006.....................                 90              76               63                51               41
April 25, 2007.....................                 85              65               49                35               24
April 25, 2008.....................                 79              55               37                24               15
April 25, 2009.....................                 74              47               28                16                9
April 25, 2010.....................                 67              39               21                11                5
April 25, 2011.....................                 61              32               16                 7                3
April 25, 2012.....................                 54              26               11                 5                2
April 25, 2013.....................                 47              20                8                 3                1
April 25, 2014.....................                 39              16                6                 2                *
April 25, 2015.....................                 31              11                4                 1                *
April 25, 2016.....................                 23               8                2                 1                *
April 25, 2017.....................                 14               4                1                 *                *
April 25, 2018.....................                  5               1                *                 *                *
April 25, 2019.....................                  0               0                0                 0                0
April 25, 2020.....................                  0               0                0                 0                0
April 25, 2021.....................                  0               0                0                 0                0
April 25, 2022.....................                  0               0                0                 0                0
April 25, 2023.....................                  0               0                0                 0                0
April 25, 2024.....................                  0               0                0                 0                0
April 25, 2025.....................                  0               0                0                 0                0
April 25, 2026.....................                  0               0                0                 0                0
April 25, 2027.....................                  0               0                0                 0                0
April 25, 2028.....................                  0               0                0                 0                0
April 25, 2029.....................                  0               0                0                 0                0
April 25, 2030.....................                  0               0                0                 0                0
April 25, 2031.....................                  0               0                0                 0                0
April 25, 2032.....................                  0               0                0                 0                0
April 25, 2033.....................                  0               0                0                 0                0
April 25, 2034.....................                  0               0                0                 0                0

Weighted Average Life (in years)(1)               8.17            5.41             3.80              2.82             2.18
Weighted Average Life (in years)(1)(2)            8.17            5.41             3.70              2.66             2.03

---------------
*        Indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the optional termination date.


                                   PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
                                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                                        CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES
                                                        -----------------------------------------------
DISTRIBUTION DATE                                   0%             50%              100%              150%             200%
-----------------                                  ---             ---              ----              ----             ----
Initial Percentage.................                100             100              100               100              100
April 25, 2005.....................                 98              98               98                98               98
April 25, 2006.....................                 95              95               95                95               95
April 25, 2007.....................                 93              93               93                93               93
April 25, 2008.....................                 90              90               90                90               90
April 25, 2009.....................                 87              87               87                87               87
April 25, 2010.....................                 84              82               80                77               74
April 25, 2011.....................                 81              76               71                65               56
April 25, 2012.....................                 78              69               60                52               34
April 25, 2013.....................                 74              61               49                39               21
April 25, 2014.....................                 70              53               38                27               13
April 25, 2015.....................                 66              45               29                18                8
April 25, 2016.....................                 62              38               23                12                5
April 25, 2017.....................                 57              32               17                 8                3
April 25, 2018.....................                 52              27               13                 6                2
April 25, 2019.....................                 48              23               10                 4                1
April 25, 2020.....................                 46              20                8                 3                1
April 25, 2021.....................                 44              17                6                 2                *
April 25, 2022.....................                 42              15                5                 1                *
April 25, 2023.....................                 40              13                4                 1                *
April 25, 2024.....................                 37              11                3                 1                *
April 25, 2025.....................                 34               9                2                 *                *
April 25, 2026.....................                 31               8                2                 *                *
April 25, 2027.....................                 28               6                1                 *                *
April 25, 2028.....................                 25               5                1                 *                *
April 25, 2029.....................                 21               4                1                 *                *
April 25, 2030.....................                 17               3                *                 *                *
April 25, 2031.....................                 13               2                *                 *                *
April 25, 2032.....................                  9               1                *                 *                *
April 25, 2033.....................                  4               *                *                 *                *
April 25, 2034.....................                  0               0                0                 0                0

Weighted Average Life (in years)(1)              15.84           11.35             9.37              8.31             7.32
Weighted Average Life (in years)(1)(2)           15.73           10.37             7.97              6.18             4.77

---------------
*        Indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the optional termination date.

ADJUSTABLE RATE CERTIFICATE YIELD CONSIDERATIONS

         The yield to investors on the Class I-A3 Certificates and Class I-A4 Certificates (the "Adjustable Rate Certificates") will be sensitive to fluctuations in the level of One-Month LIBOR. The pass-through rate on the Class I-A3 Certificates will vary with One-Month LIBOR and the pass- through rate on the Class I-A4 Certificate will vary inversely with One-Month LIBOR. The pass-through rates on the Adjustable Rate Certificates are subject to maximum and minimum pass-through rates, and are therefore limited despite changes in One-Month LIBOR in some circumstances. Changes in the level of One-Month LIBOR may not correlate with changes in prevailing mortgage rates or changes in other indices. It is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of One-Month LIBOR. Investors in the Adjustable Rate Certificates should also fully consider the effect on the yields on those certificates of changes in the level of One-Month LIBOR.

         In addition, the yield to investors on the Class I-A4 Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on the mortgage loans in loan group I, and that rate may fluctuate significantly over time. The Notional Balance of the Class I-A4 Certificates is equal to the Certificate Principal Balance of the Class I-A3 Certificates. Therefore, the allocation of principal payments (including prepayments) on the related mortgage loans to the Class I-A3 Certificates in reduction of the Certificate Principal Balance thereof will reduce the Notional Balance of the Class I-A4 Certificates and result in a reduction in the amount of interest payable to the Class I-A4 Certificates on subsequent distribution dates. Investors in the Class I-A4 Certificates should be aware that a faster than expected rate of principal payments (including prepayments) on the mortgage loans in loan group I will have an adverse effect on the yield to investors in the Class I- A4 Certificates and could result in their failure to fully recover their initial investments.

         To illustrate the significance of changes in the level of One-Month LIBOR and prepayments on the yield to maturity on the Adjustable Rate Certificates, the following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent basis under the different constant percentages of the Prepayment Assumption and varying levels of One-Month LIBOR indicated. Because the rate of distribution of principal on the certificates will be related to the actual amortization, (including prepayments) of the mortgage loans, which will include mortgage loans that have remaining terms to maturity shorter or longer than assumed and mortgage rates higher or lower than assumed, the pre-tax yield to maturity on the Adjustable Rate Certificates is likely to differ from those shown in the following table, even if all the mortgage loans prepay at constant percentages of the Prepayment Assumption and the level of One-Month LIBOR and the weighted average remaining term to maturity and the weighted average mortgage rate of the mortgage loans are as assumed. Any differences between such assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yield being different from those shown in the table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yield in varying prepayment scenarios and different levels of One-Month LIBOR.

         In addition, it is highly unlikely that the mortgage loans will prepay at a constant level of the Prepayment Assumption until maturity, that all of the mortgage loans will prepay at the same rate, or that the level of One-Month LIBOR will remain constant. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction or increase in the rate of principal prepayments.

         The tables set forth below are based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans and the certificates, which may differ from the actual characteristics and performance thereof, and assuming further that:

        o on each LIBOR rate adjustment date, One-Month LIBOR will be at the level shown,

         o the purchase prices of the Class I-A3 Certificates and Class I-A4 Certificates are approximately $44,648,766 and $3,834,048 which includes accrued interest, and

         o the initial pass-through rates on the Class I-A3 Certificates and Class I-A4 Certificates are equal to 1.590% and 6.410%, respectively.

         There can be no assurance that the mortgage loans will have the assumed characteristics, will prepay at any of the rates shown in the table or at any other particular rate, that the pre-tax yield to maturity on the Adjustable Rate Certificates will correspond to any of the pre-tax yields to maturity shown herein, that the level of One-Month LIBOR will correspond to the levels shown in the table or that the purchase price of the Adjustable Rate Certificates will be as assumed. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumption to be used and the appropriate levels of One-Month LIBOR to be assumed in deciding whether or not to purchase an Adjustable Rate Certificate.


                                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                            CLASS I-A3 CERTIFICATES TO PREPAYMENTS AND ONE-MONTH LIBOR

                                        PERCENTAGE OF PREPAYMENT ASSUMPTION


                ONE-MONTH LIBOR                      0%           50%           100%         150%             200%
               ------------------                   -----        -----         -----         -----           -----
                    0.9000%                         0.59%        0.60%         0.61%         0.62%           0.63%
                    1.0900%                         1.60%        1.60%         1.60%         1.60%           1.60%
                    3.0900%                         3.61%        3.60%         3.58%         3.56%           3.54%
                    5.0900%                         5.63%        5.61%         5.58%         5.54%           5.50%
               7.5000% and higher                   8.09%        8.05%         8.00%         7.94%           7.88%


                                  SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                            CLASS I-A4 CERTIFICATES TO PREPAYMENTS AND ONE-MONTH LIBOR

                                        PERCENTAGE OF PREPAYMENT ASSUMPTION


                ONE-MONTH LIBOR                     0%             50%         100%           150%           200%
                ---------------                   -------        ------       ------         ------         ------
                    0.9000%                       102.09%        89.79%       76.67%         62.44%         46.60%
                    1.0900%                        86.76%        74.80%       61.99%         47.99%         32.13%
                    3.0900%                        57.38%        46.09%       33.86%         20.08%          3.47%
                    5.0900%                        29.57%        18.98%        7.30%        (6.62)%        (26.66)%
               7.5000% and higher                     *            *             *             *               *

---------------------
*These yields represent a loss of substantially all of the assumed purchase price for the Class I-A4 Certificates.

       Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Adjustable Rate Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price for those certificates. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Adjustable Rate Certificates, and thus do not reflect the return on any investment in the Adjustable Rate Certificates when any reinvestment rates other than the discount rates are considered.

       Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Adjustable Rate Certificates is likely to differ from those shown in the tables, even if all of the mortgage loans prepay at the indicated constant percentages of the Prepayment Assumption over any given time period or over the entire life of the Adjustable Rate Certificates.

       There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on the Adjustable Rate Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class I-A4 Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.

CLASS I-X, CLASS II-X, CLASS I-PO AND CLASS II-PO CERTIFICATE YIELD
CONSIDERATIONS

       The yield to maturity on the Class I-X Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Non-Discount Mortgage Loans in loan group I, which rate may fluctuate over time, because the Class I-X Certificates are only entitled to receive interest payments from the Non-Discount Mortgage Loans in loan group I. Investors in the Class I-X Certificates should fully consider the risk that a rapid rate of prepayments on the Non-Discount Mortgage Loans in loan group I could result in the failure of such investors to fully recover their investments.

       The yield to maturity on the Class II-X Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Non-Discount Mortgage Loans in loan group II, which rate may fluctuate over time, because the Class II-X Certificates are only entitled to receive interest payments from the Non-Discount Mortgage Loans in loan group II. Investors in the Class II-X Certificates should fully consider the risk that a rapid rate of prepayments on the Non-Discount Mortgage Loans in loan group II could result in the failure of such investors to fully recover their investments.

       The yield on the Class I-PO Certificates will be adversely affected by slower than expected payments of principal (including prepayments, defaults, liquidations and purchases of mortgage loans in the loan group I due to a breach of a representation and warranty) on the Discount Mortgage Loans in loan group I.

       The yield on the Class II-PO Certificates will be adversely affected by slower than expected payments of principal (including prepayments, defaults, liquidations and purchases of mortgage loans in the related loan group due to a breach of a representation and warranty) on the Discount Mortgage Loans in loan group II.

       The following tables indicate the sensitivity of the pre-tax yield to maturity on the Class I-X, Class II-X, Class I-PO and Class II-PO Certificates to various constant rates of prepayment on the related mortgage loans by projecting the monthly aggregate payments on the Class I-X, Class II-X, Class I-PO and Class II-PO Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions including the assumptions regarding the characteristics and performance of such mortgage loans which differ from the actual characteristics and performance thereof and assuming the aggregate purchase prices set forth below. Any differences between such assumptions and the actual characteristics and performance of the related mortgage loans and of such certificates may result in yields being different from those shown in such tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.


                                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                                       CLASS I-X CERTIFICATES TO PREPAYMENTS

                                        PERCENTAGE OF PREPAYMENT ASSUMPTION


                                                     0%           50%          100%         150%            200%
                                                     --           ---          ----         ----            ----
            ASSUMED PURCHASE PRICE
                  $2,214,295                       56.73%        46.28%       35.33%       23.80%          11.59%

                                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                                      CLASS II-X CERTIFICATES TO PREPAYMENTS

                                        PERCENTAGE OF PREPAYMENT ASSUMPTION


                                                     0%           50%          100%         150%            200%
                                                     --           ---          ----         ----            ----
            ASSUMED PURCHASE PRICE
                   $778,328                        55.70%        45.40%       34.62%       23.26%          11.23%

                                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                                      CLASS I-PO CERTIFICATES TO PREPAYMENTS

                                        PERCENTAGE OF PREPAYMENT ASSUMPTION


                                                     0%           50%          100%         150%            200%
                                                     --           ---          ----         ----            ----
            ASSUMED PURCHASE PRICE
                  $1,383,115                        1.76%        4.40%         7.92%       11.81%          15.99%

                                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                                      CLASS II-PO CERTIFICATES TO PREPAYMENTS

                                        PERCENTAGE OF PREPAYMENT ASSUMPTION


                                                     0%           50%          100%         150%            200%
                                                     --           ---          ----         ----            ----
            ASSUMED PURCHASE PRICE
                   $184,918                         4.25%        6.76%         9.97%       13.73%          17.93%

         Each pre-tax yield to maturity set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class I-X, Class II-X, Class I-PO and Class II-PO Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price for those certificates listed in the tables (which includes accrued interest in the case of the Class I-X Certificates and Class II-X Certificates). Accrued interest is included in the assumed purchase price and is used in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class I-X, Class II-X, Class I-PO and Class II-PO Certificates, and thus do not reflect the return on any investment in the Class I-X, Class II-X, Class I-PO and Class II-PO Certificates when any reinvestment rates other than the discount rates set forth in the preceding tables are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Class I-X, Class II-X, Class I-PO and Class II-PO Certificates are likely to differ from those shown in the tables, even if all of the mortgage loans prepay at the indicated constant percentages of the Prepayment Assumption over any given time period or over the entire life of such certificates. A lower than anticipated rate of principal prepayments on the Discount Mortgage Loans will have a material adverse effect on the yield to maturity of the related Class PO Certificates. The rate and timing of principal prepayments on the Discount Mortgage Loans may differ from the rate and timing of principal prepayments on the Non-Discount Mortgage Loans.

         There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on the Class I-X, Class II-X, Class I-PO or Class II-PO Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity of the related mortgage loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class I-X, Class II-X, Class I-PO and Class II-PO Certificates should fully consider the risk that a rapid rate of prepayments on the related mortgage loans could result in the failure of such investors to fully recover their investments. In addition, holders of the Class I-X Certificates have rights to interest payments solely from the mortgage loans in loan group I with a Net Mortgage Rate greater than 6.00% per annum; thus, the yield on the Class I-X Certificates will be materially adversely affected to a greater extent than on the other offered certificates if the mortgage loans in loan group I with a Net Mortgage Rate greater than 6.00% per annum prepay faster than the mortgage loans in loan group I with a Net Mortgage Rate less than or equal to 6.00% per annum and holders of the Class II-X Certificates have rights to interest payments solely from the mortgage loans in loan group II with a Net Mortgage Rate greater than 5.00% per annum; thus, the yield on the Class II-X Certificates will be materially adversely affected to a greater extent than on the other offered certificates if the mortgage loans in loan group II with a Net Mortgage Rate greater than 5.00% per annum prepay faster than the mortgage loans in loan group II with a Net Mortgage Rate less than or equal to 5.00% per annum.

ADDITIONAL INFORMATION

         The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.


                         FEDERAL INCOME TAX CONSEQUENCES

         The Pooling and Servicing Agreement provides that multiple REMIC elections will be made with respect to the assets in the trust fund, creating a tiered REMIC structure.

         Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP ("Tax Counsel") will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the Pooling and Servicing Agreement, each REMIC comprising the trust fund will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") and the certificates, other than the Class R Certificates, will represent regular interests in a REMIC and the Class R Certificates will each represent the sole class of residual interests in a REMIC.

TAXATION OF REGULAR INTERESTS

         A holder of an offered certificate, other than the Class R Certificates (a "Regular Certificate"), will be treated for federal income tax purposes as owning a regular interest in a REMIC.

         Assuming that a Regular Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on its disposition should generally, subject to the limitation described below, be capital gain or loss. Gain will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder's gross income with respect to the Regular Certificate had income thereon accrued at a rate equal to 125% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the Regular Certificate over (y) the amount actually included in such holder's income with respect to the Regular Certificate.

         Interest on a Regular Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, a Regular Certificate could be considered to have been issued with original issue discount, known as OID. The Interest Only Certificates, Class PO Certificates, Class I-A2 Certificates and the Class B-3 Certificates will, and the other Classes of Regular Certificates which are being offered hereby, depending on their issue price, may not, be issued with OID. We refer you to "Material Federal Income Tax Considerations - Taxation of Debt Securities" in the prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount, or bond premium, if any, will be a rate equal to, 100% of the Prepayment Assumption as described above. No representation is made that the mortgage loans will prepay at such rates or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

STATUS OF THE OFFERED CERTIFICATES

         The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund would be so treated. In addition, to the extent a regular interest represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that regular interest would be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code.

TAXATION OF RESIDUAL INTERESTS

         The Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes. Instead, the Residual Certificates will be treated as residual interests in each REMIC, representing rights to the taxable income or net loss of each REMIC. Holders of the Residual Certificates will be required to report and will be taxed on their pro rata share of such income or loss, and such reporting requirements will continue until there are no Certificates of any Class outstanding, even though holders of Residual Certificates previously may have received full payment of any stated interest and principal. The taxable income of holders of the Residual Certificates attributable to the Residual Certificates may exceed any principal and interest payments received by such certificateholders during the corresponding period, which would result in a negligible (or even negative) after-tax return, in certain circumstances. Furthermore, because the tax on income may exceed the cash distributions with respect to the earlier accrual periods of the term of the REMIC, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC's term as a result of their ownership of the Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMICs' earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the "wash sale" rules of
Section 1091 of the Internal Revenue Code may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

         An individual, trust or estate that holds (whether directly or indirectly through certain pass- through entities) a Residual Certificate may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, the master servicing fee, the servicing fees and other administrative expenses properly allocable to the REMIC in computing such certificateholder's regular tax liability and will not be able to deduct such fees or expenses to any extent in computing such certificateholder's alternative minimum tax liability. Such expenses will be allocated for federal income tax information reporting purposes entirely to the Residual Certificates. See "Material Federal Income Tax Considerations--Taxation of Holders of REMIC Residual Securities" in the prospectus.

         The IRS has issued final REMIC regulations that add to the conditions described in the prospectus necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. See "Material Federal Income Tax Considerations--Taxation of Holders of Residual Interest Securities--Restrictions on Ownership and Transfer of Residual Interest Securities" in the prospectus.

         On July 21, 2003, the Internal Revenue Service issued proposed regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The proposed regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. If these rules are finalized as proposed, they will apply to taxable years ending on or after the date the final regulations are published, and thus the rules in the proposed regulations may apply to any inducement fee received in connection with the acquisition of any class of securities that represent the residual interest in a REMIC. Prospective purchasers of any class of Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

         Potential investors in Residual Certificates should also be aware that under the terms of the Pooling and Servicing Agreement, the holders of the largest percentage interest in the Residual Certificates shall, by their acceptance of such certificates, agree to irrevocably appoint the Securities Administrator as their agent to perform all of the duties of the tax matters person for the REMIC.

         Purchasers of the Residual Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions," called the "Prohibited Transactions Tax." In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property, called the "Contributions

Tax." None of the REMICs comprising the trust fund will accept contributions that would subject it to such tax.

         In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property held as inventory.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the securities administrator's or the trustee's obligations, as the case may be, under the Pooling and Servicing Agreement or in respect of compliance with then applicable law, such tax will be borne by the securities administrator or trustee in either case out of its own funds. In the event that the securities administrator or the trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the trust fund with amounts otherwise distributable to the holders of certificates in the manner provided in the Pooling and Servicing Agreement.

         For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to "Material Federal Income Tax Considerations" in the prospectus.


                                   STATE TAXES

         None of the depositor, the master servicer, the trustee or the securities administrator makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the federal tax laws or the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.


                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, "Plans"). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such offered certificates. See "ERISA Considerations" in the prospectus.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

         Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

         The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption ("PTE") 90-30, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in "ERISA Considerations" in the prospectus. The Exemption applies to obligations such as the mortgage loans in the trust fund which have loan-to-value ratios not in excess of 100 percent, provided that the certificates issued are rated at least "BBB-", as more fully described in "ERISA Considerations" in the prospectus.

         Each beneficial owner of a Class B-1, Class B-2 or Class B-3 Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with "Plan assets", (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's or Moody's, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95- 60 have been satisfied."

         Because the exemptive relief afforded by the Exemption or any similar exemption that may be available will not likely apply to the purchase, sale or holding of the Residual Certificates, no Residual Certificate or any interest therein may be acquired or held by any Plan, any trustee or other person acting on behalf of any Plan, or any other person using plan assets to effect such acquisition or holding-- a plan investor--unless the transferee provides the seller, the master servicer and the trustee with an opinion of counsel satisfactory to those entities, which opinion will not be at the expense of those entities, that the purchase of the Residual Certificates by or on behalf of the plan investor will not constitute or result in the assets of the trust being deemed to be "plan assets" subject to the prohibited transactions provisions of ERISA or Code Section 4975 and will not subject the depositor, the master servicer or the trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. Each beneficial owner of a Residual Certificate or any interest therein, unless it has provided the above opinion of counsel, shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that it is not a plan investor.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Bear, Stearns & Co. Inc., as underwriter, the depositor has agreed to sell the offered certificates to the underwriter, and the underwriter has agreed to purchase the offered certificates from the depositor. Distribution of the offered certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts. It is expected that the proceeds to the depositor from the sale of the offered certificates will be approximately $207,800,000 plus accrued interest on the offered certificates (Class I-PO and Class II-PO Certificates), before deducting issuance expenses payable by the depositor, estimated to be approximately $350,000.

         The depositor has been advised by the underwriter that it intends to make a market in the offered certificates, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the offered certificates, or any particular class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

         The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. The underwriter is an affiliate of the depositor and EMC.


                                  LEGAL MATTERS

         The validity of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will also pass upon certain legal matters on behalf of the depositor, EMC and the underwriter.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned at least the ratings designated below by Moody's and Standard & Poor's.


                                 RATING
          CLASS                  MOODY'S            STANDARD & POOR'S
          -----                  -------            -----------------
          I-A1                     Aaa                     AAA
          I-A2                     Aaa                     AAA
          I-A3                     Aaa                     AAA
          I-A4                     Aaa                     AAA
          II-A1                    Aaa                     AAA
          I-PO                     Aaa                     AAA
          II-PO                    Aaa                     AAA
           I-X                     Aaa                     AAA
          II-X                     Aaa                     AAA
           B-1                     Aa2                      AA
           B-2                     A2                       A
           B-3                    Baa2                     BBB
           R-1                     ---                     AAA
           R-2                     ---                     AAA
           R-3                     ---                     AAA

         The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments. In addition, the ratings on the Residual Certificates do not address the likelihood of receipt by the holders of the Residual Certificates of any amounts in excess of their initial Certificate Principal Balance thereof and interest thereon and the ratings on the Interest Only Certificates do not address the possibility that the holders of those certificates may fail to fully recover their initial investment. The ratings assigned by Moody's and Standard & Poor's to the Class PO Certificates only address the return of such certificates' initial Certificate Principal Balance.

         The depositor has not requested ratings of the offered certificates by any rating agency other than Moody's and Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.



                                              INDEX OF DEFINED TERMS
Accrued Certificate Interest...................................................................................S-61
Adjustable Rate Certificates...................................................................................S-96
Allocable Share................................................................................................S-61
Alternative Documentation Program........................................................................S-33, S-34
Applied Realized Loss Amount...................................................................................S-62
Bishop's Gate..................................................................................................S-39
Cendant........................................................................................................S-39
Cendant Assignment Agreement...................................................................................S-39
Cendant Mortgage Loans.........................................................................................S-39
Cendant Servicing Agreement....................................................................................S-39
Certificate Principal Balance..................................................................................S-62
Class B Certificates...........................................................................................S-62
Class I-PO Certificate Principal Distribution Amount...........................................................S-62
Class II-PO Certificate Principal Distribution Amount..........................................................S-63
Class PO Certificate Cash Shortfall............................................................................S-60
Class PO Certificate Deferred Amount...........................................................................S-74
Class PO Certificate Deferred Payment Writedown Amount.........................................................S-62
Class PO Certificates..........................................................................................S-62
Class Prepayment Distribution Trigger..........................................................................S-61
Clearstream....................................................................................................S-53
Code..........................................................................................................S-102
Compensating Interest..........................................................................................S-49
Countrywide Assignment Agreement...............................................................................S-38
Countrywide Home Loans.........................................................................................S-28
Countrywide Mortgage Loans.....................................................................................S-38
Countrywide Servicing..........................................................................................S-38
Countrywide Servicing Agreement................................................................................S-38
CPR............................................................................................................S-86
Cross-Over Date..........................................................................................S-59, S-64
CSSF...........................................................................................................S-55
debt-to-income.................................................................................................S-33
Discount Mortgage Loan.........................................................................................S-64
Distribution Account...........................................................................................S-49
DTC............................................................................................................S-53
Due Period.....................................................................................................S-64
EMC............................................................................................................S-38
ERISA.........................................................................................................S-105
Euroclear......................................................................................................S-53
Exemption.....................................................................................................S-106
FHA............................................................................................................S-29
FICO Credit Scores.............................................................................................S-32
Financial Intermediary.........................................................................................S-53
Full Documentation Program.....................................................................................S-33
Global Securities...............................................................................................I-1
GMACM..........................................................................................................S-39


GMACM Assignment Agreement.....................................................................................S-39
GMACM Mortgage Loans...........................................................................................S-39
GMACM Servicing Agreement......................................................................................S-39
Group I Available Funds........................................................................................S-64
Group I Certificates...........................................................................................S-64
Group I Senior Optimal Principal Amount........................................................................S-65
Group I Subordinate Optimal Principal Amount...................................................................S-66
Group II Available Funds.......................................................................................S-66
Group II Certificates..........................................................................................S-66
Group II Senior Optimal Principal Amount.......................................................................S-67
Group II Subordinate Optimal Principal Amount..................................................................S-68
HSBC...........................................................................................................S-39
HSBC Assignment Agreement......................................................................................S-39
HSBC Mortgage Loans............................................................................................S-39
HSBC Servicing Agreement.......................................................................................S-39
Insurance Proceeds.............................................................................................S-68
Interest Funds.................................................................................................S-69
Interest Only Certificates.....................................................................................S-69
Interest Shortfall.............................................................................................S-69
Liquidation Proceeds...........................................................................................S-69
Loss Allocation Limitation.....................................................................................S-75
Master Servicer Collection Account.............................................................................S-48
MERS...........................................................................................................S-27
MERS(R)System...................................................................................................S-26
National City..................................................................................................S-38
National City Assignment Agreement.............................................................................S-38
National City Mortgage Loans...................................................................................S-38
National City Servicing Agreement..............................................................................S-38
Net Interest Shortfalls........................................................................................S-70
Net Liquidation Proceeds.......................................................................................S-70
Net Mortgage Rate..............................................................................................S-70
Nexstar........................................................................................................S-39
Nexstar Assignment Agreement...................................................................................S-39
Nexstar Mortgage Loans.........................................................................................S-39
Nexstar Servicing Agreement....................................................................................S-39
Non-Discount Mortgage Loan.....................................................................................S-70
Non-PO Percentage..............................................................................................S-70
nonconforming..................................................................................................S-83
Notional Balance...............................................................................................S-70
Original Subordinate Principal Balance.........................................................................S-73
Parity Act.....................................................................................................S-24
Pass-Through Rate..............................................................................................S-70
Plans.........................................................................................................S-105
PO Percentage..................................................................................................S-71
Pooling and Servicing Agreement................................................................................S-38
Preferred Processing Program...................................................................................S-32
Prepayment Interest Shortfall..................................................................................S-49


Principal Funds................................................................................................S-71
Protected Account..............................................................................................S-48
PTE...........................................................................................................S-106
Realized Loss..................................................................................................S-71
Regular Certificate...........................................................................................S-102
Relief Act.....................................................................................................S-72
Rules..........................................................................................................S-53
Senior Percentage..............................................................................................S-72
Senior Prepayment Percentage...................................................................................S-72
Stated Principal Balance.......................................................................................S-73
Subordinate Optimal Principal Amount...........................................................................S-73
Subordinate Percentage.........................................................................................S-73
Subordinate Prepayment Percentage..............................................................................S-74
super jumbos...................................................................................................S-30
Tax Counsel...................................................................................................S-102
Union Federal..................................................................................................S-38
Union Federal Assignment Agreement.............................................................................S-39
Union Federal Bank.............................................................................................S-28
Union Federal Mortgage Loans...................................................................................S-38
Union Federal Servicing Agreement..............................................................................S-39
VA.............................................................................................................S-29
Waterfield.....................................................................................................S-28
Wells Fargo....................................................................................................S-38

                                                                      SCHEDULE A

                         MORTGAGE LOAN STATISTICAL DATA

         The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans in the aggregate and about the mortgage loans in each loan group. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of all of the mortgage loans, or of mortgage loans in the related loan group, as applicable. The sum of the respective columns may not equal the total indicated due to rounding.



                   MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN THE TOTAL POOL


                                                                           AGGREGATE STATED
                                                   NUMBER OF             BALANCE OUTSTANDING
            MORTGAGE RATE (%)                    MORTGAGE LOANS           AS OF CUT-OFF DATE       % OF MORTGAGE POOL
            -----------------                    --------------           ------------------       ------------------
4.001 - 4.500............................               1                   $    313,110                 0.12%
4.501 - 5.000............................               8                      2,365,312                 0.87
5.001 - 5.500............................              85                     41,773,722                15.43
5.501 - 6.000............................             158                     62,535,472                23.10
6.001 - 6.500............................             216                     57,375,681                21.19
6.501 - 7.000............................             193                     42,867,598                15.83
7.001 - 7.500............................             148                     31,149,692                11.50
7.501 - 8.000............................             108                     21,463,580                 7.93
8.001 - 8.500............................              47                      8,163,363                 3.01
8.501 - 9.000............................              18                      2,104,736                 0.78
9.001 - 9.500............................               4                        343,353                 0.13
9.501 - 10.000...........................               3                        311,535                 0.12
                                                      ---                   ------------               ------
       Total.............................             989                   $270,767,153               100.00%
                                                      ===                   ============               ======

       As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total pool was approximately 6.457% per annum.



                       ORIGINAL LOAN-TO-VALUE RATIO OF THE MORTGAGE LOANS IN THE TOTAL POOL


                                                                           AGGREGATE STATED
                                                   NUMBER OF             BALANCE OUTSTANDING
    ORIGINAL LOAN-TO-VALUE RATIOS (%)            MORTGAGE LOANS           AS OF CUT-OFF DATE       % OF MORTGAGE POOL
    ---------------------------------            --------------           ------------------       ------------------
10.01 - 20.00............................                1                   $     39,865                 0.01%
20.01 - 30.00............................                4                      2,933,719                 1.08
30.01 - 40.00............................               13                      6,380,601                 2.36
40.01 - 50.00............................               34                     15,302,215                 5.65
50.01 - 60.00............................               73                     32,631,509                12.05
60.01 - 70.00............................              133                     49,879,742                18.42
70.01 - 80.00............................              408                    106,309,896                39.26
80.01 - 90.00............................              194                     35,258,622                13.02
90.01 - 100.00...........................              129                     22,030,985                 8.14
                                                       ---                   ------------               ------
       Total.............................              989                   $270,767,153               100.00%
                                                       ===                   ============               ======


       As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in the total pool was approximately 72.47%.


                             STATED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE
                                          CUT-OFF DATE IN THE TOTAL POOL


                                                                           AGGREGATE STATED
                                                   NUMBER OF             BALANCE OUTSTANDING
        STATED PRINCIPAL BALANCE                 MORTGAGE LOANS           AS OF CUT-OFF DATE       % OF MORTGAGE POOL
        ------------------------                 --------------           ------------------       ------------------
$ 50,000 or less.........................                13                  $    535,434                 0.20%
$  50,001 - $100,000.....................               153                    11,620,871                 4.29
$100,001 - $150,000......................               228                    28,567,095                10.55
$150,001 - $200,000......................               128                    22,453,756                 8.29
$200,001 - $250,000......................                81                    17,893,581                 6.61
$250,001 - $300,000......................                45                    12,229,072                 4.52
$300,001 - $350,000......................                55                    17,961,341                 6.63
$350,001 - $400,000......................                77                    29,107,439                10.75
$400,001 - $450,000......................                48                    20,465,058                 7.56
$450,001 - $500,000......................                43                    20,485,607                 7.57
$500,001 - $550,000......................                29                    15,357,302                 5.67
$550,001 - $600,000......................                16                     9,348,872                 3.45
$600,001 - $650,000......................                37                    23,572,352                 8.71
$650,001 or more.........................                36                    41,169,373                15.20
                                                        ---                  ------------               ------
       Total.............................               989                  $270,767,153               100.00%
                                                        ===                  ============               ======

       As of the cut-off date, the average principal balance of the mortgage loans in the total pool was approximately $273,779.



                               CREDIT SCORE FOR THE MORTGAGE LOANS IN THE TOTAL POOL


                                                                           AGGREGATE STATED
                                                   NUMBER OF             BALANCE OUTSTANDING
           CREDIT SCORE RANGE                    MORTGAGE LOANS           AS OF CUT-OFF DATE       % OF MORTGAGE POOL
           ------------------                    --------------           ------------------       ------------------
No Credit Score Available................              36                    $  6,236,719                 2.30%
1 - 500..................................               1                         447,480                 0.17
541 - 560................................               2                         244,859                 0.09
561 - 580................................              15                       3,005,207                 1.11
581 - 600................................              61                      10,376,642                 3.83
601 - 620................................              93                      18,121,543                 6.69
621 - 640................................              74                      20,761,544                 7.67
641 - 660................................              91                      24,403,239                 9.01
661 - 680................................             158                      44,937,319                16.60
681 - 700................................             162                      49,923,698                18.44
701 - 720................................              95                      24,699,110                 9.12
721 - 740................................              82                      21,623,530                 7.99
741 - 760................................              53                      19,926,448                 7.36
761 - 780................................              46                      16,642,099                 6.15
781 - 800................................              17                       7,504,169                 2.77
801 or higher............................               3                       1,913,546                 0.71
                                                      ---                    ------------               ------
       Total.............................             989                    $270,767,153               100.00%
                                                      ===                    ============               ======

       As of the cut-off date, the weighted average credit score of the mortgage loans in the total pool for which credit scores are available is approximately 685.



                      GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN THE TOTAL POOL*


                                                                           AGGREGATE STATED
                                                   NUMBER OF             BALANCE OUTSTANDING
                  STATE                          MORTGAGE LOANS           AS OF CUT-OFF DATE       % OF MORTGAGE POOL
                  -----                          --------------           ------------------       ------------------
Arizona..................................              43                    $  8,824,192                 3.26%
California...............................             190                      74,253,495                27.42
Connecticut..............................              11                       5,823,828                 2.15
Florida..................................             119                      22,872,571                 8.45
Georgia..................................              23                       5,898,301                 2.18
Illinois.................................              34                       9,569,990                 3.53
Massachusetts............................              27                       8,870,268                 3.28
New Jersey...............................              65                      21,350,023                 7.89
New York.................................              76                      27,854,485                10.29
Texas....................................              42                       7,443,433                 2.75
Virginia.................................              35                       8,876,398                 3.28
Other (less than 2% in any state)........             324                      69,130,169                25.53
                                                      ---                    ------------               ------
       Total.............................             989                    $270,767,153               100.00%
                                                      ===                    ============               ======

         *No more than approximately 1.46% of the total pool by cut-off date principal balance will be secured by properties located in any one zip code area.


                             PROPERTY TYPES OF MORTGAGED PROPERTIES IN THE TOTAL POOL


                                                                           AGGREGATE STATED
                                                   NUMBER OF             BALANCE OUTSTANDING
              PROPERTY TYPE                      MORTGAGE LOANS           AS OF CUT-OFF DATE       % OF MORTGAGE POOL
              -------------                      --------------           ------------------       ------------------
2-4 Family...............................             136                    $ 30,707,242                11.34%
CO-OP....................................               2                         338,406                 0.12
Condominium..............................              42                      11,973,083                 4.42
Manufactured Home........................               3                         289,743                 0.11
PUD......................................             130                      39,702,638                14.66
Single Family............................             674                     187,536,133                69.26
Townhouse................................               2                         219,907                 0.08
                                                      ---                    ------------               ------
       Total.............................             989                    $270,767,153               100.00%
                                                      ===                    ============               ======



                            OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN THE TOTAL POOL


                                                                           AGGREGATE STATED
                                                   NUMBER OF             BALANCE OUTSTANDING
            OCCUPANCY STATUS                     MORTGAGE LOANS           AS OF CUT-OFF DATE       % OF MORTGAGE POOL
            ----------------                     --------------           ------------------       ------------------
Investor.................................              215                   $ 35,688,168                13.18%
Owner Occupied...........................              730                    225,293,013                83.21
Second Home..............................               44                      9,785,972                 3.61
                                                       ---                   ------------               ------
Total....................................              989                   $270,767,153               100.00%
                                                       ===                   ============               ======

         Based upon representation of the related mortgagors at the time of origination.


                              ORIGINAL TERMS OF THE MORTGAGE LOANS IN THE TOTAL POOL


                                                                           AGGREGATE STATED
                                                   NUMBER OF             BALANCE OUTSTANDING
             ORIGINAL TERMS                      MORTGAGE LOANS           AS OF CUT-OFF DATE       % OF MORTGAGE POOL
             --------------                      --------------           ------------------       ------------------
120 months...............................               6                    $  2,281,076                 0.84%
180 months...............................             223                      90,424,568                33.40
240 months...............................               5                         635,355                 0.23
360 months...............................             755                     177,426,155                65.53
                                                      ---                    ------------               ------
         Total...........................             989                    $270,767,153               100.00%
                                                      ===                    ============               ======

         As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in the total pool was approximately 298 months.


                    REMAINING TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS IN THE TOTAL POOL


                                                                           AGGREGATE STATED
        RANGE OF REMAINING TERMS                    NUMBER OF             BALANCE OUTSTANDING
           TO STATED MATURITY                    MORTGAGE LOANS           AS OF CUT-OFF DATE       % OF MORTGAGE POOL
           ------------------                    --------------           ------------------       ------------------
  61 - 120 months........................               6                    $  2,281,076                 0.84%
121 - 180 months.........................             223                      90,424,568                33.40
181 - 240 months.........................               5                         635,355                 0.23
301 - 360 months.........................             755                     177,426,155                65.53
                                                      ---                    ------------               ------
       Total.............................             989                    $270,767,153               100.00%
                                                      ===                    ============               ======

       As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in the total pool was approximately 295 months.


                               LOAN PURPOSE FOR THE MORTGAGE LOANS IN THE TOTAL POOL


                                                                           AGGREGATE STATED
                                                   NUMBER OF             BALANCE OUTSTANDING
              LOAN PURPOSE                       MORTGAGE LOANS           AS OF CUT-OFF DATE       % OF MORTGAGE POOL
              ------------                       --------------           ------------------       ------------------
Cash Out Refinance.......................             352                   $100,193,942                37.00%
Purchase.................................             468                    107,503,678                39.70
Rate/Term Refinance......................             169                     63,069,533                23.29
                                                      ---                   ------------               ------
       Total.............................             989                   $270,767,153               100.00%
                                                      ===                   ============               ======


                            DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN THE TOTAL POOL


                                                                           AGGREGATE STATED
                                                   NUMBER OF             BALANCE OUTSTANDING
           DOCUMENTATION TYPE                    MORTGAGE LOANS           AS OF CUT-OFF DATE       % OF MORTGAGE POOL
           ------------------                    --------------           ------------------       ------------------
Full/Alternative.........................              230                    $ 58,916,473                21.76%
No Income/No Asset.......................              291                      64,207,986                23.71
No Ratio.................................               69                      14,739,820                 5.44
Reduced..................................              100                      55,251,061                20.41
Stated Income............................              240                      61,408,701                22.68
Stated/Stated............................               53                      12,887,330                 4.76
Streamline...............................                6                       3,355,781                 1.24
                                                       ---                    ------------               ------
       Total.............................              989                    $270,767,153               100.00%
                                                       ===                    ============               ======


                    MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN LOAN GROUP I


                                                                           AGGREGATE STATED
                                                   NUMBER OF             BALANCE OUTSTANDING
            MORTGAGE RATE (%)                    MORTGAGE LOANS           AS OF CUT-OFF DATE       % OF LOAN GROUP I
            -----------------                    --------------           ------------------       -----------------
4.501 - 5.000............................               2                    $    274,976                 0.15%
5.001 - 5.500............................               3                       1,127,155                 0.63
5.501 - 6.000............................              76                      26,148,448                14.69
6.001 - 6.500............................             190                      50,216,999                28.20
6.501 - 7.000............................             172                      38,311,143                21.52
7.001 - 7.500............................             141                      30,125,994                16.92
7.501 - 8.000............................             106                      21,353,310                11.99
8.001 - 8.500............................              46                       7,862,872                 4.42
8.501 - 9.000............................              17                       1,985,727                 1.12
9.001 - 9.500............................               4                         343,353                 0.19
9.501 - 10.000...........................               3                         311,535                 0.17
                                                      ---                    ------------               ------
         Total...........................             760                    $178,061,510               100.00%
                                                      ===                    ============               ======

         As of the cut-off date, the weighted average mortgage rate of the mortgage loans in Loan Group I was approximately 6.844% per annum.



                        ORIGINAL LOAN-TO-VALUE RATIO OF THE MORTGAGE LOANS IN LOAN GROUP I


                                                                         AGGREGATE STATED
                                                  NUMBER OF             BALANCE OUTSTANDING
    ORIGINAL LOAN-TO-VALUE RATIOS (%)           MORTGAGE LOANS          AS OF CUT-OFF DATE       % OF LOAN GROUP I
    ---------------------------------           --------------          ------------------       -----------------
30.01 - 40.00............................                3                $    697,136                 0.39%
40.01 - 50.00............................               13                   6,661,749                 3.74
50.01 - 60.00............................               36                  15,924,737                 8.94
60.01 - 70.00............................               72                  23,008,607                12.92
70.01 - 80.00............................              332                  77,846,562                43.72
80.01 - 90.00............................              181                  32,643,086                18.33
90.01 - 100.00...........................              123                  21,279,633                11.95
                                                       ---                ------------               ------
         Total...........................              760                $178,061,510               100.00%
                                                       ===                ============               ======

         As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in Loan Group I was approximately 77.44%.


                            STATED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE
                                           CUT-OFF DATE IN LOAN GROUP I


                                                                           AGGREGATE STATED
                                                   NUMBER OF             BALANCE OUTSTANDING
        STATED PRINCIPAL BALANCE                 MORTGAGE LOANS           AS OF CUT-OFF DATE       % OF LOAN GROUP I
        ------------------------                 --------------           ------------------       -----------------
$  50,000 or less........................               7                   $    294,621                 0.17%
$  50,001 - $100,000.....................             123                      9,389,703                 5.27
$100,001 - $150,000......................             206                     25,894,121                14.54
$150,001 - $200,000......................             121                     21,190,250                11.90
$200,001 - $250,000......................              75                     16,514,028                 9.27
$250,001 - $300,000......................              43                     11,675,723                 6.56
$300,001 - $350,000......................              44                     14,331,401                 8.05
$350,001 - $400,000......................              42                     15,783,221                 8.86
$400,001 - $450,000......................              27                     11,506,463                 6.46
$450,001 - $500,000......................              20                      9,619,790                 5.40
$500,001 - $550,000......................              10                      5,293,875                 2.97
$550,001 - $600,000......................               7                      4,087,941                 2.30
$600,001 - $650,000......................              20                     12,806,474                 7.19
$650,001 or more.........................              15                     19,673,899                11.05
                                                      ---                   ------------               ------
         Total...........................             760                   $178,061,510               100.00%
                                                      ===                   ============               ======

         As of the cut-off date, the average principal balance of the mortgage loans in Loan Group I was approximately $234,291.



                                CREDIT SCORE FOR THE MORTGAGE LOANS IN LOAN GROUP I


                                                                           AGGREGATE STATED
                                                   NUMBER OF             BALANCE OUTSTANDING
           CREDIT SCORE RANGE                    MORTGAGE LOANS           AS OF CUT-OFF DATE       % OF LOAN GROUP I
           ------------------                    --------------           ------------------       -----------------
No Credit Score Available................              34                     $  5,759,849                 3.23%
541 - 560................................               1                          193,250                 0.11
561 - 580................................              12                        2,336,954                 1.31
581 - 600................................              54                        9,743,371                 5.47
601 - 620................................              77                       14,342,524                 8.05
621 - 640................................              60                       15,028,081                 8.44
641 - 660................................              65                       13,594,219                 7.63
661 - 680................................             119                       27,094,861                15.22
681 - 700................................             114                       29,919,882                16.80
701 - 720................................              76                       16,841,864                 9.46
721 - 740................................              64                       14,700,834                 8.26
741 - 760................................              37                       11,046,719                 6.20
761 - 780................................              34                       11,460,622                 6.44
781 - 800................................              13                        5,998,479                 3.37
                                                      ---                     ------------               ------
         Total...........................             760                     $178,061,510               100.00%
                                                      ===                     ============               ======

         As of the cut-off date, the weighted average credit score of the mortgage loans in Loan Group I for which credit scores are available is approximately 683.


                       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN LOAN GROUP I*


                                                              AGGREGATE STATED
                                         NUMBER OF          BALANCE OUTSTANDING
               STATE                   MORTGAGE LOANS        AS OF CUT-OFF DATE             % OF LOAN GROUP I
               -----                   --------------        ------------------             -----------------
Arizona............................          40                  $  8,288,806                     4.66%
California.........................         129                    42,792,512                    24.03
Colorado...........................          15                     3,942,517                     2.21
Connecticut........................           8                     4,363,147                     2.45
Florida............................         100                    18,673,419                    10.49
Georgia............................          17                     3,858,766                     2.17
Illinois...........................          25                     4,521,503                     2.54
Massachusetts......................          21                     5,981,880                     3.36
Maryland...........................          20                     3,591,822                     2.02
New Jersey.........................          43                    10,357,860                     5.82
New York...........................          55                    17,375,256                     9.76
South Carolina.....................          15                     4,423,679                     2.48
Texas..............................          31                     4,226,557                     2.37
Virginia...........................          30                     7,271,500                     4.08
Other (less than 2% in any state)..         211                    38,392,285                    21.56
                                            ---                  ------------                   ------
         Total.....................         760                  $178,061,510                   100.00%
                                            ===                  ============                   ======

         *No more than approximately 1.48% of the mortgage loans in Loan Group I by cut-off date principal balance will be secured by properties located in any one zip code area.



                              PROPERTY TYPES OF MORTGAGED PROPERTIES IN LOAN GROUP I


                                                                           AGGREGATE STATED
                                                   NUMBER OF             BALANCE OUTSTANDING           % OF LOAN
              PROPERTY TYPE                      MORTGAGE LOANS           AS OF CUT-OFF DATE            GROUP I
              -------------                      --------------           ------------------            -------
2-4 Family...............................              129                  $ 27,521,339                15.46%
CO-OP....................................                2                       338,406                 0.19
Condominium..............................               28                     6,397,060                 3.59
Manufactured Home........................                2                       229,097                 0.13
PUD......................................              105                    30,725,928                17.26
Single Family............................              492                   112,629,772                63.25
Townhouse................................                2                       219,907                 0.12
                                                       ---                  ------------               ------
       Total.............................              760                  $178,061,510               100.00%
                                                       ===                  ============               ======


                             OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN LOAN GROUP I*


                                                                           AGGREGATE STATED
                                                   NUMBER OF             BALANCE OUTSTANDING
            OCCUPANCY STATUS                     MORTGAGE LOANS           AS OF CUT-OFF DATE       % OF LOAN GROUP I
            ----------------                     --------------           ------------------       -----------------
Investor.................................              181                    $ 27,924,364                15.68%
Owner Occupied...........................              542                     143,452,340                80.56
Second Home..............................               37                       6,684,805                 3.75
                                                       ---                    ------------               ------
       Total.............................              760                    $178,061,510               100.00%
                                                       ===                    ============               ======

       *Based upon representation of the related mortgagors at the time of origination.


                               ORIGINAL TERMS OF THE MORTGAGE LOANS IN LOAN GROUP I


                                                           AGGREGATE STATED
                                        NUMBER OF        BALANCE OUTSTANDING
          ORIGINAL TERMS              MORTGAGE LOANS      AS OF CUT-OFF DATE             % OF LOAN GROUP I
          --------------              --------------      ------------------             -----------------
240 months.........................         5                $    635,355                       0.36%
360 months.........................       755                 177,426,155                      99.64
                                          ---                ------------                     ------
       Total.......................       760                $178,061,510                     100.00%
                                          ===                ============                     ======

       As of the cut-off date, the weighted average stated term to scheduled maturity of the mortgage loans in Loan Group I was approximately 360 months.



                     REMAINING TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS IN LOAN GROUP I


                                                                         AGGREGATE STATED
           RANGE OF REMAINING                     NUMBER OF             BALANCE OUTSTANDING
        TERMS TO STATED MATURITY                MORTGAGE LOANS          AS OF CUT-OFF DATE       % OF LOAN GROUP I
        ------------------------                --------------          ------------------       -----------------
181 - 240 months.........................              5                    $    635,355               0.36%
301 - 360 months.........................            755                     177,426,155              99.64
                                                     ---                    ------------             ------
       Total.............................            760                    $178,061,510             100.00%
                                                     ===                    ============             ======

       As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in Loan Group I was approximately 357 months.


                                LOAN PURPOSE FOR THE MORTGAGE LOANS IN LOAN GROUP I



                                                                         AGGREGATE STATED
                                                  NUMBER OF             BALANCE OUTSTANDING
LOAN PURPOSE                                    MORTGAGE LOANS          AS OF CUT-OFF DATE       % OF LOAN GROUP I
------------                                    --------------          ------------------       -----------------
Cash Out Refinance.......................            252                  $ 61,480,752                34.53%
Purchase.................................            429                    93,024,110                52.24
Rate/Term Refinance......................             79                    23,556,648                13.23
                                                     ---                  ------------               ------
       Total.............................            760                  $178,061,510               100.00%
                                                     ===                  ============               ======



                               DOCUMENTATION TYPE FOR MORTGAGE LOANS IN LOAN GROUP I


                                                                         AGGREGATE STATED
                                                  NUMBER OF             BALANCE OUTSTANDING
           DOCUMENTATION TYPE                   MORTGAGE LOANS          AS OF CUT-OFF DATE       % OF LOAN GROUP I
           ------------------                   --------------          ------------------       -----------------
Full/Alternative.........................              181                  $ 40,838,203             22.93%
No Income/No Asset.......................              266                    57,988,082             32.57
No Ratio.................................               56                    13,098,737              7.36
Stated Income............................              216                    57,388,548             32.23
Stated/Stated............................               41                     8,747,940              4.91
                                                       ---                  ------------            ------
       Total.............................              760                  $178,061,510            100.00%
                                                       ===                  ============            ======



                   MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN LOAN GROUP II


                                                                         AGGREGATE STATED
                                                  NUMBER OF             BALANCE OUTSTANDING
            MORTGAGE RATE (%)                   MORTGAGE LOANS          AS OF CUT-OFF DATE       % OF LOAN GROUP II
            -----------------                   --------------          ------------------       ------------------
4.001 - 4.500............................               1                   $   313,110                0.34%
4.501 - 5.000............................               6                     2,090,336                2.25
5.001 - 5.500............................              82                    40,646,567               43.84
5.501 - 6.000............................              82                    36,387,025               39.25
6.001 - 6.500............................              26                     7,158,683                7.72
6.501 - 7.000............................              21                     4,556,455                4.91
7.001 - 7.500............................               7                     1,023,698                1.10
7.501 - 8.000............................               2                       110,271                0.12
8.001 - 8.500............................               1                       300,491                0.32
8.501 - 9.000............................               1                       119,009                0.13
                                                      ---                   -----------              ------
       Total.............................             229                   $92,705,643              100.00%
                                                      ===                   ===========              ======

       As of the cut-off date, the weighted average mortgage rate of the mortgage loans in Loan Group II was approximately 5.715% per annum.


                        ORIGINAL LOAN-TO-VALUE RATIO OF THE MORTGAGE LOANS IN LOAN GROUP II


                                                                         AGGREGATE STATED
                                                  NUMBER OF             BALANCE OUTSTANDING
    ORIGINAL LOAN-TO-VALUE RATIOS (%)           MORTGAGE LOANS          AS OF CUT-OFF DATE       % OF LOAN GROUP II
    ---------------------------------           --------------          ------------------       ------------------
10.01 - 20.00............................              1                     $    39,865                0.04%
20.01 - 30.00............................              4                       2,933,719                3.16
30.01 - 40.00............................             10                       5,683,465                6.13
40.01 - 50.00............................             21                       8,640,466                9.32
50.01 - 60.00............................             37                      16,706,772               18.02
60.01 - 70.00............................             61                      26,871,135               28.99
70.01 - 80.00............................             76                      28,463,334               30.70
80.01 - 90.00............................             13                       2,615,536                2.82
90.01 - 100.00...........................              6                         751,352                0.81
                                                     ---                     -----------              ------
       Total.............................            229                     $92,705,643              100.00%
                                                     ===                     ===========              ======

       As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in Loan Group II was approximately 62.94%.



                             STATED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE
                                           CUT-OFF DATE IN LOAN GROUP II


                                                                         AGGREGATE STATED
                                                  NUMBER OF             BALANCE OUTSTANDING
        STATED PRINCIPAL BALANCE                MORTGAGE LOANS          AS OF CUT-OFF DATE       % OF LOAN GROUP II
        ------------------------                --------------          ------------------       ------------------
$  50,000 or less........................               6                   $   240,813                  0.26%
$  50,001 - $100,000.....................              30                     2,231,168                  2.41
$100,001 - $150,000......................              22                     2,672,974                  2.88
$150,001 - $200,000......................               7                     1,263,506                  1.36
$200,001 - $250,000......................               6                     1,379,553                  1.49
$250,001 - $300,000......................               2                       553,349                  0.60
$300,001 - $350,000......................              11                     3,629,940                  3.92
$350,001 - $400,000......................              35                    13,324,218                 14.37
$400,001 - $450,000......................              21                     8,958,595                  9.66
$450,001 - $500,000......................              23                    10,865,817                 11.72
$500,001 - $550,000......................              19                    10,063,427                 10.86
$550,001 - $600,000......................               9                     5,260,931                  5.67
$600,001 - $650,000......................              17                    10,765,878                 11.61
$650,001 or more.........................              21                    21,495,474                 23.19
                                                      ---                   -----------                ------
       Total.............................             229                   $92,705,643                100.00%
                                                      ===                   ===========                ======

       As of the cut-off date, the average principal balance of the mortgage loans in Loan Group II was approximately $404,828.



                               CREDIT SCORE FOR THE MORTGAGE LOANS IN LOAN GROUP II


                                                                         AGGREGATE STATED
                                                  NUMBER OF             BALANCE OUTSTANDING
           CREDIT SCORE RANGE                   MORTGAGE LOANS          AS OF CUT-OFF DATE       % OF LOAN GROUP II
           ------------------                   --------------          ------------------       ------------------
No Credit Score Available................              2                    $   476,871                  0.51%
1 - 500..................................              1                        447,480                  0.48
541 - 560................................              1                         51,609                  0.06
561 - 580................................              3                        668,253                  0.72
581 - 600................................              7                        633,271                  0.68
601 - 620................................             16                      3,779,019                  4.08
621 - 640................................             14                      5,733,463                  6.18
641 - 660................................             26                     10,809,020                 11.66
661 - 680................................             39                     17,842,458                 19.25
681 - 700................................             48                     20,003,816                 21.58
701 - 720................................             19                      7,857,247                  8.48
721 - 740................................             18                      6,922,696                  7.47
741 - 760................................             16                      8,879,728                  9.58
761 - 780................................             12                      5,181,477                  5.59
781 - 800................................              4                      1,505,690                  1.62
801 or higher............................              3                      1,913,546                  2.06
                                                     ---                    -----------                ------
       Total.............................            229                    $92,705,643                100.00%
                                                     ===                    ===========                ======

       As of the cut-off date, the weighted average credit score of the mortgage loans in Loan Group II for which credit scores are available is approximately
691.


                       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN LOAN GROUP II*


                                                                         AGGREGATE STATED
                                                  NUMBER OF             BALANCE OUTSTANDING
                  STATE                         MORTGAGE LOANS          AS OF CUT-OFF DATE       % OF LOAN GROUP II
                  -----                         --------------          ------------------       ------------------
California...............................             61                   $31,460,982                 33.94%
Florida..................................             19                     4,199,152                  4.53
Georgia..................................              6                     2,039,535                  2.20
Illinois.................................              9                     5,048,487                  5.45
Massachusetts............................              6                     2,888,388                  3.12
New Hampshire............................              4                     2,438,098                  2.63
New Jersey...............................             22                    10,992,163                 11.86
New York.................................             21                    10,479,229                 11.30
Texas....................................             11                     3,216,876                  3.47
Other (less than 2% in any state)                     70                    19,942,733                 21.51
                                                     ---                   -----------                ------
       Total.............................            229                   $92,705,643                100.00%
                                                     ===                   ===========                ======

       *No more than approximately 2.57% of the mortgage loans in Loan Group II by cut-off date principal balance will be secured by properties located in any one zip code area.



                              PROPERTY TYPES OF MORTGAGED PROPERTIES IN LOAN GROUP II


                                                                         AGGREGATE STATED
                                                  NUMBER OF             BALANCE OUTSTANDING
              PROPERTY TYPE                     MORTGAGE LOANS          AS OF CUT-OFF DATE       % OF LOAN GROUP II
              -------------                     --------------          ------------------       ------------------
2-4 Family...............................              7                   $ 3,185,904                  3.44%
Condominium..............................             14                     5,576,023                  6.01
Manufactured Home........................              1                        60,646                  0.07
PUD......................................             25                     8,976,710                  9.68
Single Family............................            182                    74,906,361                 80.80
                                                     ---                   -----------                ------
       Total.............................            229                   $92,705,643                100.00%
                                                     ===                   ===========                ======



                             OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN LOAN GROUP II


                                                                         AGGREGATE STATED
                                                  NUMBER OF             BALANCE OUTSTANDING
            OCCUPANCY STATUS                    MORTGAGE LOANS          AS OF CUT-OFF DATE       % OF LOAN GROUP II
            ----------------                    --------------          ------------------       ------------------
Investor.................................             34                   $ 7,763,803                  8.37%
Owner Occupied...........................            188                    81,840,673                 88.28
Second Home .............................              7                     3,101,167                  3.35
                                                     ---                   -----------                ------
       Total.............................            229                   $92,705,643                100.00%
                                                     ===                   ===========                ======

       Based upon representation of the related mortgagors at the time of origination.


                               ORIGINAL TERMS OF THE MORTGAGE LOANS IN LOAN GROUP II


                                                                         AGGREGATE STATED
                                                  NUMBER OF             BALANCE OUTSTANDING
             ORIGINAL TERMS                     MORTGAGE LOANS          AS OF CUT-OFF DATE       % OF LOAN GROUP II
             --------------                     --------------          ------------------       ------------------
120 months...............................              6                   $ 2,281,076                  2.46%
180 months...............................            223                    90,424,568                 97.54
                                                     ---                   -----------                ------
       Total.............................            229                   $92,705,643                100.00%
                                                     ===                   ===========                ======

       As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in Loan Group II was approximately 179 months.


                    REMAINING TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS IN LOAN GROUP II


                                                                         AGGREGATE STATED
           RANGE OF REMAINING                     NUMBER OF             BALANCE OUTSTANDING
        TERMS TO STATED MATURITY                MORTGAGE LOANS          AS OF CUT-OFF DATE       % OF LOAN GROUP II
        ------------------------                --------------          ------------------       ------------------
61 - 120 months..........................              6                   $ 2,281,076                  2.46%
121 - 180 months.........................            223                    90,424,568                 97.54
                                                     ---                   -----------                ------
       Total.............................            229                   $92,705,643                100.00%
                                                     ===                   ===========                ======

       As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in Loan Group II was approximately 176 months.


                               LOAN PURPOSE FOR THE MORTGAGE LOANS IN LOAN GROUP II


                                                                         AGGREGATE STATED
                                                  NUMBER OF             BALANCE OUTSTANDING
              LOAN PURPOSE                      MORTGAGE LOANS          AS OF CUT-OFF DATE       % OF LOAN GROUP II
              ------------                      --------------          ------------------       ------------------
Cash Out Refinance.......................             100                   $38,713,190                 41.76%
Purchase.................................              39                    14,479,568                 15.62
Rate/Term Refinance......................              90                    39,512,885                 42.62
                                                      ---                   -----------                ------
       Total.............................             229                   $92,705,643                100.00%
                                                      ===                   ===========                ======


                              DOCUMENTATION TYPE FOR MORTGAGE LOANS IN LOAN GROUP II


                                                                         AGGREGATE STATED
                                                  NUMBER OF             BALANCE OUTSTANDING
           DOCUMENTATION TYPE                   MORTGAGE LOANS          AS OF CUT-OFF DATE       % OF LOAN GROUP II
           ------------------                   --------------          ------------------       ------------------
Full/Alternative.........................             49                   $18,078,270                 19.50%
No Income/No Asset.......................             25                     6,219,904                  6.71
No Ratio.................................             13                     1,641,083                  1.77
Reduced..................................            100                    55,251,061                 59.60
Stated Income............................             24                     4,020,154                  4.34
Stated/Stated............................             12                     4,139,390                  4.47
Streamline...............................              6                     3,355,781                  3.62
                                                     ---                   -----------                ------
       Total.............................            229                   $92,705,643                100.00%
                                                     ===                   ===========                ======

                                                                         ANNEX I

               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                                   PROCEDURES

       Except under limited circumstances, the globally offered Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2004-AC2 (the "Global Securities") will be available only in book- entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

       Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

       Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

       Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

       Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

       All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

       Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

       Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

       Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

       TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Asset-Backed Certificates issues in sameday funds.

       TRADING BETWEEN EUROCLEAR AND/OR CLEARSTREAM PARTICIPANTS. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

       TRADING BETWEEN DTC SELLER AND EUROCLEAR OR CLEARSTREAM PURCHASER. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the interest accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

       Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

       As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant's or Clearstream participant's particular cost of funds.

       Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a crossmarket transaction will settle no differently than a trade between two DTC participants.

       Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back- valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would instead be valued as of the actual settlement date.

       Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

       o borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system's customary procedures;

       o borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

       o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

       A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases 31%) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

       EXEMPTION FOR NON-U.S. PERSONS (FORM W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

       EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

       EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

       EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

       U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W- 8ECI are generally effective for three calendar years.

       o U.S. Person. As used in this prospectus supplement the term "U.S. person" means a beneficial owner of a Certificate that is for United States federal income tax purposes

       o      a citizen or resident of the United States,

       o a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

       o an estate the income of which is subject to United States federal income taxation regardless of its source, or

       o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

       As used in this prospectus supplement, the term "non-U.S. person" means a beneficial owner of a Certificate that is not a U.S. person.

       This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

          Mortgage-Backed/Asset-Backed Securities (Issuable in Series)
                   Bear Stearns Asset Backed Securities I LLC
                                    Depositor
The Securities
                         Each issue of securities will have its own series
|---------------------|  designation and will evidence either the ownership of
|                     |  assets in the related trust fund or debt obligations
|Consider carefully   |  secured by assets of the related trust fund.
|the risk factors     |
|beginning on page 4  |  o Each series of securities will consist of one or more
|of this prospectus.  |  classes of mortgage-backed or asset-backed certificates
|                     |  or notes.
|The securities       |
|represent            |  o Each class of securities will represent the
|obligations of the   |  entitlement to a specified portion of interest payments
|trust only and do    |  and a specified portion of principal payments on the
|not represent an     |  trust assets.
|interest in or       |
|obligation of the    |  o A series may include classes of securities that are
|depositor, the       |  senior in right of payment to other classes. Classes of
|seller, the master   |  securities may be entitled to receive distributions of
|servicer or any of   |  principal, interest or both prior to other classes or
|their affiliates.    |  before or after specified events.
|                     |
|This prospectus may | o No market will exist for the securities of any series |be used to offer and | before they are issued. In addition, even after the |sell the securities | securities of a series have been issued and sold, there
|only if accompanied  |  can be no assurance that a resale market for them will
|by a prospectus      |  develop.
|supplement.          |
|                     |  Offers of the securities will be made through Bear,
|---------------------|  Stearns & Co. Inc. and the other underwriters listed in
                         the related prospectus supplement.


The Trust Fund and Its Assets

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

    o mortgage loans secured by senior or junior liens on one- to four-family residential properties;

    o closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;

    o home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

    o installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;

    o mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and

    o   private label mortgage-backed or asset-backed securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                            Bear, Stearns & Co. Inc.
                                 April 26, 2004

              Important Notice About Information in This Prospectus
                   and Each Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

        o this prospectus, which provides general information, some of which may not apply to a particular series; and

        o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus supplement generally will include the following information with respect to the related series of securities:

        o the principal amount, interest rate and authorized denominations of each class of securities;

        o information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

        o information concerning the seller or sellers of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

        o the terms of any credit enhancement with respect to particular classes of the securities;

        o information concerning other trust fund assets, including any reserve fund;

        o   the final scheduled distribution date for each class of securities;

        o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

        o information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

        o   particulars of the plan of distribution for the securities.

         We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

         There is also a Glossary of Terms beginning on page 127 where you will find definitions of certain capitalized terms used in this prospectus.

         If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York, 10179 and our telephone number is (212) 272-2000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" beginning on page 124 of this prospectus.

                                  Risk Factors

         You should consider carefully the following information, together with the information set forth under "Risk Factors" in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

You may have difficulty selling your
securities or obtaining your desired
price.................................      No market will exist for the
                                            securities before they are issued.
                                            In addition, we cannot give you any
                                            assurance that a resale market will
                                            develop following the issuance and
                                            sale of any series of the
                                            securities. Even if a resale market
                                            does develop, you may not be able to
                                            sell your securities when you wish
                                            or at the price you want.

Only the assets of the related trust
fund are available to pay your
securities............................      The securities of each series will
                                            be payable solely from the assets of
                                            the related trust fund, including
                                            any applicable credit enhancement,
                                            and will not have a claim against
                                            the assets of any other trust. In
                                            the case of securities that are in
                                            the form of notes, the related
                                            indenture will require that
                                            noteholders proceed only against the
                                            assets of the related trust fund. We
                                            cannot give you any assurance that
                                            the market value of the assets in
                                            any trust fund will be equal to or
                                            greater than the total principal
                                            amount of the related securities
                                            then outstanding, plus accrued
                                            interest. Moreover, if the assets of
                                            a trust fund are ever sold, the sale
                                            proceeds will be applied first to
                                            reimburse any related trustee,
                                            servicer and credit enhancement
                                            provider for their unpaid fees and
                                            expenses before any remaining
                                            amounts are distributed to
                                            securityholders.

                                            In addition, at the times specified
                                            in the related prospectus
                                            supplement, assets of the trust fund
                                            and the related security accounts
                                            may be released to the depositor,
                                            the servicer, the credit enhancement
                                            provider or other persons, if

                                              o  all payments then due on the
                                                 related securities have been
                                                 made, and

                                              o  any other payments specified
                                                 in the related prospectus
                                                 supplement have been made.

                                            Once released, such assets will no
                                            longer be available to make payments
                                            to securityholders.

                                            You will have no recourse against
                                            the depositor or any other person if
                                            any required distribution on the
                                            securities is not
                                            made or for any other default. The
                                            only obligations of the depositor
                                            with respect to a trust fund or the
                                            related securities would result from
                                            a breach of the representations and
                                            warranties that the depositor may
                                            make concerning the trust assets.
                                            However, because of the depositor's
                                            very limited assets, even if the
                                            depositor should be required to
                                            repurchase a loan from a particular
                                            trust fund because of the breach of
                                            a representation or warranty, its
                                            sole source of funds for the
                                            repurchase would be:

                                              o  funds obtained from enforcing
                                                 any similar obligation of the
                                                 originator of the loan, or

                                              o  monies from any reserve fund
                                                 established to pay for loan
                                                 repurchases.

Credit enhancement may be
insufficient to provide against
particular risks......................      Although credit enhancement is
                                            intended to reduce the effect of
                                            delinquent payments or loan losses
                                            on particular classes of securities,
                                            the amount of any credit enhancement
                                            is subject to the limits described
                                            in the related prospectus
                                            supplement. In addition, the amount
                                            of credit enhancement may decline or
                                            be depleted before the related
                                            securities are paid in full. As a
                                            result, securityholders may suffer
                                            losses.

Principal payments on the loans
may adversely affect the average
life of, and rate of return on,
your securities.......................      You may be unable to reinvest the
                                            principal payments on your
                                            securities at a rate of return equal
                                            to the rate on your securities. The
                                            timing of principal payments on the
                                            securities of a series will be
                                            affected by a number of factors,
                                            including the following:

                                              o  the extent of prepayments on
                                                 the underlying loans in the
                                                 trust fund or, if the trust
                                                 fund contains underlying
                                                 securities, on the loans
                                                 backing the underlying
                                                 securities;

                                              o  how payments of principal are
                                                 allocated among the classes of
                                                 securities of that series as
                                                 specified in the related
                                                 prospectus supplement;

                                              o  if any party has an option to
                                                 terminate the related trust
                                                 early, the effect of the
                                                 exercise of the option;

                                              o  the rate and timing of defaults
                                                 and losses on the assets in the
                                                 related trust fund;

                                              o  repurchases of assets in the
                                                 related trust fund as a result
                                                 of material breaches of
                                                 representations and warranties
                                                 made by the depositor or a
                                                 seller; and

                                              o  in the case of a trust fund
                                                 that contains revolving credit
                                                 line loans, any provisions for
                                                 non-amortization, early
                                                 amortization or scheduled
                                                 amortization periods described
                                                 in the related prospectus
                                                 supplement.

                                            All the above factors may affect the
                                            yield to maturity of the securities.


The interest accrual period may
reduce the effective yield on your
securities............................      Interest payable on the securities
                                            on any given distribution date will
                                            include all interest accrued during
                                            the related interest accrual period.
                                            Each prospectus supplement will
                                            specify the interest accrual period
                                            for the related securities. If
                                            interest accrues during the calendar
                                            month before the related
                                            distribution date, your effective
                                            yield will be less than it would be
                                            if the interest accrual period ended
                                            the day before the distribution
                                            date. As a result, your effective
                                            yield at par may be less than the
                                            indicated coupon rate.


Loans with balloon payments may
increase your risk of loss............      Certain underlying loans may not be
                                            fully amortizing over their terms to
                                            maturity and may require a
                                            substantial principal payment (a
                                            "balloon" payment) at their stated
                                            maturity. Loans of this type involve
                                            greater risk than fully amortizing
                                            loans since the borrower generally
                                            must be able to refinance the loan
                                            or sell the related property prior
                                            to the loan's maturity date. The
                                            borrower's ability to do so will
                                            depend on such factors as the level
                                            of available mortgage rates at the
                                            time of sale or refinancing, the
                                            relative strength of the local
                                            housing market, the borrower's
                                            equity in the property, the
                                            borrower's general financial
                                            condition and tax laws.


Adjustable rate loans may be
underwritten to less stringent
standards than fixed rate loans.......      A trust fund may include adjustable
                                            rate loans that were underwritten on
                                            the assumption that the borrowers
                                            would be able to make higher monthly
                                            payments in a relatively short
                                            period of time. In fact, however,
                                            the borrowers' income may not be
                                            sufficient to meet their loan
                                            payments as payment amounts
                                            increase, thus increasing the risk
                                            of default.

Junior lien loans generally are
riskier than senior lien loans........      If the mortgage or home equity loans
                                            in a trust fund are primarily in a
                                            junior lien position, any proceeds
                                            from liquidations, insurance
                                            recoveries or condemnations must be
                                            used first to satisfy the claims of
                                            the related senior lien loans (and
                                            related foreclosure expenses) before
                                            being available to satisfy the
                                            junior lien loans. In addition, a
                                            junior mortgage lender may only
                                            foreclose subject to the related
                                            senior mortgage. As a result, the
                                            junior mortgage lender must either
                                            pay the related senior mortgage
                                            lender in full, at or before the
                                            foreclosure sale, or agree to make
                                            the regular payments on the senior
                                            mortgage. The trust will not have a
                                            source of funds to satisfy any
                                            senior mortgages or to continue
                                            making payments on them. As a
                                            result, the trust's ability, as a
                                            practical matter, to foreclose on
                                            any junior mortgage loan will be
                                            quite limited.
A decline in property values could
reduce the amount and delay the
timing of recoveries on defaulted
mortgage loans........................      The following factors, among others,
                                            could adversely affect property
                                            values in such a way that the
                                            outstanding balance of the related
                                            loans, together with any senior
                                            financing on the same properties,
                                            would equal or exceed those values:

                                              o  an overall decline in the
                                                 residential real estate markets
                                                 where the properties are
                                                 located;

                                              o  failure of borrowers to
                                                 maintain their properties
                                                 adequately; and

                                              o  natural disasters that may not
                                                 be covered by hazard insurance,
                                                 such as earthquakes and floods.

                                            If property values decline, actual
                                            rates of delinquencies, foreclosures
                                            and losses on the underlying loans
                                            could be higher than those currently
                                            experienced by the mortgage lending
                                            industry in general.

Some mortgaged properties may not be
owner occupied........................      The mortgaged properties in the
                                            trust fund may not be owner
                                            occupied. Rates of delinquencies,
                                            foreclosures and losses on mortgage
                                            loans secured by non-owner occupied
                                            properties may be higher than those
                                            on mortgage loans secured by the
                                            borrower's primary residence.

Home improvement contracts and other
loans may not have sufficient security..    A trust fund may include home
                                            improvement contracts that are not
                                            secured by an interest in real
                                            estate or otherwise. A trust fund
                                            may also include mortgage or home
                                            equity loans with original
                                            loan-to-value ratios (or combined
                                            loan-to-value ratios in the case of
                                            junior loans) greater than 100%. In
                                            these cases, the trust fund could be
                                            treated as a general unsecured
                                            creditor for the unsecured portion
                                            of these loans.

                                            If a loan of this type goes into
                                            default, the trust fund will have
                                            recourse only against the borrower's
                                            assets generally for the unsecured
                                            portion of the loan, along with the
                                            borrower's other general unsecured
                                            creditors. In a bankruptcy
                                            proceeding, the unsecured portion of
                                            the loan may be discharged, even if
                                            the value of the borrower's assets
                                            available to the trust fund would be
                                            insufficient to pay the remaining
                                            amounts owing on the loan.

Home improvement contracts will not be
stamped.................................    The depositor will ensure that a
                                            UCC-1 financing statement is filed
                                            that identifies as collateral the
                                            home improvement contracts included
                                            in a trust fund. However, unless the
                                            related prospectus supplement
                                            provides otherwise, the home
                                            improvement contracts themselves
                                            will not be stamped or marked to
                                            reflect their assignment to the
                                            trust fund. Thus, if as a result of
                                            negligence, fraud or otherwise, a
                                            subsequent purchaser were able to
                                            take physical possession of the
                                            contracts without notice of the
                                            assignment to the trust fund, the
                                            interests of the related
                                            securityholders in those contracts
                                            could be defeated.


If amounts in any pre-funding account
are not used to purchase trust assets,
you will receive a prepayment on the
related securities......................    The related prospectus supplement
                                            may provide that the depositor or
                                            seller will deposit a specified
                                            amount in a pre-funding account on
                                            the date the securities are issued.
                                            In this case, the deposited funds
                                            may be used only to acquire
                                            additional assets for the trust
                                            during a specified period after the
                                            initial issuance of the securities.
                                            Any amounts remaining in the account
                                            at the end of that period will be
                                            distributed as a prepayment of
                                            principal to the holders of the
                                            related securities. The resulting
                                            prepayment could adversely affect
                                            the yield to maturity on those
                                            securities.

Bankruptcy laws may result in adverse
claims against trust fund assets......      The federal bankruptcy code and
                                            state debtor relief laws may
                                            adversely affect the ability of the
                                            trust fund, as a secured lender, to
                                            realize upon its security. For
                                            example, in a federal bankruptcy
                                            proceeding, a lender may not
                                            foreclose on mortgaged property
                                            without the bankruptcy court's
                                            permission. Similarly, the debtor
                                            may propose a rehabilitation plan,
                                            in the case of mortgaged property
                                            that is not his principal residence,
                                            that would reduce the amount of the
                                            lender's secured indebtedness to the
                                            value of the property as of the
                                            commencement of the bankruptcy. As a
                                            result, the lender would be treated
                                            as a general unsecured creditor for
                                            the reduced amount, the amount of
                                            the monthly payments due on the loan
                                            could be reduced, and the interest
                                            rate and loan payment schedule could
                                            be changed.

                                            Any such actions could result in
                                            delays in receiving payments on the
                                            loans underlying the securities and
                                            result in the reduction of total
                                            payments.
Environmental risks may adversely
affect trust fund assets..............      Federal, state and local laws and
                                            regulations impose a wide range of
                                            requirements on activities that may
                                            affect the environment, health and
                                            safety. In certain circumstances,
                                            these laws and regulations impose
                                            obligations on owners or operators
                                            of residential properties such as
                                            those that secure the loans. Failure
                                            to comply with these laws and
                                            regulations can result in fines and
                                            penalties that could be assessed
                                            against the trust fund as owner of
                                            the related property.

                                            In some states, a lien on the
                                            property due to contamination has
                                            priority over the lien of an
                                            existing mortgage. Further, a
                                            mortgage lender may be held liable
                                            as an "owner" or "operator" for
                                            costs associated with the release of
                                            petroleum from an underground
                                            storage tank under certain
                                            circumstances. If the trust fund is
                                            considered the owner or operator of
                                            a property, it will suffer losses as
                                            a result of any liability imposed
                                            for environmental hazards on the
                                            property.
Consumer protection laws may
adversely affect trust fund assets....      The loans and contracts in each
                                            trust fund also may be subject to
                                            federal laws relating to loan
                                            origination and underwriting. These
                                            laws

                                              o  require certain disclosures to
                                                 the borrowers regarding the
                                                 terms of the loans;

                                              o  prohibit discrimination on the
                                                 basis of age, race, color, sex,
                                                 religion, marital status,
                                                 national origin, receipt of
                                                 public assistance or the
                                                 exercise of any right under the
                                                 consumer credit protection act,
                                                 in the extension of credit;

                                              o  regulate the use and reporting
                                                 of information related to the
                                                 borrower's credit experience;
                                                 and

                                              o  require additional application
                                                 disclosures, limit changes that
                                                 may be made to the loan
                                                 documents without the
                                                 borrower's consent and restrict
                                                 a lender's ability to declare a
                                                 default or to suspend or reduce
                                                 a borrower's credit limit to
                                                 certain enumerated events.

                                            Loans may also be subject to federal
                                            laws that impose additional
                                            disclosure requirements on creditors
                                            with respect to non-purchase money
                                            mortgage loans with high interest
                                            rates or high up-front fees and
                                            charges. These laws can impose
                                            specific liabilities upon creditors
                                            that fail to comply and may affect
                                            the enforceability of the related
                                            loans. In addition, the trust fund,
                                            as assignee of the creditor, would
                                            generally be subject to all claims
                                            and defenses that the borrower could
                                            assert against the creditor,
                                            including the right to rescind the
                                            loan.

                                            Home improvement contracts may be
                                            subject to federal laws that protect
                                            the borrower from defective or
                                            incomplete work by a contractor.
                                            These laws permit the borrower to
                                            withhold payment if the work does
                                            not meet the quality and durability
                                            standards agreed to between the
                                            borrower and the contractor. These
                                            laws have the effect of subjecting
                                            the trust fund, as assignee of the
                                            creditor, to all claims and defenses
                                            which the borrower in a sale
                                            transaction could assert against the
                                            seller of defective goods.

                                            If certain provisions of these
                                            federal laws are violated, the
                                            servicer may be unable to collect
                                            all or part of the principal or
                                            interest on the loans. The trust
                                            fund also could be subject to
                                            damages and administrative
                                            enforcement.

Subordinate securities are subject to
additional risk.......................      If you invest in any class of
                                            subordinate securities, your rights
                                            as an investor to receive payments
                                            otherwise due you will be
                                            subordinate to the rights of the
                                            servicer and the holders of the
                                            related senior securities. As a
                                            result, before
                                            investing in any subordinate
                                            securities, you must be prepared to
                                            bear the risk that payments on your
                                            securities may be delayed and that
                                            you might not recover all of your
                                            initial investment.

Any credit support provided by
financial instruments may be
insufficient to protect against
particular risks......................      As described under "Credit
                                            Enhancement--Financial Instruments"
                                            in this prospectus, a trust fund may
                                            include financial instruments to
                                            protect against certain risks or to
                                            provide certain cash flow
                                            characteristics for particular
                                            classes of the securities of a
                                            series. If you invest in one of
                                            these classes and the issuer of the
                                            financial instruments fails to
                                            perform its obligations, the yield
                                            to maturity, market price and
                                            liquidity of your securities could
                                            be materially adversely affected. In
                                            addition, if the issuer of the
                                            related financial instruments
                                            experiences a credit rating
                                            downgrade, the market price and
                                            liquidity of your securities could
                                            be reduced. Finally, if the
                                            financial instruments are intended
                                            to provide an approximate or partial
                                            hedge for certain risks or cashflow
                                            characteristics, the yield to
                                            maturity, market price and liquidity
                                            of your securities could be
                                            adversely affected to the extent
                                            that the financial instrument does
                                            not provide a perfect hedge.

REMIC residual securities are subject
to additional risk....................      If you invest in any class of
                                            securities that represent the
                                            "residual interest" in a real estate
                                            mortgage investment conduit (REMIC),
                                            you will be required to report as
                                            ordinary income your pro rata share
                                            of the REMIC's taxable income,
                                            whether or not you actually received
                                            any cash. Thus, as the holder of a
                                            REMIC residual interest security,
                                            you could have taxable income and
                                            tax liabilities in a year that are
                                            in excess of your ability to deduct
                                            servicing fees and any other REMIC
                                            expenses. In addition, because of
                                            their special tax treatment, your
                                            after-tax yield on a REMIC residual
                                            interest security may be
                                            significantly less than that of a
                                            corporate bond with similar
                                            cash-flow characteristics and
                                            pre-tax yield. Transfers of REMIC
                                            residual interest securities are
                                            also restricted.


FASIT ownership securities are
subject to additional risk............      If you are a fully taxable domestic
                                            corporation that invests in any
                                            class of securities representing the
                                            "ownership interest" in a financial
                                            asset securitization investment
                                            trust (FASIT), you will be required
                                            to report as ordinary income your
                                            pro rata share of the FASIT's
                                            taxable income, whether or not you
                                            actually received any cash. Thus, as
                                            the holder of a FASIT ownership
                                            interest security, you could have
                                            taxable income and tax liabilities
                                            in a year that are in excess of your
                                            ability to deduct servicing fees and
                                            any other FASIT expenses. In
                                            addition, because of their special
                                            tax treatment, your after-tax yield
                                            on a FASIT ownership interest
                                            security may be significantly less
                                            than that of a corporate bond with
                                            similar cash-flow characteristics
                                            and pre-tax yield. Transfers of
                                            FASIT ownership interest securities
                                            are also restricted.


Book-entry registration may limit
your ability to sell securities and
delay your receipt of payments........      Limit on Liquidity of Securities.
                                            Securities issued in book-entry form
                                            may have only limited liquidity in
                                            the resale market, since investors
                                            may be unwilling to purchase
                                            securities for which they cannot
                                            obtain physical instruments.

                                            Limit on Ability to Transfer or
                                            Pledge. Transactions in book-entry
                                            securities can be effected only
                                            through The Depository Trust
                                            Company, its participating
                                            organizations, its indirect
                                            participants and certain banks. As a
                                            result, your ability to transfer or
                                            pledge securities issued in
                                            book-entry form may be limited.

                                            Delays in Distributions. You may
                                            experience some delay in the receipt
                                            of distributions on book-entry
                                            securities since the distributions
                                            will be forwarded by the trustee to
                                            DTC for DTC to credit to the
                                            accounts of its participants. In
                                            turn, these participants will credit
                                            the distributions to your account
                                            either directly or indirectly
                                            through indirect participants.

Ratings of the securities do not
address all investment risks and must
be viewed with caution................      Any class of securities issued under
                                            this prospectus and the accompanying
                                            prospectus supplement will be rated
                                            in one of the four highest rating
                                            categories of a nationally
                                            recognized rating agency. A rating
                                            is based on the adequacy of the
                                            value of the trust fund assets and
                                            any credit enhancement for that
                                            class and reflects the rating
                                            agency's assessment of the
                                            likelihood that holders of the class
                                            of securities will receive the
                                            payments to which they are entitled.
                                            A rating is not an assessment of the
                                            likelihood that principal
                                            prepayments on the underlying loans
                                            will be made, the degree to which
                                            the rate of prepayments might differ
                                            from that originally anticipated or
                                            the likelihood of an early
                                            termination of the securities. You
                                            should not view a rating as a
                                            recommendation
                                            to purchase, hold or sell securities
                                            because it does not address the
                                            market price or suitability of the
                                            securities for any particular
                                            investor.

                                            There is no assurance that any
                                            rating will remain in effect for any
                                            given period or that the rating
                                            agency will not lower or withdraw
                                            the rating in the future. The rating
                                            agency could lower or withdraw its
                                            rating due to:

                                              o  any decrease in the adequacy of
                                                 the value of the trust fund
                                                 assets or any related credit
                                                 enhancement, or

                                              o  an adverse change in the
                                                 financial or other condition of
                                                 a credit enhancement provider.

                          Description of the Securities

General

         Bear Stearns Asset Backed Securities I LLC, as depositor, will establish a trust fund for each series of its securities. A particular series of certificates will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

         Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the related servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

         Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the servicer of the loans will also enter into a servicing agreement.

         Each seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

         The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and of the indenture and servicing agreement, in the case of a series of notes, which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

         Each series of securities will consist of one or more classes which may be compound interest securities, variable interest securities, planned balance
(PAC) securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinated securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

         Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register. However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

         Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the servicer in the name of the trustee):

         o all payments with respect to the primary assets for that series (see, "--The Primary Assets and Their Valuation" below), together with reinvestment income thereon;

         o amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

         o amounts available pursuant to any other credit enhancement for the series.

         If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See "The Trust Funds--Collection and Distribution Accounts" in this prospectus.

The Primary Assets and Their Valuation

         The primary assets of each trust fund may include one or more pools of the following:

         o  Residential Loans,

         o  Home Equity Loans,

         o  Home Improvement Contracts,

         o  Manufactured Housing Contracts,

         o  Agency Securities, and

         o  Private Label Securities.

         When we use the term "loans" in this prospectus, we include Residential Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the "mortgaged properties."

         If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. Unless otherwise specified in the related prospectus supplement, the initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

Payments of Interest

         The securities of each class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related prospectus supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

         Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

Payments of Principal

         On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

Final Scheduled Distribution Date

         The final scheduled distribution date with respect to each class of a series of notes is the date no later than which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

         Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, unless otherwise specified in the related prospectus supplement, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See "--Weighted Average Lives of the Securities" below.

Special Redemption

         If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

Optional Redemption, Purchase or Termination

         The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement. Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. If specified in the prospectus supplement, in the event that a REMIC election has been made, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended.

         In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

Weighted Average Lives of the Securities

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related prospectus supplement, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

         There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

                                 The Trust Funds

General

         The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. Unless otherwise specified in the related prospectus supplement, the trust fund of each series will include assets purchased by the depositor from the seller composed of:

         o  the primary assets of the trust fund;

         o amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

         o any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

         o REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

         o the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

         The securities will be non-recourse obligations of the related trust fund. Unless the prospectus supplement indicates otherwise, the assets of the trust fund specified in the related prospectus supplement will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

         The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

         If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

         Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

         o to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

         o  to issue the related securities,

         o  to make payments and distributions on the securities, and

         o  to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

         Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

The Loans

         General. Loans in each trust fund may consist of Residential Loans, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be either "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

         In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

         o  Interest may be payable at

            -  a fixed rate,

            - a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

            - a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

            -  a rate that otherwise varies from time to time, or

            - a rate that is convertible from an adjustable rate to a fixed rate.

         Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

         o  Principal may be

            - payable on a level debt service basis to fully amortize the loan over its term,

            - calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

            -  nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

         o  Monthly payments of principal and interest may

            -  be fixed for the life of the loan,

            -  increase over a specified period of time or

            -  change from period to period.

         Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

         A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

         When we use the term "mortgaged property" in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term "properties" in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

         Home Equity Loans. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         The rate of prepayment on Home Equity Loans cannot be predicted. Home Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in this prospectus.

         Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

         o A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

         o A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.

         o  A borrower may fail to make the required periodic payment.

         o Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

         Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Unless otherwise specified in the related prospectus supplement, mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

         The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

         o a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

         o a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

         Home Improvement Contracts. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. Unless otherwise specified in the applicable prospectus supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

         Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

         The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

         Additional Information. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

         The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

         The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended.. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

         The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

         The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

         The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

         The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

         o  the aggregate unpaid principal balance of the loans;

         o the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

         o  the range and average principal balance of the loans;

         o the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;

         o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

         o the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;

         o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

         o the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;

         o the geographic distribution of any mortgaged properties securing the loans;

         o for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

         o  the lien priority of the loans;

         o  the delinquency status and year of origination of the loans;

         o whether the loans are closed-end loans and/or revolving credit line loans; and

         o in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

         The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

         If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, more general or approximate information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days after the initial issuance of the securities.

Private Label Securities

         General. Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (i.e., private mortgage-backed asset-backed securities) that include:

         o pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or

         o collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

         The Private Label Securities will previously have been

         o offered and distributed to the public pursuant to an effective registration statement, or

         o purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuer or its affiliate, whichever is later.

         Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

         The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

         The issuer Private Label Securities will be


         o a financial institution or other entity engaged generally in the business of lending,

         o a public agency or instrumentality of a state, local or federal government, or

         o a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

         If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

         Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

         The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

         Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

         Additional Information. If the primary assets of a trust fund include Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

         o the total approximate principal amount and type of the Private Label Securities to be included in the trust fund,

         o the maximum original term to stated maturity of the Private Label Securities,

         o the weighted average term to stated maturity of the Private Label Securities,

         o the pass-through or certificate rate or range of rates of the Private Label Securities,

         o the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

         o certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;

         o the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Securities, and

         o the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

         o the payment features of the underlying loans (i.e., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),

         o the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,

         o the servicing fee or range of servicing fees with respect to the underlying loans,

         o the minimum and maximum stated maturities of the underlying loans at origination,

         o  the lien priority of the underlying loans, and

         o the delinquency status and year of origination of the underlying loans.

         The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement. If information of the nature described above for the Private Label Securities is not known to the depositor at the time the securities are initially offered, more general or approximate information of a similar nature will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days of the initial issuance of the securities.

Agency Securities

         Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

         Section 306 (g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306 (g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

         Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

         The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

         If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

         Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

         Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

         Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

         o  fixed-rate level installment conventional mortgage loans,

         o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

         o  adjustable rate conventional mortgage loans, or

         o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

         Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a

Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

         Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

         Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

         Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

         Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

         Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Collection and Distribution Accounts

         A separate collection account will be established by the trustee, or by the servicer in the name of the trustee, for each series of securities for receipt of

         o the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,

         o all amounts received with respect to the primary assets of the related trust fund, and

         o unless otherwise specified in the related prospectus supplement, income earned on the foregoing amounts.

As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee will establish a separate distribution account for each series of securities. Unless otherwise specified in the related prospectus supplement, the trustee will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

         If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the total principal amount of the related securities, and in no case will the pre-funding period exceed one year. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

         If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

         o  the sum of

            o the amount of interest accrued on the securities of the series, and

            o if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

         o the amount of interest available from the primary assets in the trust fund.

         Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

                               Credit Enhancement

         If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below or any other form as may be specified in the related prospectus supplement. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

Subordinated Securities

         If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

Insurance Policies, Surety Bonds and Guaranties

         If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

         o maintaining timely payments or providing additional protection against losses on the trust fund assets;

         o  paying administrative expenses; or

         o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

Over-Collateralization

         If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

Other Insurance Policies

         If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

         Pool Insurance Policy. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

         Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

         o  the cost of repair or replacement of the property, and

         o upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

         If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

         Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Material Legal Aspects of the Loans" in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans, unless otherwise specified in the related prospectus supplement, and will not be restored.

Reserve Funds

         If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

         Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

         Amounts deposited into a reserve fund will be invested by the trustee in eligible investments maturing no later than the day specified in the related prospectus supplement.

Cross-Collateralization

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

         o the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or

         o the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

Minimum Principal Payment Agreement

         If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

Deposit Agreement

         If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

Financial Instruments

         If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

         o to convert the payments on some or all of the loans and Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

         o to provide payments if any index rises above or falls below specified levels; or

         o to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

         The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                               Servicing of Loans

General

         Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

Collection Procedures; Escrow Accounts

         The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

         o waive any assumption fee, late payment charge, or other charge in connection with a loan, and

         o to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

         If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

         Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

         o an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

         o an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, the funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

         Unless otherwise specified in the related prospectus supplement, the servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

         o all payments in respect of principal, including prepayments, on the primary assets;

         o all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

         o all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

         o  all Insurance Proceeds;

         o all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;

         o all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and

         o all repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller pursuant to the related agreement.

         Unless otherwise specified in the related prospectus supplement, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

         o to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of scheduled payments with respect to which the Advance was made;

         o to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

         o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

         o in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

         o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

         o to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

         o to make payments to the trustee of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

         o to clear and terminate the collection account pursuant to the related agreement.

         In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

Advances and Limitations on Advances

         The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

Maintenance of Insurance Policies and Other Servicing Procedures

         Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

         The standard hazard insurance policies covering properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of

         o the actual cash value (i.e., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and

         o such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

         Unless otherwise specified in the related prospectus supplement, coverage will be in an amount at least equal to the greater of

         o the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and

         o  the outstanding principal balance of the related loan.

Unless otherwise specified in the related prospectus supplement, the servicer will also maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

         Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

Realization upon Defaulted Loans

         The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

         o the restoration or foreclosure will increase the Liquidation Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

         o its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

         The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

Enforcement of Due-on-Sale Clauses

         Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the borrower, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable "due-on-sale" clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

         Except as otherwise provided in the related prospectus supplement, the servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

         Unless otherwise specified in the related prospectus supplement, the servicer will pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

         When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

         Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer's expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders. In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

         Unless otherwise specified in the related prospectus supplement, the rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.

Evidence as to Compliance

         If so specified in the related prospectus supplement, the applicable governing agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for such exceptions as the firm believes to be immaterial and any other exceptions set forth in the statement.

         If so specified in the related prospectus supplement, the applicable agreement will also provide for delivery to the trustee of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement throughout the preceding calendar year.

Certain Matters Regarding the Servicer

         The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

         If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Unless otherwise specified in the related prospectus supplement, the events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

         Unless otherwise specified in the prospectus supplement, the servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

         o  services similar loans in the ordinary course of its business;

         o  is reasonably satisfactory to the trustee;

         o has a net worth of not less than the amount specified in the prospectus supplement;

         o would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

         o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

         No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

         Except to the extent otherwise provided, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                 The Agreements

         The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

Assignment of Primary Assets

         General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date (except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

         Assignment of Mortgage Loans. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

         If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

         Assignment of Home Improvement Contracts. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of the assignment, the interest of holders in the Home Improvement Contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured Housing Contracts" in this prospectus.

         Assignment of Manufactured Housing Contracts. If specified in the related prospectus supplement, the depositor or the seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans -- The Home Improvement Contracts and the Manufactured Housing Contracts."

         Loan Schedule. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

         o  the original principal amount,

         o  its unpaid principal balance as of the cut-off date,

         o  the current interest rate,

         o  the current scheduled payment of principal and interest,

         o  the maturity date, if any, of the related note, and

         o if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

         Assignment of Agency and Private Label Securities. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label Securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See "The Trust Funds--Private Label Securities" in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

         o  the information contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

         o immediately prior to the conveyance of the Agency or Private Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities (subject to any retained interest),

         o there has been no other sale of the Agency or Private Label Securities, and

         o there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities (other than any retained interest).

         Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee (or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor or seller does not cure such defect within 90 days after the discovery of such defect (or within any other period specified in the related prospectus supplement) the depositor or seller will, not later than 90 days after the discovery of such defect (or within such any period specified in the related prospectus supplement), repurchase from the trustee the related primary asset or any property acquired in respect of the asset. Unless otherwise specified in the related prospectus supplement, the repurchase shall be effected at a price equal to the sum of:

         o  the lesser of

            o  the principal balance of the primary asset, and

            o  the trust fund's federal income tax basis in the primary asset;

plus

         o accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

However, the purchase price shall not be limited to the trust fund's federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

         If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

         Unless otherwise specified in the related prospectus supplement, any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

         o it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

         o it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

         o it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset,

         o it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution, and

         o if a REMIC election is made with respect to the trust fund, the qualifying substitute primary asset is a qualified replacement mortgage under Section 860G(a) of the Code.

         Unless otherwise provided in the related prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

         The depositor or another entity will make representations and warranties with respect to primary assets for each series. If the depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

         The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or seller of the non-conforming primary assets. See "Risk Factors--Only the assets of the related trust fund are available to pay your certificates" in this prospectus.

         No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

Reports to Holders

         The applicable trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

         o the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

         o the amount of interest distributed to holders of the related securities and the current interest on the securities;

         o the amount of any overdue accrued interest included in such distribution, any remaining overdue accrued interest with respect to the securities, or any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

         o the amount of any overdue payments of scheduled principal included in the distribution, any remaining overdue principal amounts with respect to the securities, any current shortfall in receipt of scheduled principal payments on the related primary assets, or any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the securities;

         o the amount received under any related credit enhancement, and the remaining amount available under the credit enhancement;

         o the amount of any delinquencies with respect to payments on the related primary assets;

         o the book value of any REO property acquired by the related trust fund; and

         o  other information specified in the related agreement.

         In addition, within a reasonable period of time after the end of each calendar year, the applicable trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the calendar year:

         o the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and

         o the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.

         Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See "Servicing of Loans--Evidence as to Compliance" in this prospectus.

         If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee. The trustee will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

Events of Default; Rights upon Event of Default

         Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, "events of default under the pooling and servicing agreement for each series of certificates include:

         o any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

         o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

         So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee or holders of securities of the series having not less than 51% of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

         In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

         During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than 51% of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

         Indenture. Unless otherwise specified in the related prospectus supplement, "events of default" under the indenture for each series of notes include:

         o a default for thirty (30) days or more in the payment of any principal of or interest on any note of the series;

         o failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

         o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty
            (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

         o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and

         o any other event of default specified with respect to notes of that series.

         If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

         If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or more), unless:

         o the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or

         o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

         o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the total amount of the then-outstanding notes of the series.

         In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         Unless otherwise specified in the related prospectus supplement, in the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

         Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

The Trustees

         The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

Duties of Trustees

         No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

         Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustees

         Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

         o if the trustee ceases to be eligible to continue as such under the related agreement, or

         o  if the trustee becomes insolvent, or

         o the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

Amendment of Agreement

         Unless otherwise specified in the prospectus supplement, the Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

         o  to cure any ambiguity,

         o to correct any defective provisions or to correct or supplement any provision in the agreement,

         o to add to the duties of the depositor, the applicable trustee or the servicer,

         o to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,

         o to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the seller, the servicer or any trustee is obligated to maintain or improve the rating), or

         o  to comply with any requirements imposed by the Code.

In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. Unless otherwise specified in the prospectus supplement, an amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

         Unless otherwise specified in the prospectus supplement, each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than 66 2/3% of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, 66 2/3% of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

         o reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or

         o reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

Voting Rights

         The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

List of Holders

         Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

         No agreement will provide for the holding of any annual or other meeting of holders.

Book-Entry Securities

         If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered "Holders" under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

REMIC Administrator

         For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

Termination

         Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" in this prospectus.

         Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

         In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

                       Material Legal Aspects of the Loans

         The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.

Mortgages

         The Residential Loans and Home Equity Loans for a series will, and the Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as "mortgage loans." The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure on Mortgages

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Environmental Risks

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

         Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

         A regulation promulgated by the U.S. Environmental Protection Agency
(EPA) in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C. Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

         On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

         Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

         o exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

         o exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

ACA also specifies certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

         ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

         ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home Improvement Contracts.

         If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

Rights of Redemption

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgages

         The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the security holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

         In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The Federal Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Due-on-Sale Clauses in Mortgage Loans

         Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

Enforceability of Prepayment and Late Payment Fees

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

         Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The Home Improvement Contracts and the Manufactured Housing Contracts

         General

         The Home Improvement Contracts and Manufactured Housing Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

         Security Interests in Home Improvements

         A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         Enforcement of Security Interest in Home Improvements

         So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days' notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Security Interests in the Manufactured Homes

         The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

         In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

         Consumer Protection Laws

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Sales Contracts

         The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

         The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Civil Relief Act

         Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

         o are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred prior to the commencement of military service for the duration of military service, and

         o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

         o may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military service, the court may apply equitable principles accordingly.

If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

                                  The Depositor

         The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is
(212) 272-2000.

         The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Three of the depositor's Limited Liability Company Agreement limits the depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

                                 Use of Proceeds

         The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

         o  to purchase the primary assets of the related trust fund,

         o to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,

         o to establish any reserve funds described in the related prospectus supplement, and

         o to pay costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement.

         If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the seller in exchange for the primary assets.

                   Material Federal Income Tax Considerations

General

         The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of any one of Sidley Austin Brown & Wood LLP, Stroock & Stroock & Lavan LLP, Thacher Proffitt & Wood LLP or other tax counsel designated in the prospectus supplement as tax counsel to the depositor or the trust. This summary is based upon the provisions of the Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Code. Prospective investors should consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

         The federal income tax consequences to security holders will vary depending on whether

         o  the securities of a series are classified as indebtedness;

         o an election is made to treat the trust fund relating to a particular series of securities as a real estate mortgage investment conduit or REMIC under the Code;

         o the securities represent an ownership interest in some or all of the assets included in the trust fund for a series;

         o an election is made to treat the trust fund relating to a particular series of certificates as a partnership; or

         o an election is made to treat the trust fund relating to a particular series of securities as a financial asset securitization investment trust or FASIT under the Code.

         The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether one or more REMIC elections, if any, will be made with respect to the series.

Taxation of Debt Securities

         Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

         o securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and

         o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

         Interest and Acquisition Discount. In the opinion of tax counsel, securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's regular method of accounting. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

         In the opinion of tax counsel, "compound interest securities" (i.e., debt securities that permit all interest to accrue for more than one year before payments of interest are scheduled to begin) and certain of the other debt securities issued at a discount may be issued with "original issue discount" or OID. The following discussion is based in part on the OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

         In general, OID is the difference between the stated redemption price at maturity of a debt security and its issue price. In the opinion of tax counsel, a holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security.

         The stated redemption price at maturity of a debt security is the sum of all payments provided by the security other than "qualified stated interest" payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and constituting qualified stated interest. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments thereon will not be treated as qualified stated interest. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of
(i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

         Under the de minimis rule, OID on a debt security will generally be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant yield method. See "--Election to Treat All Interest as Original Issue Discount" below.

         In addition, under the OID Regulations, there is a special method for determining whether the original issue discount for a debt security that bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (e.g., a debt security with teaser rates or interest holidays) is de minimis. In that case, the original issue discount will be caused to be more than de minimis only if the greater of (x) the foregone interest on such debt security resulting from the teaser rate or interest holiday and (y) any "true" discount on such debt security (i.e., the excess of the debt security's stated principal amount over its issue price) exceeds the de minimis amount, then the stated interest on the debt security will be treated as OID rather than qualified stated interest.

         Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

         o  the interest is unconditionally payable at least annually,

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

         o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of compound interest securities, certain interest weighted securities, and certain of the other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

         The Internal Revenue Service issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the debt securities.

Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, trustee intends to base its computation on section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the original issue discount that accrued during the accrual period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security's issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

         Certain classes of the debt securities may be "pay-through securities," which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

         o  sum of

                  (a) the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

                  (b) the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

         o the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

         o the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

         o  events that have occurred before the end of the accrual period and

         o the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

         The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

         Certain classes of securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

         Effects of Defaults and Delinquencies. In the opinion of tax counsel, holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

         Interest Weighted Securities. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities" below.

         Variable Rate Debt Securities. In the opinion of tax counsel, in the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

         Market Discount. In the opinion of tax counsel, a purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

         o on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

         o in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         Premium. In the opinion of tax counsel, a holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium as interest, based on a constant yield method for debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Taxation of the REMIC and its Holders

         General. In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

         Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, in the opinion of tax counsel:

         o securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and

         o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of
            Section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets).

If less than 95% of the REMIC's assets consist of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC's assets are qualifying assets.

REMIC Expenses; Single Class REMICs

         As a general rule, in the opinion of tax counsel, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a "single class REMIC," however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a REMIC regular interest security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of

         o 3% of the excess of adjusted gross income over the applicable amount, or

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

         o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

         o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise specified in the related prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC residual interest securities.

Taxation of the REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of tax counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of Residual Interest Securities", would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

         Calculation of REMIC Income. In the opinion of tax counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

         o the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

         o deductions, including stated interest and original issue discount accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a REMIC residual interest security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed 2% of the holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, a REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by a REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through securities accrue OID (i.e., under the constant yield method taking into account the prepayment assumption). A REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See "--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that a REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax. A REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

         o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

         o subject to a limited exception, the sale or other disposition of a cash flow investment;

         o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

         o the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

         In the opinion of tax counsel, the holder of a certificate representing a REMIC residual interest will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

         In the opinion of tax counsel, the holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument.

         Limitation on Losses. In the opinion of tax counsel, the amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a REMIC residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders should consult their tax advisers with respect to such additional limitations.

         Distributions. In the opinion of tax counsel, distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder's adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.

         Sale or Exchange. In the opinion of tax counsel, the holder of a residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of sale or exchange. A holder's adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder. Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest security holder's adjusted basis in the newly acquired asset.

         Excess Inclusions. In the opinion of tax counsel, the portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors" below. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from residual interest securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual interest securities continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder.

         o First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

         o Second, the residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.

         o Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of

         o REMIC taxable income for the quarterly period allocable to a residual interest security,

over

         o the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day multiplied by (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, transfers of residual interest securities may be disregarded in certain circumstances. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organization" including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

         If a residual interest security is transferred to a disqualified organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity), that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         The REMIC Regulations disregard certain transfers of REMIC residual interests, in which case the transferor continues to be treated as the owner of the REMIC residual interests and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined in "Tax Treatment of Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The present value of the anticipated excess inclusions and the present value of the expected futures distributions are determined in the same manner as determined in connection with the transfer of a residual interest to a disqualified organization. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the non-economic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (iv) one of the two following tests is satisfied:

         (a) the "formula test":

                  the present value of the anticipated tax liabilities associated with the holding of the noneconomic residual interest will not exceed the sum of:

                  (1) the present value of any consideration given to the transferee to acquire the residual interest;

                  (2) the present value of the expected future distributions on the residual; and

                  (3) the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

         (b) the "asset test":

                  (1) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, excluding obligations of any related persons or any other asset if a principal purpose for holding or acquiring the other asset is to permit the transferee to satisfy the asset test.

                  (2) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust); the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer, and the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee; and

                  (3) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (including the consideration given to the transferee to acquire the nonecomonic residual interest in the REMIC), that the taxes associated with the residual interest will not be paid.

         For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

         Mark-to-Market Rules. A REMIC residual interest security acquired after January 3, 1995 cannot be marked-to-market.

Administrative Matters

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Inducement Fees

         Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income

         (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or

         (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

         If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of non-economic REMIC residual interests. Prospective purchasers of the non-economic REMIC residual interests should consult with their tax advisors regarding the effect of these proposed regulations

Tax Status as a Grantor Trust

         General. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then, in the opinion of tax counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. We refer to the securities of a series of this type as "pass-through securities". In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of "stripped securities", sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

         In the opinion of tax counsel, each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under section 162 or section 212 of the Code to the extent that such fees represent "reasonable" compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of:

         o 3% of the excess of adjusted gross income over the applicable amount, or

         o 80% of the amount of itemized deductions otherwise allowable for that taxable year.

         This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

         Discount or Premium on Pass-Through Securities. In the opinion of tax counsel, the holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities --Market Discount" and "--Premium" above.

         In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

         Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan's principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to stripped securities and other pass-through securities.

Under the cash flow bond method described above for pay-through securities, a prepayment assumption is used and periodic recalculations are made that take into account with respect to each accrual period the effect of prepayments during such period. However, the Tax Reform Act of 1986 does not, absent Treasury regulations, appear specifically to cover instruments such as stripped securities, which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for such securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to pass-through securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each loan underlying a security.

         Under certain circumstances, if the loans prepay at a rate faster than the prepayment assumption, the use of the cash flow bond method may accelerate the holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate the holder's recognition of income.

         In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

         Possible Alternative Characterizations. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

         o in certain series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

         o the non-interest weighted securities are subject to the contingent payment provisions of the regulations; or

         o each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

         o "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and

         o "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code.

Interest income attributable to pass-through securities and stripped securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

         Subject to the discussion below with respect to any trust fund as to which a partnership election is made, in the opinion of tax counsel, a holder's tax basis in a security is the price the holder pays for the security, increased by amounts of OID or market discount included in income, and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the Security is one year or less. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         In the case of a security held by a bank, thrift, or similar institution described in section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

         o the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over

         o the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

Miscellaneous Tax Aspects

         Backup Withholding. Subject to the discussion below with respect to any trust fund as to which a partnership election is made, a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. The current backup withholding rate is 28%. This withholding generally applies if the holder of a security:

         o fails to furnish the applicable trustee with its taxpayer identification number;

         o furnishes the applicable trustee an incorrect taxpayer identification number;

         o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

         o under certain circumstances, fails to provide the applicable trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

         Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The applicable trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

         Subject to the discussion below with respect to any trust fund as to which a partnership election is made, under the Code, unless interest (including
OID) paid on a security (other than a residual interest security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, in the opinion of tax counsel, interest will normally qualify as portfolio interest, and will be exempt from federal income tax. However, interest will not qualify as portfolio interest where:

         o the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or

         o the recipient is a controlled foreign corporation to which the issuer is a related person.

         For interest to qualify for the portfolio interest exemption from U.S. withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold U.S. tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-

8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

         Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC Regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions" above.

Tax Characterization of the Trust Fund as a Partnership

         Tax counsel is of the opinion that a trust fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the trust fund were taxable as a corporation for federal income tax purposes, in the opinion of tax counsel, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is, (except as otherwise provided in the related prospectus supplement,) of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not "indexed securities" or "strip notes." Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of tax counsel, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a note that is a "short-term note" (i.e., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

         Sale or Other Disposition. In the opinion of tax counsel, if a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. In the opinion of tax counsel, interest payments made (or accrued) to a noteholder who is a "foreign person" (i.e., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

         o is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code; and

         o provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.

If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the certificate, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the certificate and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the certificates. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to backup withhold from the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The current backup withholding rate is 28%.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

Tax Consequences to Holders of the Certificates

         Treatment of the Trust Fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

         Partnership Taxation. If the trust fund is a partnership, in the opinion of tax counsel, the trust fund will not be subject to federal income tax. Rather, in the opinion of tax counsel, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

         In the opinion of tax counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

         o the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

         o any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

         o prepayment premium payable to the certificateholders for that month; and

         o any other amounts of income payable to the certificateholders for that month.

         This allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, in the opinion of tax counsel, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, in the opinion of tax counsel, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

         In the opinion of tax counsel, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to the holder under the Code.

         In the opinion of tax counsel, an individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

         The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

         Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, in the opinion of tax counsel, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

         If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

         Section 708 Termination. In the opinion of tax counsel, under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued May 9, 1997 under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally, in the opinion of tax counsel, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

         Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

         o the name, address and taxpayer identification number of the nominee; and

         o as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

         In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 35% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. The current backup withholding rate is 28%.

                             Reportable Transactions

         Recent Treasury pronouncements directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the securities. There are pending in Congress legislative proposals that, if enacted, would impose significant penalties for failing to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that Bear Stearns and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to a transaction.

                            State Tax Considerations

         In addition to the federal income tax considerations described in this prospectus under "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                                FASIT Securities

         General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities effective on September 1, 1997. On February 4, 2000, the IRS and Treasury issued proposed Treasury regulations for FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT securities. With respect to each series of FASIT securities, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT securities will be classified as either FASIT "regular securities," which generally will be treated as debt for federal income tax purposes, or FASIT "ownership securities," which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series. The prospectus supplement for each series of securities will indicate whether one or more FASIT elections will be made for the series, and which securities of the series will be designated as regular securities, and which, if any, will be designated as ownership securities.

         Qualification as a FASIT. The trust fund underlying a series (or one or more designated pools of assets held in the trust fund) will qualify under the Code as a FASIT in which the FASIT regular securities and the FASIT ownership securities will constitute the "regular interests" and the "ownership interests," respectively, if

         o  a FASIT election is in effect,

         o certain tests concerning the composition of the FASIT's assets and the nature of the holders' interests in the FASIT are met on a continuing basis, and

         o the trust fund is not a regulated investment company or RIC as defined in section 851(a) of the Code.

         However, the qualification as a FASIT of any trust fund for which a FASIT election is made depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the qualification as a FASIT of any trust for which a FASIT election is made at any particular time after the issuance of securities by the trust.

         Asset Composition. In order for a trust fund (on one or more designated pools of assets held by a trust fund) to be eligible for FASIT status, substantially all of the assets of the trust fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter. Permitted assets include o cash or cash equivalents,

         o debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate,

         o  foreclosure property,

         o certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

         o contract rights to acquire qualifying debt instruments or qualifying hedging instruments,

         o  FASIT regular interests, and

         o  REMIC regular interests.

         o Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to the holder.

         Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT must meet certain requirements. All of the interests in a FASIT must belong to either

         o  one or more classes of regular interests or

         o a single class of ownership interest that is held by a fully taxable domestic corporation. In the case of series that include FASIT ownership securities, the ownership interest will be represented by the FASIT ownership securities.

         A FASIT interest generally qualifies as a regular interest if

         o  it is designated as a regular interest,

         o  it has a stated maturity no greater than thirty years,

         o  it entitles its holder to a specified principal amount,

         o the issue price of the interest does not exceed 125% of its stated principal amount,

         o the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

         o if it pays interest, such interest is payable either at a fixed rate with respect to the principal amount of the regular interest or at a permissible variable rate with respect to the principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Variable Rate Debt Securities" in this prospectus.

         If a FASIT security fails to meet one or more of the requirements set out in the third, fourth or fifth bullet in the preceding paragraph, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "high-yield interest." In addition, if a FASIT security fails to meet the requirements of the final bullet in the preceding paragraph, but the interest payable on the security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the security also will qualify as a high-yield interest. A high-yield interest may be held only by domestic corporations that are fully subject to corporate income tax, other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of high-yield interests are subject to limitations on offset of income derived from such interest. See "--Tax Treatment of FASIT Regular Securities" and "--Treatment of High-Yield Interests" below.

         Anti-Abuse Rule. Under proposed Treasury regulations, the IRS Commissioner may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

         Consequences of the Failure of the FASIT Trust to Qualify as a FASIT. If a FASIT trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, proposed Treasury regulations provide that its FASIT status would be lost for that year and the FASIT trust would be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT would be determined under general federal income tax principles. The holder of the FASIT ownership security would be treated as exchanging the assets of the former FASIT for an amount equal to their value and gain recognized would be treated as gain from a prohibited transaction that is subject to the 100% tax, without exception. Loss, if any, would be disallowed. In addition, the holder of the FASIT ownership security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each FASIT regular security outstanding immediately before the loss of FASIT status over its fair market value. If the holder of the FASIT ownership security has a continuing economic interest in the former FASIT, the characterization of this interest is determined under general federal income tax principles. Holders of FASIT regular securities are treated as exchanging their securities for interests in the new entity classification of the former FASIT, which classification is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the new entity classification of the former FASIT equals the basis in the FASIT regular security increased by any gain recognized on the exchange.

         Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT regular securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC regular securities. As in the case of holders of REMIC regular securities, holders of FASIT regular securities must report income from such securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT regular securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT regular security generally will be treated as ordinary income to the holder and a principal payment on the security will be treated as a return of capital to the extent that the holder's basis is allocable to that payment. Holders of FASIT regular securities issued with original issue discount or acquired with market discount or premium generally will be required to treat interest and principal payments on the securities in the same manner described for REMIC regular securities. See "Material Federal Income Tax Considerations--Taxation of Debt Securities," "--Market Discount," and "--Premium" in this prospectus. High-yield interests may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of high-yield interests are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

         If a FASIT regular security is sold or exchanged, the holder generally will recognize gain or loss upon the sale in the manner described above for securities other than REMIC regular interest securities. See "Material Federal Income Tax Considerations--Sale or Exchange" in this prospectus. In addition, if a FASIT regular security becomes wholly or partially worthless as a result of default and delinquencies of the underlying assets, the holder of the security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Effects of Default and Delinquencies" in this prospectus.

         FASIT regular securities held by a real estate investment trust or REIT will qualify as "real estate assets" within the meaning of section 856(c) (4)(A) of the Code, and interest on such securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code to the same extent that REMIC securities would be so considered. FASIT regular securities held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in section 7701(a)(19) of the Code to the same extent that REMIC securities would be so considered. See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Status as Real Property Loans" in this prospectus. In addition, FASIT regular securities held by a financial institution to which section 585 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. FASIT securities will not qualify as "government securities" for either REIT - or RIC
- qualification purposes.

         Treatment of High-Yield Interests. High-yield interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT security with losses. High-yield interests may be held only by eligible corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an eligible corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the high-yield interest.

         The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular security and that have the same features as high-yield interests.

         Tax Treatment of FASIT Ownership Securities. A FASIT ownership security represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT regular securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT ownership securities are subject to the same limitations on their ability to use losses to offset income from their FASIT security as are the holders of high-yield interests. See "FASIT Securities--Treatment of High-Yield Interests."

         Rules similar to the wash sale rules applicable to REMIC residual securities also will apply to FASIT ownership securities. Accordingly, losses on dispositions of a FASIT ownership security generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other FASIT ownership security or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool described in section 7701 of the Code that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT ownership security was required to be marked-to-market under section 475 of the Code by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

         The holder of a FASIT ownership security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration. Holders of FASIT securities will be subject to backup withholding to the same extent holders of REMIC securities would be subject. See "Certain Federal Income Tax Considerations--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT securities generally will be treated in the same manner as holders of REMIC securities.

         Under proposed Treasury regulations, if a non-U.S. Person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax, such as a partnership or a trust) a FASIT regular security and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the non-U.S. Person FASIT regular security holder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. Person or the United States branch of a non-U.S. Person and the non-U.S. Person FASIT regular security holder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

         Due to the complexity of the federal income tax rules applicable to holders and the considerable uncertainty that exists with respect to many aspects of those rules, potential investors should consult their own tax advisors regarding the tax treatment of the acquisition, ownership, and disposition of the securities.


                              ERISA Considerations

         The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related subclasses.

         ERISA and section 4975 of the Code impose requirements on employee benefit plans - and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested - and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and arrangements as "Plans." Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, or who renders investment advice for a fee, is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. Any such plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

         The United States Department of Labor (DOL) has issued final regulations under section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must

         o disclose certain specified information to investing Plan fiduciaries initially and on an annual basis;

         o allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest; and

         o give Plans written notice of "insurer-initiated amendments" 60 days before the amendments take effect.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest"), and impose additional prohibitions where parties in interest are fiduciaries with respect to a Plan. Certain parties in interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to section 4975 of the Code, or penalties imposed pursuant to section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

         The DOL has issued plan asset regulations defining what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

         Under the plan asset regulations, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the trust fund issues notes that are not treated as equity interests in the trust fund for purposes of the plan asset regulations, a Plan's investment in such notes would not cause the assets of the trust to be deemed Plan assets. However, the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter and the depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using Plan assets over which any of these parties (or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, a prospective purchaser should consult with counsel before purchasing a note using the assets of any Plan if the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter, the depositor or any of their affiliates

         o has investment or administrative discretion with respect to such Plan assets;

         o has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and will be based on the particular investment needs for the Plan; or

         o  is an employer maintaining or contributing to such Plan.

         In addition, the trust fund, any underwriter, the trustee or their affiliates might be considered or might become "parties in interest" with respect to a Plan. Also, any holder of certificates of the trust fund, because of its activities or the activities of its respective affiliates, may be deemed to be a "party in interest" with respect to certain Plans, including but not limited to Plans sponsored by the holder. In either case, whether nor not the assets of the trust are considered to be Plan assets, the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as:

         o Prohibited Transaction Class Exemption (PTCE) 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;"

         o PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

         o PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

         o PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

         o PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a global note, shall be deemed to represent) to the indenture trustee and the note registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

         The plan asset regulations provide that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, a publicly-offered security, as defined in the plan asset regulations, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to Title I of ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

         If no exception under the plan asset regulations applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust would be considered to be assets of the Plan. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment by a Plan in an equity interest issued by the trust might be a prohibited transaction under ERISA and subject to an excise tax under section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

         The DOL issued to Bear, Stearns & Co. Inc. ("Bear, Stearns") an individual underwriter exemption (Prohibited Transaction Exemption 90-30, 55 Fed. Reg. 21461 (1990)), which is set forth in Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002). It exempts from the application of certain of the prohibited transaction rules transactions relating to the acquisition, sale and holding by Plans of certain asset-backed securities, including certificates issued by entities, including trusts, that hold certain types of receivables or obligations and with respect to which Bear, Stearns or certain of its affiliates, is the underwriter, or the manager or co-manager of an underwriting syndicate.

         The underwriter exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the securities or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

         o The acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party.

         o The rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the same trust fund, other than in the case of a "designated transaction" (as defined below).

         o The securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a designated transaction, four) highest generic rating categories from any of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's, a division of the McGraw-Hill Companies, Inc.

         o The trustee is not an affiliate of the depositor, the servicer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, the counterparty in a permitted notional principal transaction, or any of their respective affiliates (together with the trustee and the underwriters, the "restricted group").

         o The sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting or placing such securities; the sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers' services under the pooling and servicing agreements and reimbursement of the servicers' reasonable expenses in connection therewith.

         o The Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         For purposes of the underwriter exemption, a "designated transaction" means a transaction in which the assets underlying the securities consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are fully secured by single-family residential, multi-family residential or commercial real property or leasehold interests in the foregoing.

         Moreover, the underwriter exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire securities in a trust containing receivables on which such person (or its affiliate) is an obligor; provided, that among other requirements:

         o the person (or its affiliate) is not an obligor with respect to more than 5% of the fair market value of the obligations or receivables contained in the trust;

         o the Plan is not a plan with respect to which any member of the restricted group is the "plan sponsor" (as defined in section 3(16)(B) of ERISA);

         o in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the restricted group;

         o a Plan's investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         The underwriter exemption also provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that utilize pre-funding accounts and that otherwise satisfy the requirements of the underwriter exemption. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month funding period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

         o The funding limit (i.e., the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered) must not exceed 25%.

         o All the additional obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided, that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding securityholders or by a rating agency.

         o The transfer of additional obligations to the trust during the funding period must not result in the securities to be covered by the underwriter exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

         o Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

         o In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust fund:

         1. the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

         2. an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

         o The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

         o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

         o  The related prospectus or prospectus supplement must describe:

         1. any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

         2. the duration of the period of pre-funding;

         3. the percentage and/or dollar amount of the funding limit for the trust; and

         4. that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to securityholders as repayments of principal.

         o The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

         The underwriter exemption also permits Plans to purchase securities, including subordinated securities underwritten by Bear, Stearns, rated in any of the four highest ratings categories (provided that all other requirements of the underwriter exemption are met).

         In general, neither PTCE 83-1, which exempts certain transactions involving Plan investments in mortgage trusts, nor the underwriter exemption applies to a trust which contains unsecured obligations. However, under the underwriter exemption, residential and home equity loan receivables issued in designated transactions may be less than fully secured if:

         o the rights and interests evidenced by the securities issued in the designated transaction are not subordinated to the rights and interests evidenced by other securities of the same trust fund,

         o the securities have received a rating at the time of acquisition that is in one of the two highest generic rating categories from a rating agency, and

         o the receivables are secured by collateral whose fair market value on the closing date of the designated transaction is at least 80% of the sum of the outstanding principal balance due under the receivable and the outstanding principal balance of any other receivable of higher priority which is secured by the same collateral.

Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the underwriter exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making an investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                  Legal Matters

         The legality of the securities of each series, including the material federal income tax consequences with respect to the securities, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York, Stroock & Stroock & Lavan LLP, New York, New York, Thacher Proffitt & Wood LLP, New York, New York or other counsel designated in the prospectus supplement.

                              Financial Information

         A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                              Available Information

         The depositor has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the registration statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

                Incorporation of Certain Information by Reference

         This prospectus incorporates by reference all documents and reports filed by the depositor, Bear Stearns Asset Backed Securities I LLC, with respect to a trust fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, telephone number (212) 272-2000. The depositor has determined that its financial statements are not material to the offering of any securities.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each trust fund, that file electronically with the SEC.

                                     Ratings

         It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

         Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency's assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long-term debt.

         The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                         Legal Investment Considerations

         Unless otherwise specified in the related prospectus supplement, the securities will not constitute "mortgage-related securities" within the meaning of the Secondary Market Mortgage Credit Enhancement Act of 1984, as amended. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                              Plan of Distribution

         The depositor may offer each series of securities through Bear, Stearns & Co. Inc. (BS&Co.) or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.

         This prospectus may be used, to the extent required, by BS&Co. in connection with offers and sales related to market-making transactions. BS&Co. may act as principal or agent in such transactions. Such transactions will be at prices related to the prevailing market prices at the time of sale.

                                Glossary of Terms

         Agency Securities. Mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

         Asset Value. Unless otherwise specified in the related prospectus supplement with respect to the primary assets in the trust fund, the product of the Asset Value percentage set forth in the related indenture multiplied by the lesser of

         o the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes and

         o  the then outstanding principal balance of the primary assets.

         Assumed Reinvestment Rate. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

         Home Equity Loans. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

         Home Improvement Contracts. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

         Insurance Proceeds. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

         Liquidation Proceeds. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

         OID Regulations. Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996.

         Manufactured Housing Contracts. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

         Private Label Securities. Private mortgage-backed securities, other than Agency Securities, backed or secured by underlying loans that may be Residential Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing Contracts.

         Residential Loans. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

         U.S. Person: Any of the following:

         o  a citizen or resident of the United States;

         o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

         o an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.



70165270

                                  $265,350,975
                                  (APPROXIMATE)




              BEAR STEARNS ASSET BACKED SECURITIES I TRUST 2004-AC2
                                     ISSUER


                   ASSET-BACKED CERTIFICATES, SERIES 2004-AC2


                            EMC MORTGAGE CORPORATION
                                     SELLER

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                 MASTER SERVICER

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR



                            BEAR, STEARNS & CO. INC.



       You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

       We are not offering the Series 2004-AC2 Asset-Backed Certificates in any state where the offer is not permitted.

       Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the certificates offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




                                 APRIL 28, 2004